                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

                               (Amendment No.2 )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement       [_]Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Section 240.14a-12

                                 VidaMed, Inc.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)Title of each class of securities to which transaction applies:

    (2)Aggregate number of securities to which transaction applies:

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    (4)Proposed maximum aggregate value of transaction:

    (5)Total fee paid:

[X]  Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

    (2)Form, Schedule or Registration Statement No.:

    (3)Filing Party:

    (4)Date Filed:

                                                               Preliminary Copy

[LOGO] VIDAMED LOGO

                             46107 Landing Parkway
                           Fremont, California 94538

                                                                         , 2002

Dear Stockholder:

   You are cordially invited to attend a special meeting of the stockholders of
VidaMed, Inc. to be held on          , 2002, at        local time, at
          .

   At this meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement entered into by VidaMed with Medtronic, Inc. and VidaMed Acquisition Corp., a wholly-owned subsidiary of Medtronic. The merger agreement provides for the merger of VidaMed Acquisition Corp. with and into VidaMed with VidaMed continuing as the surviving corporation.

   If the merger is completed, you will receive $7.91 in cash for each share of VidaMed common stock you own.

   The board of directors of VidaMed, with Medtronic's board designee, Michael
D. Ellwein, not participating in any meetings concerning, or voting on, the merger or the merger agreement because of his affiliation with Medtronic and Medtronic's interest in the transaction, unanimously approved the merger agreement. The board of directors determined that the merger is advisable and that the terms of the merger agreement and the merger are fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation). Therefore, the board of directors recommends that you vote in favor of the merger agreement.

   In private offerings in January and November 2000, VidaMed sold to a subsidiary of Medtronic an aggregate of 6,100,000 shares, or approximately 17% of VidaMed's outstanding common stock, and a warrant to purchase 1,590,000 shares, or approximately 4% of VidaMed's outstanding common stock (assuming exercise of the warrant). In connection with this investment, Mr. Ellwein was elected to VidaMed's board of directors as Medtronic's designee in March 2000. The 6,100,000 shares and warrant to purchase 1,590,000 shares were later transferred as a gift to The Medtronic Foundation.

   The attached notice of meeting and proxy statement describe the proposed merger and the merger agreement. We urge you to read these materials carefully.

   The merger is an important decision for VidaMed and its stockholders. Your vote is important. Whether you own a few or many shares of VidaMed stock, it is important that your shares be represented. Whether or not you plan to attend the special meeting, I urge you to vote by completing, dating, signing and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting.

                                          Sincerely,

                                          Randy D. Lindholm
                                          Chairman, President and Chief
                                            Executive Officer

Fremont, California

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.

  This proxy statement is dated          , 2002, and is first being mailed to
          VidaMed stockholders beginning on or about          , 2002.

[LOGO] VIDAMED LOGO
                             46107 Landing Parkway
                           Fremont, California 94538

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON          , 2002

                               -----------------

To the Stockholders of VidaMed, Inc.:

   A special meeting of stockholders of VidaMed, Inc., a Delaware corporation,
will be held on           ,          , 2002, at    a.m., local time, at the
                , for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of December 5, 2001 among VidaMed, Inc., Medtronic, Inc. and VidaMed Acquisition Corp.; and

    2. To transact any other business as may properly come before the meeting or any adjournment.

   Approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of VidaMed common stock entitled to vote at the special meeting. Only stockholders of record at the
close of business on          , 2002 will be entitled to notice of, and to vote
at, the special meeting and any adjournments. Stockholders are entitled to one vote for each share of VidaMed common stock held of record on that date.

   We have described the merger agreement and merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this proxy statement.

   If you do not vote in favor of adopting and approving the merger agreement, and you otherwise comply with the applicable statutory procedures of Section 262 of the Delaware General Corporation Law, you will be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger, and you will be entitled to receive, in lieu of the $7.91 merger consideration, payment in cash of the "fair value" of your shares of VidaMed common stock. A copy of these provisions is included as Appendix C to this proxy statement. We also refer you to the information included under the heading "Appraisal Rights" in this proxy statement.

   The board of directors of VidaMed is not aware of any matters other than that set forth in this Notice of Special Meeting of Stockholders that may be brought before the special meeting. If any other matters properly come before the special meeting, including a motion to adjourn the meeting for the purpose of soliciting additional proxies, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in their discretion, unless you withhold such authority, and except that shares represented by proxies that have been voted "against" the merger will not be used to vote "for" adjournment of the special meeting for the purpose of allowing additional time for soliciting additional votes "for" the merger.

   A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during
ordinary business hours from          , 2002 to          , 2002, at the offices
of VidaMed, Inc, 46107 Landing Parkway, Fremont, California 94538.

                                          By Order of the Board of Directors,

                                          Tom C. Thomas
                                          Secretary

         , 2002
Fremont, California

                               TABLE OF CONTENTS

                               -----------------


                                                                         Page
                                                                         ----

  Summary Term Sheet....................................................  1

  Questions and Answers about the Merger and the Special Meeting........  8

  Cautionary Statement Concerning Forward-Looking Statements............ 11

  Information Concerning the Special Meeting............................ 12

  Special Factors....................................................... 15

  The Merger Agreement.................................................. 43

  Appraisal Rights...................................................... 53

  Selected Historical Consolidated Financial Data....................... 57

  Pro Forma Financial Information....................................... 58

  Financial Projections................................................. 59

  Common Stock Market Price and Dividend Information.................... 62

  Other Common Stock Information........................................ 63

  Information Regarding VidaMed......................................... 65

  Security Ownership of Principal Stockholders and Management of VidaMed 70

  Information Regarding Medtronic and VidaMed Acquisition Corp.......... 72

  Stockholder Proposals for Annual Meeting.............................. 80

  Independent Auditors.................................................. 80

  Where You Can Find More Information................................... 81

  Documents Incorporated by Reference................................... 81


APPENDICES


Appendix A Agreement and Plan of Merger dated as of December 5, 2001 among VidaMed, Inc.,
             Medtronic, Inc. and VidaMed Acquisition Corp.

Appendix B Opinion of VidaMed's Financial Advisor

Appendix C Appraisal Rights--Section 262 of the Delaware General Corporation Law

                               -----------------

   Unless the context otherwise requires, the terms "we," "us," "our" and "VidaMed" in this proxy statement refer to VidaMed, Inc. and its subsidiaries. We refer to Medtronic, Inc. as "Medtronic" and VidaMed Acquisition Corp. as "Medtronic's merger subsidiary" in this proxy statement.

                              SUMMARY TERM SHEET

   This summary term sheet, together with the "Questions and Answers About the Merger and the Special Meeting" on the pages following this summary term sheet, highlight important selected information from this proxy statement relating to our proposed merger with Medtronic's merger subsidiary. This summary term sheet and the following question and answer section may not, however, contain all the information that is important to you. To more fully understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, including the information to which we have referred you, and all of the appendices before voting on the proposed merger agreement. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this summary term sheet.


The Companies (pages 65 and 72)


VidaMed, Inc.
46107 Landing Parkway
Fremont, California 94538
Telephone: (510) 492-4900

   . VidaMed designs, develops, and markets a minimally invasive treatment for the urological condition, benign prostatic hyperplasia, which is commonly referred to as enlarged prostate. Over one-half of men age 50 and older in the United States suffer from symptomatic enlarged prostate, which if left untreated, can lead to other adverse medical conditions, including incontinence. VidaMed's patented transurethral needle ablation, or TUNA, procedure is designed to provide a safe, cost effective and minimally invasive treatment for enlarged prostate and an alternative to drug therapy and major surgery. VidaMed's TUNA procedure delivers low-level radio frequency energy directly into the prostate, resulting in tissue shrinkage and subsequent alleviation of symptoms associated with enlarged prostate, with minimal patient discomfort or sensation of heat and allowing a patient to return quickly to a normal life style.

     VidaMed common stock is quoted on the Nasdaq SmallCap Market under the symbol "VIDA." VidaMed was organized as a California corporation in July 1992 and reincorporated in Delaware in June 1995.

Medtronic, Inc.
710 Medtronic Parkway, N.E.
Minneapolis, Minnesota 55432-5604
Telephone: (763) 514-4000

   . Medtronic is the world's leading medical technology company, providing lifelong solutions for people with chronic disease. Medtronic's primary products are used for bradycardia pacing, tachyarrhythmia management, atrial fibrillation, heart failure, coronary and peripheral vascular disease, minimally invasive cardiac surgery, heart valve replacement, extracorporeal cardiac support, spinal and neurosurgery, malignant and non-malignant pain, movement disorders, neurodegenerative disorders, medical systems for the treatment of diabetes, and ear, nose and throat surgery. Medtronic's businesses operate in four units that comprise one reportable segment, that of manufacturing and selling device-based medical therapies. The four units are: Cardiac Rhythm Management; Vascular; Cardiac Surgery; and Neurological, Spinal, Diabetes, and ENT.

     Medtronic's common stock trades on The New York Stock Exchange under the symbol "MDT." Medtronic was founded in 1949, incorporated in 1957 and today serves physicians, clinicians and patients in more than 120 countries worldwide. Medtronic is a Minnesota corporation.

VidaMed Acquisition Corp.
710 Medtronic Parkway, N.E.
Minneapolis, Minnesota 55432-5604
Telephone: (763) 514-4000

   . VidaMed Acquisition Corp. is a newly-formed Delaware corporation that is wholly-owned by Medtronic. VidaMed Acquisition Corp. was incorporated on December 3, 2001 in preparation for the proposed merger and has not conducted any business activities to date.


The Merger (page 43)


   . At the effective time of the merger, Medtronic's merger subsidiary will merge with and into VidaMed, and VidaMed will continue as the surviving corporation. The merger will occur according to the terms and conditions of the merger agreement, which is described in, and is attached to, this proxy statement as Appendix A. You should read the description of the merger agreement in this proxy statement under the heading "The Merger Agreement" and the merger agreement carefully.

   . If the merger is completed:

     . You will receive $7.91 in cash for each of your shares of VidaMed common stock outstanding at the time of the merger, unless you exercise and perfect your appraisal rights. This cash payment is referred to as the "merger consideration" in this proxy statement.

     . Holders of VidaMed stock options will receive for each outstanding option held at the time of the merger an amount in cash determined by multiplying (1) the excess, if any, of $7.91 over the exercise price per share of the option by (2) the number of shares subject to the option, less any amounts needed to pay any applicable withholding of income or payroll taxes. This cash payment is referred to as the "option consideration" in this proxy statement.

     . Holders of VidaMed warrants will receive for each outstanding warrant held at the time of the merger an amount in cash determined by multiplying (1) the excess of $7.91 over the exercise price per share of the warrant by (2) the number of shares subject to the warrant. This cash payment is referred to as the "warrant consideration" in this proxy statement.


Effects of the Merger (page 33)



   . As a result of the merger, which the parties are treating as a "going private" transaction under the U.S. federal securities laws because of Medtronic's relationship with VidaMed:


     . VidaMed will no longer be a public company but will be a wholly-owned, privately-held subsidiary of Medtronic;

     . VidaMed common stock will no longer be quoted on the Nasdaq SmallCap
       Market, price quotations will no longer be available and the registration of VidaMed common stock, and VidaMed's reporting obligations, under the Securities Exchange Act of 1934 will terminate;

     . you will no longer be a stockholder of or have any ownership interest in VidaMed, and therefore you will not be able to participate in any future earnings and growth of VidaMed, and benefit from any future increases in VidaMed's value; and

     . Medtronic will receive 100% of any future earnings and growth of VidaMed, and benefit from any future increases in VidaMed's value, but will also bear 100% of the risk of any future losses of VidaMed and any future decreases in VidaMed's value.

Vote Required (page 13)

   . The merger agreement must be approved by the holders of a majority of the shares of VidaMed common stock outstanding as of the record date of the special meeting.

   . The merger agreement is not subject to a vote of a majority of the "unaffiliated shares" of VidaMed common stock, which are shares that are not held by Medtronic, its subsidiaries or The Medtronic Foundation.


Recommendation of the Board of Directors (page 24)


   . VidaMed's board of directors (with Medtronic's board designee, Michael D.
     Ellwein, not participating in any meetings concerning, or voting on, the merger or the merger agreement) unanimously approved the merger agreement, and recommends that you vote to adopt it.

   . VidaMed's board of directors has determined that the merger is advisable and that the terms of the merger agreement, including the merger consideration of $7.91 per share, are fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation).

   . VidaMed's board of directors expressed no opinion as to the fairness of the merger to Medtronic, its subsidiaries and The Medtronic Foundation.


Reasons for the Merger (page 24)


   . In reaching its conclusion to approve and recommend the merger agreement, VidaMed's board of directors considered, among other factors, the following:

     . The per share merger consideration in relation to historical and market trading prices for VidaMed common stock and the fact that the merger consideration represents a premium of approximately 40% over the closing sale price for the VidaMed common stock on the day prior to the public announcement of the merger agreement.

     . The familiarity of the board of directors with the business, operations, financial condition, and prospects of VidaMed and general industry, economic and market conditions.

     . The process leading to the merger and the judgment of the board of directors and management, based upon discussions with another bidder that submitted a proposal to acquire VidaMed and negotiations with Medtronic, that the other bidder and Medtronic were the two third parties most likely to acquire VidaMed and the two parties most capable of paying, and most likely to pay, the highest price for the acquisition of VidaMed, and the board's belief that the merger consideration represented the highest price reasonably attainable for the shares of VidaMed common stock at this time.

     . The belief of the board of directors after going through the sale process that the urology industry, and in particular, the BPH market, would be consolidating and would become increasingly more competitive, and that in order to remain competitive, VidaMed would need to either combine with a larger, more diversified entity with greater resources or raise more capital to aggressively grow and expand its business, and the substantial risks involved in VidaMed attempting to raise more capital at this time, especially in light of its present size and the current and expected economic climate, including the current uncertainty of the equity markets.

     . The opinion of Banc of America Securities LLC that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to holders of VidaMed common stock (other than Medtronic and its affiliates), and the financial presentation of Banc of America Securities LLC in connection with that opinion.

     . The high likelihood that the merger would be completed in light of the fact that a subsidiary of Medtronic owned over 17% of the outstanding shares of VidaMed common stock, the experience, reputation and financial capabilities of Medtronic and the likelihood that regulatory and stockholder approval could be obtained. In January 2002, the Medtronic subsidiary holding the VidaMed shares representing approximately 17% of the outstanding shares of VidaMed transferred all of such shares as a gift to The Medtronic Foundation, a charitable private foundation of which Medtronic is the sole member.

     . The receipt by VidaMed of a $5 million loan from Medtronic upon execution of the merger agreement that would permit VidaMed to continue to operate its business in the ordinary course prior to the completion of the merger and the repayment terms of the promissory note evidencing this debt in the event the merger agreement is terminated.

     . The market capitalization of VidaMed, the minimal amount of analyst coverage for VidaMed common stock and the relatively low volume of trading in its common stock on the Nasdaq SmallCap Market.

     . The fact that the merger agreement must be submitted to VidaMed stockholders for approval, which allows for an informed vote of the stockholders on the merits of the transaction, and may be terminated in the event this approval is not obtained, and the fact that appraisal rights are available under Section 262 of the Delaware law.

     . The fact that the merger consideration will consist entirely of cash and therefore will not be subject to any market risk.

     . The terms and conditions of the merger agreement, including provisions that permit VidaMed to terminate the merger agreement to accept a superior proposal.

 . VidaMed's board of directors also identified and considered a number of uncertainties, risks and negative factors in its deliberations concerning the merger, including the following:

   . Following the merger, VidaMed stockholders will cease to participate in any future earnings and growth of VidaMed and will cease to benefit from any future increases in the value of VidaMed. In this regard, the board of directors also considered that if management's base case or accelerated case financial projections prepared in connection with the proposed merger are realized, VidaMed common stock could increase in value.

   . VidaMed stockholders may recognize a taxable gain upon completion of the merger if and to the extent the amount of cash they receive in the merger exceeds their tax basis in their shares of VidaMed common stock.

   . The possibility that the merger may not be completed and the effect of an abandoned merger on VidaMed's sales and operating results, and its ability to attract and retain new customers and attract and retain key sales, marketing, technical, and management personnel.

   . The risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of VidaMed by, among other things, diverting management and other resources of VidaMed from its day to day business and the risk that key personnel may choose not to remain employed with VidaMed after the merger.

   . The fact that, if VidaMed were to exercise its right to terminate the merger agreement in connection with the receipt of a superior proposal, a $13,040,000 termination fee would become payable by VidaMed to Medtronic which may prevent others from making an acquisition proposal that may be more advantageous to VidaMed stockholders.

   . The potential conflicts of interest of VidaMed's directors and officers in connection with the merger, as described in more detail in this proxy statement under the heading "--Interests of VidaMed's Directors and Officers in the Merger."

 . Despite this list of uncertainties, risks and negative factors, VidaMed's board of directors, nonetheless, concluded that the benefits of and the reasons for the merger outlined on the prior pages outweighed the uncertainties, risks and negative factors of the merger.


Opinion of VidaMed's Financial Advisor (page 28)


   . Banc of America Securities LLC delivered to the board of directors its written opinion, dated December 5, 2001, that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration paid in the merger was fair, from a financial point of view, to holders of VidaMed common stock (other than Medtronic and its affiliates).

   . This opinion is attached as Appendix B to this proxy statement. We encourage you to read this opinion carefully in its entirety.


Interests of VidaMed's Directors and Officers in the Merger (page 36)


   . In considering the recommendation of VidaMed's board of directors with respect to the merger agreement and the merger, you should be aware that some of VidaMed's directors and officers have interests in the merger or have certain relationships, including those referred to below, that may present actual or potential, or the appearance of actual or potential, conflicts of interest in the connection with the merger:

     . The Medtronic Foundation owns in the aggregate approximately 17% of VidaMed's outstanding common stock and Michael D. Ellwein is both a director of VidaMed and an officer of Medtronic;

     . excluding Michael D. Ellwein, VidaMed's directors and officers will be entitled to receive an aggregate of $534,229 in merger consideration and $16,907,851 in option consideration in the merger;

     . all of VidaMed's officers have severance agreements that will entitle them to benefits if they terminate their employment or are terminated without cause after the merger; and

     . some of VidaMed's officers will enter into employment or consulting agreements with VidaMed, which agreements will be effective upon completion of the merger.


Conditions to the Merger (page 49)


   . The obligations of VidaMed and Medtronic to complete the merger are subject to several conditions. For example,

     . the merger agreement must be approved and adopted by a majority of the outstanding shares of VidaMed common stock;

     . there must be no legal or judicial restraints or prohibitions preventing completion of the merger;

     . VidaMed's and Medtronic's representations and warranties in the merger agreement must be materially accurate;

     . VidaMed and Medtronic must have performed in all material respects all of their obligations under the merger agreement; and

     . the waiting period under the Hart-Scott-Rodino Improvements Act of 1976 must be expired or terminated.

   . If these conditions are satisfied, the merger should be completed within several days after the special meeting. If these conditions are not satisfied, VidaMed and/or Medtronic may be able to terminate the merger agreement.

   . After approval of the merger agreement by VidaMed stockholders, no amendment or waiver (including of any condition to the merger) can be made that alters the merger consideration to be received for VidaMed common stock or that would adversely affect the rights of VidaMed stockholders, without their further approval.


Termination of the Merger Agreement (page 50)


   . The merger agreement may be terminated before the merger is completed, whether before or after approval by VidaMed stockholders, upon the occurrence of specified events.


Termination Fee (page 51)


   . VidaMed has agreed to pay Medtronic a termination fee of $13,040,000 in the event the merger agreement is terminated under specific circumstances.


No Solicitation (page 47)


   . VidaMed has agreed that, except as required by its fiduciary duties to VidaMed stockholders or as otherwise permitted in the merger agreement, it and its officers, directors, employees, financial advisors, counsel, representatives and agents will not, directly or indirectly:

     . solicit, initiate, knowingly encourage or otherwise facilitate the making of an acquisition proposal, or offer or proposal by a third party other than Medtronic to acquire VidaMed;

     . engage in or knowingly encourage in any way negotiations or discussions concerning, or provide any confidential information regarding VidaMed to, any third party relating to an acquisition proposal or which it may reasonably be expected to lead to an acquisition proposal; or

     . agree to or endorse any acquisition proposal


Security Ownership of Management (page 70)


   . VidaMed's directors and executive officers and Medtronic have indicated that they, VidaMed's affiliates and The Medtronic Foundation intend to vote their shares of VidaMed common stock in favor of the merger agreement.

   . As a result of these indications, approximately 17% of VidaMed's outstanding common stock will be voted in favor of the merger agreement.


Appraisal Rights (page 53)


   . If you do not wish to accept the $7.91 merger consideration in the merger and you do not vote in favor of the merger agreement, you have the right under Delaware law to seek a judicial appraisal of your shares to determine the "fair value" of your shares, in lieu of the $7.91 merger consideration if the merger is completed.

   . We refer you to the information under the heading "Appraisal Rights" in this proxy statement and to the applicable Delaware statute attached as Appendix C to this proxy statement for information on how to exercise your appraisal rights. Failure to follow all of the steps required under Delaware law will result in the loss of your appraisal rights.

Source of Funds (page 41)


   . The amount of funds required to fund the payment of the merger consideration, the option consideration and warrant consideration is estimated to be $326 million, which Medtronic intends to obtain from its working capital.

   . The merger is not conditioned upon any financing arrangements.


Material U.S. Federal Income Tax Consequences (page 39)


   . For U.S. federal income tax purposes, you will be taxed on your receipt of the $7.91 in cash per share to the extent that the amount you receive exceeds your tax basis in your shares.

   . Because determining the tax consequences of the merger can be complicated, you should consult your tax advisor in order to understand fully how the merger will affect you.


Stockholder Lawsuits Challenging the Merger (page 42)


   . Five complaints have been filed in the Delaware Chancery Court against VidaMed, members of VidaMed's board of directors and Medtronic. These complaints purport to be filed by stockholders of VidaMed and include requests for declarations that the actions be maintained as class actions.

   . The complaints seek, among other things, injunctive relief and unspecified damages and fees of attorneys and experts. The complaints allege, among other things, that VidaMed's directors have breached their fiduciary duties owed to VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation) by, among other things, facilitating, through unfair procedures and without implementing an adequate sales process designed to maximize stockholder value, Medtronic's proposal to acquire VidaMed to the exclusion of others, for unfair and inadequate consideration.

   . VidaMed believes that the complaints are without merit and intends to vigorously contest the lawsuits.

Questions About the Merger

   . If you have more questions about the merger or would like additional copies of this proxy statement, you should contact:

                                 John F. Howe
                                 VidaMed, Inc.
                             46107 Landing Parkway
                           Fremont, California 94538
                                (510) 492-4947

   . The following pages present answers to some of the more commonly asked questions about the merger and the special meeting.

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        QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q: What is the proposed transaction?

A: Medtronic will acquire VidaMed through the merger of Medtronic's merger subsidiary with and into VidaMed. VidaMed will continue as the surviving corporation after the merger and will be a privately-held, wholly-owned subsidiary of Medtronic.

Q: What will I receive in the merger?

A: You will be entitled to receive $7.91 in cash for each share of VidaMed common stock you own at the effective time of the merger, unless you exercise and perfect your appraisal rights.

Q: What will happen to the market for VidaMed common stock after the merger?

A: At the effective time of the merger, trading in VidaMed common stock on the Nasdaq SmallCap Market will cease. Price quotations for VidaMed common stock will no longer be available and the registration of VidaMed common stock, and VidaMed's reporting obligations, under the Securities Exchange Act of 1934 will terminate.

Q: Why is the board of directors recommending that I vote in favor of the merger agreement?

A: VidaMed's board of directors has determined that the merger is advisable and that the terms of the merger agreement and the merger are fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation). Accordingly, the board of directors (with Medtronic's board designee, Michael D. Ellwein, not participating in any meetings concerning, or voting on, the merger or the merger agreement because of his affiliation with Medtronic and Medtronic's interest in the transaction) unanimously approved the merger agreement and recommends that you vote to approve and adopt it. For more information, we refer you to "Special Factors--Background of the Merger" and "--Recommendation of the Board of Directors and Reasons for the Merger."

Q: What will happen to my VidaMed stock options?

A: If you own options to purchase shares of VidaMed common stock at the effective time of the merger, you will be entitled to receive, for each option, an amount in cash determined by multiplying: (1) the excess, if any, of $7.91 over the per share exercise price of that option, by (2) the number of shares subject to that option. The amount you will receive, however, will be reduced to the extent of any federal and state income and payroll tax withholding that is due.

Q: What are the advantages and disadvantages of the merger to me?

A: One advantage of the merger to VidaMed stockholders is that you will receive an immediate cash premium for your shares of VidaMed common stock that you may not otherwise receive in the future. The merger consideration of $7.91 per share represents a 40% premium over the $5.67 closing sale price of VidaMed common stock on December 5, 2001, one day prior to the date the merger agreement was publicly announced. In addition, you will not bear the risk of any decrease in the value of VidaMed and you will be able to dispose of your VidaMed shares without incurring any brokerage fees. One disadvantage of the merger, however, is that you will not have the opportunity to participate in any future earnings and growth of VidaMed or any future increases in VidaMed's value.

Q: What are the tax consequences of the merger?

A: The exchange of your shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. For more information, we refer you to 'Special Factors--Material U.S. Federal Income Tax Considerations." We

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   encourage you to consult with your own tax advisor with any questions you may have on the tax consequences of the merger, especially if you own VidaMed stock options or warrants.

Q: When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. Assuming we obtain stockholder approval and any required antitrust clearance, we expect to complete the merger within several days after the special meeting.

Q: When and where is the special meeting?

A: The special meeting of stockholders will be held on           , 2002, at
     :00 a.m., local time, at            located at                 .

Q: Who can vote at the special meeting?

A: Stockholders as of the close of business on             , 2002.

Q: How many shares need to be represented at the meeting?

A: The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q: How do I vote?

A: You may vote by mail by completing and returning the enclosed proxy card or in person at the special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger agreement will have the effect of a vote "against" the merger agreement. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may revoke your proxy any time before the special meeting by:

   . giving written notice of your revocation to our Secretary;

   . filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or

   . attending the special meeting and voting in person.

Q: How many votes are required to approve and adopt the merger agreement?

A: Approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of VidaMed common stock outstanding as of
             , 2002. A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain will have the same effect as a vote "against" the merger agreement.

   All of VidaMed's directors and executive officers have indicated to us that they and their affiliates intend to vote their shares of VidaMed common stock in favor of the merger agreement. In addition, Medtronic has indicated to us that The Medtronic Foundation intends to vote its shares of VidaMed common stock in favor of the merger agreement. As a result of these indications, approximately 17% of outstanding VidaMed common stock will be voted in favor of the merger agreement. Accordingly, in excess of an additional 33% of outstanding VidaMed common stock must be voted in favor of the merger agreement for its approval.

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Q: What rights do I have if I oppose the proposed merger agreement?

A: If you oppose the proposed merger agreement and do not vote in favor of it and the merger is completed, you may dissent and seek appraisal of the fair value of your shares under Delaware law. You must, however, comply with all of the required procedures explained under the heading "Appraisal Rights" in this proxy statement and in Appendix C to this proxy statement.

Q: What happens if I sell my VidaMed shares before the special meeting?

A: The record date for the special meeting is earlier than the expected date of the merger. If you transfer your VidaMed shares after the record date, but before the effective time of the merger, you will retain your right to vote at the special meeting but the right to receive the $7.91 in cash per share will pass to the person to whom you transferred your shares.

Q: What do I need to do now?

A: If you do not plan to attend the special meeting, please complete, date and sign your proxy card and then mail it in the enclosed postage-paid envelope as soon as possible, so that your shares may be represented at the special meeting.

Q: Should I send in my VidaMed stock certificates now?

A: No. Soon after the merger is completed, the paying agent will send you written instructions explaining how to exchange your VidaMed stock certificates for cash.

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                        CAUTIONARY STATEMENT CONCERNING
                          FORWARD-LOOKING STATEMENTS

   This proxy statement and the documents to which we refer you and incorporate by reference into this proxy statement contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events, such as our future financial performance and our merger with Medtronic. Examples of forward-looking statements include statements regarding:

   . the future growth of our business and our revenue and earnings;

   . our ability to attain profitability;

   . the increasing market acceptance of our TUNA system;

   . the anticipated timing of the completion of the merger;

   . the effects of the merger once completed; and

   . the impact or outcome of our pending stockholder litigation.

   You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

   . changes in economic and market conditions;

   . risks relating to the rate of adoption of the TUNA procedure by the medical community;

   . the impact of competitive treatments, products and pricing;

   . the development and effectiveness of VidaMed's sales organization and marketing efforts;

   . the scope and level of reimbursement coverage of the TUNA procedure by Medicare and other payors;

   . the ability of VidaMed and Medtronic to fulfill their obligations under the merger agreement; and

   . other factors we have identified in our periodic reports and other filings made with the SEC.

   These and other factors may cause our actual results to differ materially from any forward-looking statement.

   Forward-looking statements are only predictions. You should not place undue reliance on forward-looking statements, which reflect management's view only as of the date of this proxy statement. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

   There is no safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 in connection with a going-private transaction, such as the merger. As a result, the documents to which we refer you and incorporate by reference into this proxy statement are incorporated exclusive of the language claiming the safe harbor.

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                  INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

   This proxy statement is furnished in connection with the solicitation of proxies by VidaMed's board of directors for a special meeting of stockholders
to be held on     ,      , 2002, at   :00 a.m., local time, at the           .

Purpose

   At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement. A copy of the merger agreement is attached as Appendix A to this proxy statement.

   The board of directors of VidaMed has unanimously determined that the merger is advisable and that the terms of the merger agreement are fair to and in the best interests of VidaMed and its stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation) and has unanimously approved the merger agreement and the merger (with Medtronic's board designee, Michael D. Ellwein, not participating in any meetings concerning, or voting on, the merger or the merger agreement because of his affiliation with Medtronic and Medtronic's interest in the transaction). Accordingly, the board of directors recommends that you vote "for" adoption of the merger agreement.

   In considering the recommendation of VidaMed's board of directors, you should be aware that, as discussed in more detail under the heading "Special Factors--Interests of VidaMed's Directors and Officers in the Merger," some of VidaMed's directors and officers have interests in the merger or have certain relationships that may present actual or potential, or the appearance of actual or potential, conflicts of interest in the connection with the merger.

   To review the background and reasons for the merger in greater detail, we refer you to the information under the heading "Special Factors--Background of the Merger" and "--Recommendation of the Board of Directors and Reasons for the Merger."

   You may be asked to consider other matters that may properly come before the special meeting and any postponements or adjournments of the meeting. It is not anticipated that any other matters will be brought before the special meeting. If other matters should properly come before the special meeting, however, the holders of proxies solicited hereby will vote on such matters in their discretion, unless you withhold such authority. These matters may include an adjournment or postponement of the special meeting from time to time if VidaMed's board of directors so determines. If any adjournment or postponement is made and the adjournment proposal has been approved, we may solicit additional proxies during the adjournment period. Please note, however, that proxies received which vote against the merger will not be voted for adjournment of the meeting for the purpose of continuing to solicit proxies to approve the merger.

Record Date; Stockholders Entitled to Vote

   We have fixed the close of business on         , 2002 as the record date for
the determination of stockholders entitled to notice of, and to vote at, the
special meeting. As of that date, there were        shares of VidaMed common
stock outstanding and eligible to vote. Each share of VidaMed common stock is entitled to one vote on each matter to be voted on at the special meeting.

Quorum Requirement

   The presence at the special meeting, in person or by proxy, of a majority of shares of VidaMed common stock issued and outstanding and eligible to vote will constitute a quorum for the transaction of business at the special meeting. In general, shares of VidaMed common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter.

Vote Required

   Assuming a quorum is represented at the special meeting, either in person or by proxy, the proposal to approve and adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of VidaMed common stock outstanding as of the record date. The approval of the merger agreement is not subject to a vote of a majority of the "unaffiliated shares" of VidaMed common stock, which are shares that are not held by Medtronic, its subsidiaries or The Medtronic Foundation.

   Shares represented by a proxy card voted as abstaining on the proposed merger agreement will be treated as shares present and entitled to vote that were not cast in favor of the merger agreement, and thus will be counted as votes against the merger agreement.

Security Ownership of Management

   All of VidaMed's directors and executive officers have indicated to us that they and their affiliates intend to vote their shares of VidaMed common stock in favor of the merger agreement. In addition, Medtronic has indicated to us that The Medtronic Foundation intends to vote its shares of VidaMed common stock in favor of the merger agreement. As a result of these indications, approximately 17% of VidaMed common stock outstanding as of the record date of the special meeting will be voted in favor of approval and adoption of the merger agreement.

Broker Non-Votes

   Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. These brokers, however, are precluded from exercising their voting discretion with respect to the approval of non-routine matters, like approving and adopting the merger agreement. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against the merger agreement.

Proxies

   This proxy statement is being mailed to our stockholders beginning on or
about         , 2002 in connection with the solicitation of proxies by the board of directors for use at the special meeting.

   Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the board of directors, to mark, sign, date and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States.

   Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of the approval and adoption of the merger agreement.

   The board of directors recommends that you vote FOR the merger agreement.

Revocation of Proxies

   Any stockholder giving a proxy may revoke it at any time prior to its use at the special meeting by:

   . giving written notice of your revocation to the Secretary of VidaMed,

   . filing a duly executed proxy bearing a later date with the Secretary of VidaMed, or

   . appearing at the special meeting and voting in person.

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Proxy Solicitation Costs

   The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of VidaMed common stock will be borne by VidaMed. VidaMed's directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. VidaMed may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of VidaMed common stock.


   VidaMed has retained a proxy solicitation firm, D.F. King & Co., Inc., for assistance in connection with the solicitation of proxies for the special meeting. VidaMed anticipates that the costs it will incur will be approximately $6,000 plus reimbursement of reasonable out-of-pocket expenses.


Appraisal Rights

   Stockholders on the record date who do not vote in favor of the merger agreement, who file with VidaMed before the vote on the merger agreement a written notice of intent to demand the fair value of their shares and comply with the other statutory requirements of Section 262 of the Delaware General Corporation Law, will be entitled to appraisal rights. If you vote in favor of the merger agreement, you will waive your appraisal rights. A copy of the Delaware appraisal statute is attached as Appendix C to this proxy statement and is described in more detail in this proxy statement under the heading "Appraisal Rights."

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                                SPECIAL FACTORS

Background of the Merger

   The provisions of the merger agreement are the result of negotiations conducted among representatives of VidaMed and Medtronic and their respective legal and financial advisors. The following is a summary of the meetings, negotiations, material contacts and discussions between VidaMed and Medtronic that preceded the execution of the merger agreement, as well as any negotiations or material contacts with other third parties concerning an acquisition of or other business combination with VidaMed.

   Since its initial public offering in June 1995, VidaMed has regularly considered opportunities for acquisitions, joint ventures, distribution and licensing arrangements and other strategic transactions and has from time to time engaged in preliminary discussions and negotiations with other companies regarding these types of transactions, including Medtronic and another company in the medical device business, which we refer to in this proxy statement as the "other bidder."

   In late 1998 and early 1999, VidaMed engaged in preliminary discussions with the other bidder regarding the possibility of the other bidder acquiring VidaMed. In connection with these discussions, VidaMed and the other bidder entered into a confidentiality agreement. No agreement was reached with the other bidder, and these discussions were terminated in early 1999.

   On January 4, 2000, as part of a private placement by VidaMed of common stock and warrants for the purpose of raising additional capital, Medtronic purchased 5,300,000 shares of VidaMed common stock at a price of $1.73 per share. In connection with this purchase, Medtronic was also issued warrants to purchase an additional 1,590,000 shares of VidaMed common stock with an exercise price of $1.80 per share. On November 16, 2000, as part of additional capital raising efforts by VidaMed, Medtronic purchased an additional 800,000 shares of VidaMed common stock at a price of $2.00 per share. The terms of Medtronic's investments in these financings were the same as other investors, with the exception that Medtronic, as the largest investor in the January 2000 financing, was granted the right to designate one person to VidaMed's board of directors. See "--Relationship Between VidaMed and Medtronic" for a more complete description of these financing transactions.

   During the week of April 30, 2001, Randy D. Lindholm, VidaMed's Chairman, President and Chief Executive Officer, received a telephone call from a representative of the other bidder seeking an update on VidaMed's business and operations. The other bidder also indicated that it would be interested in meeting with Mr. Lindholm prior to the annual meeting of the American Urological Association on June 4, 2001. On May 15, 2001, VidaMed and the other bidder entered into a customary confidentiality agreement to permit them to exchange additional information concerning their respective businesses and operations.

   On May 10, 2001, VidaMed held its annual stockholders' meeting followed by its regularly scheduled board meeting. At this board meeting, Mr. Lindholm briefed the board members regarding his discussions with the other bidder. The board considered the fact that VidaMed had only recently launched its TUNA system for use in the office market, that sales into the office market were just beginning to ramp up, and that the other bidder's inquiries had to date focused only on an update on VidaMed's business and operations. The board therefore concluded that it would not be prudent to seek a sale of the company at that time, but did authorize Mr. Lindholm to continue to have discussions with the other bidder.

   On May 25, 2001, Mr. Lindholm met with representatives of the other bidder. At this meeting, the other bidder indicated that its strategy included growing its urological business and that it was interested in pursuing the possibility of a strategic relationship with VidaMed that could take a number of different forms. Mr. Lindholm indicated his concern that the other bidder had not seriously pursued the discussions that had taken place in early 1999. The representatives of the other bidder assured Mr. Lindholm that new management was in place at the other bidder and that they were committed to pursuing these discussions.

   On June 4, 2001, Mr. Lindholm had discussions with representatives of the other bidder at the annual meeting of the American Urological Association. At the AUA annual meeting, Mr. Lindholm also engaged in a

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preliminary discussion with Martha Goldberg Aronson, Vice President and General
Manager, Functional Stimulation, of Medtronic. During this discussion, VidaMed and Medtronic entered into a customary confidentiality agreement and Mr. Lindholm then provided Ms. Aronson with a summary of VidaMed's current business and operations as well as its strategy for the office market.

   On June 19, 2001, Mr. Lindholm met with Ms. Aronson for the purpose of enabling her to view an office procedure using VidaMed's Precision TUNA system. On June 25-26, 2001, Mr. Lindholm met with representatives of the other bidder for the purpose of enabling them to view multiple procedures using the Precision system.

   On July 10, 2001, Mr. Lindholm, John F. Howe, VidaMed's Vice President, Finance and Chief Financial Officer, and Stephen J. Williams, VidaMed's Vice President, Operations and Chief Operating Officer, met with representatives of the other bidder at VidaMed's headquarters. At this meeting, the representatives of the other bidder conducted general due diligence regarding VidaMed and its business and operations as well as a more detailed investigation of VidaMed's financials, manufacturing and quality control. Following this meeting, VidaMed provided the other bidder with certain publications regarding the treatment of prostatitis using VidaMed's TUNA system, its revised budget for fiscal year 2001 and contact information regarding the manufacturer of the generators used in VidaMed's TUNA systems.

   On August 22, 2001, VidaMed held its regularly scheduled board meeting. At the meeting, Mr. Lindholm briefly updated the board regarding the discussions with the other bidder and indicated that the discussions had not progressed beyond preliminary information gathering regarding VidaMed's business.

   On August 24, 2001, VidaMed provided Medtronic with a physician referral list as well as analysts reports from two of VidaMed's analysts, pursuant to a request received from Ms. Aronson of Medtronic. Over the next two weeks, VidaMed provided to the other bidder more detailed information regarding VidaMed's office market strategy and quality controls pursuant to requests received from the other bidder.

   On September 18, 2001, Mr. Lindholm received a telephone call from senior management of the other bidder. During this call, the other bidder expressed significant concern regarding the amount of VidaMed common stock and warrants owned by Medtronic and the fact that Medtronic had a representative on VidaMed's board of directors. The other bidder also indicated a concern regarding how Medtronic might react to any kind of proposal by the other bidder. No expression of interest by the other bidder in any kind of strategic transaction was made at this time.

   On October 15, 2001, at the request of the other bidder, VidaMed provided the other bidder with additional physician referrals.

   On October 30, 2001, VidaMed held its quarterly conference call to discuss its third quarter results, and representatives of the other bidder listened in on the call. Following this call, the other bidder requested that VidaMed provide it with reports from VidaMed's analysts that had been revised to reflect VidaMed's third quarter results.

   VidaMed's regularly scheduled board meeting was held on November 8, 2001. Shortly before the meeting was to commence, Mr. Lindholm received telephone calls from senior management at the other bidder indicating that the other bidder was interested in making a proposal to acquire VidaMed. Upon being informed that VidaMed's board was meeting that morning, the other bidder faxed to Mr. Lindholm a letter setting forth its non-binding, preliminary proposal to acquire all of the fully diluted shares of VidaMed for an aggregate purchase price of $300 million, which would be payable 50% in the other bidder's common stock and 50% in cash. The acquisition was conditioned on satisfactory completion of due diligence, approval of the final terms and conditions by the other bidder's board of directors, negotiation of mutually satisfactory definitive agreements, including agreements with VidaMed's significant stockholders regarding their support of the transaction, and execution of appropriate employment or retention agreements with key employees. The preliminary proposal was made on the condition that its existence and contents would be kept strictly confidential and disclosure to any other parties, including any stockholders of VidaMed, would result in the immediate withdrawal of the proposal. The proposal also stated that other companies in the Urology market were available for purchase and therefore time was of the essence in responding. The proposal requested a response within five business days.

   All of the members of VidaMed's board were present at the board meeting on November 8th, with the exception of Michael D. Ellwein, Medtronic's representative on the board, who was unable to attend in person and would join the meeting by telephone later. Prior to the time Mr. Ellwein was scheduled to join the meeting by telephone, Mr. Lindholm informed the board that he had received a written preliminary proposal from the other bidder to acquire VidaMed. He indicated that this proposal had not been solicited and had been delivered to him shortly before the board meeting. At that point, a representative of Oppenheimer Wolff & Donnelly LLP, outside legal counsel to VidaMed, advised the members of the board that their fiduciary duties required that they carefully consider any bona fide acquisition proposal and act in an informed and deliberate manner. The board then engaged in a lengthy discussion of the other bidder's proposal. In the course of this discussion, the board discussed factors that might lead it to consider the possibility of a sale of the company, including the fact that VidaMed was basically a single product company, the benefits of integrating VidaMed's operations into a larger organization with greater resources and the potential entry of new competition. The board also discussed the factors that might lead it not to consider such a sale, including a failure to receive a fair price for the company, the fact that VidaMed was just beginning to build momentum in its business and was on the verge of reaching profitability and cash flow break even, VidaMed's limited cash and other resources to pursue such a sale and the distractions that such a process can entail. Following this discussion, the board authorized management to engage an investment banker to assist the board in analyzing the adequacy and financial aspects of the proposal.

   Mr. Ellwein then joined the meeting by telephone. Mr. Lindholm informed Mr. Ellwein that VidaMed had received a written proposal from a third party to acquire the company. Mr. Lindholm did not identify the third party or describe any of the terms of the third party's proposal to Mr. Ellwein, but indicated that the potential acquirer was credible, had the financial resources to complete the acquisition and had proposed a price that represented a premium over the current trading price of VidaMed's stock. Mr. Ellwein indicated that Medtronic would probably also be interested in submitting a proposal to acquire VidaMed. Mr. Ellwein then recused himself from the remainder of the board meeting and indicated his intention not to participate in any further board discussions regarding the acquisition of VidaMed.

   Following the board meeting, Mr. Lindholm engaged Banc of America Securities LLC to act as VidaMed's exclusive financial advisor in connection with considering the possible acquisition of VidaMed. Mr. Lindholm then contacted senior management of the other bidder and informed them that Mr. Ellwein had recused himself from the board meeting, that VidaMed had engaged Banc of America Securities as its financial advisor and Oppenheimer Wolff & Donnelly as its legal counsel for the transaction, and that the board would be evaluating the proposal and would respond within the five business day period requested in the proposal and more likely by the following Monday or Tuesday.

   On November 12, 2001, the VidaMed board convened by teleconference for the purpose of making a preliminary evaluation of the proposal by the other bidder. Prior to the meeting, Oppenheimer Wolff & Donnelly had provided the board with a summary of the board's fiduciary duties in connection with considering an acquisition of VidaMed, and Banc of America Securities had provided the board with a preliminary financial analysis of the other bidder's proposal. At the meeting, VidaMed management, legal counsel and financial advisors reviewed with the VidaMed board the other bidder's proposal. Oppenheimer Wolff & Donnelly reviewed with the VidaMed board their fiduciary duties.


   At the November 12th meeting, Banc of America Securities presented a preliminary review of the proposal. In the course of this review, representatives of Banc of America Securities summarized the implied offer price per share represented by the proposal (which was estimated to be approximately $7.39 per share) and the premium that such implied price represented to a recent closing price and the one-week, one-month, three-month and one-year average price per share of VidaMed common stock. They pointed out that this premium ranged from 32.4% to 57.8%. They also summarized, with respect to certain selected comparable publicly traded companies, the aggregate value of such companies as a multiple of estimated revenue for calendar years 2002 and 2003 as well as price to earnings multiples for such calendar years. They then compared this to the corresponding multiples for VidaMed as well as the implied transaction multiples based on the implied offer price. For purposes of this review, Banc of America Securities assumed that the $300 million aggregate purchase price proposed by the other bidder represented an estimated implied offer price per share of $7.39 per share. The estimated $7.39 per share was derived based on the aggregate purchase price proposed by the other bidder ($300 million), divided by the sum of: (a) the number of outstanding shares of VidaMed common stock and (b) the number of outstanding VidaMed options and warrants, using the treasury stock method which assumes that all in-the-money options and warrants are exercised and the proceeds from the exercise of the options and warrants are used to purchase VidaMed common stock on the open market for the treasury. After a lengthy discussion, the VidaMed board concluded that the proposal was attractive enough to enter into further discussions with the other bidder. Accordingly, the VidaMed board authorized management to proceed with due diligence and negotiations with the other bidder regarding the terms for such an acquisition and instructed Banc of America Securities to conduct further analysis of the adequacy of the proposal and the likelihood that the other bidder would be willing to increase its offer. The board also instructed Oppenheimer Wolff & Donnelly to prepare a draft of a merger agreement to be submitted to the other bidder's legal counsel as soon as possible.


   Banc of America Securities also provided the VidaMed board with a brief overview of five potential strategic partners, consisting of Medtronic, the other bidder and three other companies. The VidaMed board then engaged in a discussion of the likelihood that potential strategic partners other than the other bidder and Medtronic would be interested in entering into a transaction with VidaMed. In the course of this discussion, Mr. Lindholm indicated to the VidaMed board that two other companies, one of which was included in the group identified by Banc of America Securities, had engaged in very preliminary discussions with VidaMed over the prior six months but had never pursued matters further. In the course of this discussion, the board noted that one of these other potential strategic partners was in the process of acquiring another urology company and would likely not be interested in pursuing discussions with VidaMed for some time and that another of these strategic partners already owned a urology company with a competing product and was not likely to be interested. The board also noted that two other urology companies, neither of which were in the group identified by Banc of America Securities, did not have financial resources much greater than those of VidaMed and therefore did not represent viable strategic partners. As a result of this discussion, the VidaMed board concluded that the other bidder and Medtronic were the two companies most likely to be interested in acquiring VidaMed at this time and the two companies most capable of paying, and most likely to pay, the highest price.

   After the meeting on November 12, 2001, Mr. Lindholm called senior management of the other bidder and informed them that the VidaMed board had met and had authorized management to pursue due diligence and negotiations with the other bidder regarding the terms of an acquisition. Mr. Lindholm requested that the other bidder send VidaMed a list of the additional due diligence items that the other bidder needed to review, and over the next few days the parties discussed the timetable for completing the due diligence review and for distributing a draft of the merger agreement.

   On November 15, 2001, Medtronic delivered to Banc of America Securities a non-binding, expression of interest to acquire all of the outstanding equity of VidaMed at a share price ranging from $7.00 to $9.00 per share, which would be payable 100% in cash. The acquisition was conditioned upon satisfactory completion of due diligence and the negotiation of mutually satisfactory definitive agreements. Following receipt of the expression of interest, David Adams, Director, Corporate Development for Medtronic, provided VidaMed with a list of due diligence items that Medtronic would need to review.

   On November 16, 2001, Oppenheimer Wolff & Donnelly distributed a draft of a merger agreement to legal counsel for the other bidder. This draft merger agreement did not include an acquisition price but contemplated that VidaMed stockholders would be given the choice of receiving the acquisition consideration in the form of cash or other bidder stock, provided that no more than 50% of the aggregate merger consideration would be payable in cash. The board believed that this structure gave VidaMed stockholders the greatest flexibility. This draft also contained fiduciary out, break-up fee and termination provisions that the board believed were appropriate and consistent with their fiduciary duties.

   On November 19, 2001, the VidaMed board convened by teleconference for the purpose of making a preliminary evaluation of the indication of interest by Medtronic and updating the VidaMed board regarding the status of the negotiations with the other bidder. Prior to the meeting, Banc of America Securities provided the board with a preliminary financial analysis of Medtronic's indication of interest and a preliminary comparison of the indication of interest by Medtronic and the proposal by the other bidder. At this meeting, VidaMed management, legal counsel and financial advisors reviewed with the VidaMed board Medtronic's indication of interest and the comparison of Medtronic's indication of interest with the other bidder's proposal. Oppenheimer Wolff & Donnelly reviewed with the VidaMed board members their fiduciary duties in connection with considering Medtronic's indication of interest and summarized the principal terms of the draft of the merger agreement that would be used for both proposed transactions.

   At the November 19th meeting, Banc of America Securities compared the implied offer price of the other bidder (which continued to be estimated at approximately $7.39 per share) with the lowest and highest prices ($7.00 to $9.00 per share, respectively) in the price range proposed by Medtronic in its expression of interest. Representatives of Banc of America Securities noted that the price range proposed by Medtronic was a fairly wide range and that the low end of this range was below the implied offer price of the other bidder. They also noted the premium that the implied offer price of the other bidder, and the high end and low end of the price range of Medtronic, represented to a recent closing price and the one-week, one-month, three-month and one-year average price per share of VidaMed common stock. They pointed out that this premium ranged from 16.7% to 54.9% with respect to the implied offer price of the other bidder; from 10.6% to 46.8% for the low end of the Medtronic range; and from 42.2% to 88.7% for the high end of the Medtronic range. These representatives then summarized, with respect to certain selected comparable publicly traded companies, the aggregate value of such companies as a multiple of estimated revenue for calendar years 2001, 2002 and 2003 as well as price to earnings multiples for calendar years 2002 and 2003. They then compared this to the implied transaction multiples based on the implied offer price of the other bidder and the high end and low end of the Medtronic price range using both the preliminary base case and accelerated case projections prepared by VidaMed's management.


   These representatives next reviewed with the Board the accretion/dilution analysis prepared by Banc of America Securities with respect to both the proposal by the other bidder (at an implied acquisition price of $7.39 per share,assuming 50% of the merger consideration would be paid in cash and 50% in stock) and the Medtronic expression of interest (at an implied acquisition price ranging from $7.00 to $9.00 per share, assuming 100% of the merger consideration would be paid in cash). They pointed out that the dilution to Medtronic was less than the dilution to the other bidder. They also compared historical multiples paid in connection with selected recent acquisitions by the other bidder and Medtronic with the implied transaction multiples, based on the implied offer price of the other bidder and the high end and low end of the Medtronic price range. In addition, the Banc of America Securities representatives outlined for the board the preliminary discounted cash flow analysis of VidaMed prepared by Banc of America Securities based on preliminary base case and accelerated case projections, including the multiples and discount rates used. They then summarized the per share equity price ranges implied by this preliminary analysis.


   After discussion, the VidaMed board concluded that Medtronic's indication of interest was attractive enough to enter into further discussions with Medtronic. Accordingly, the VidaMed board authorized management to proceed with due diligence and negotiations with Medtronic regarding the terms for such an acquisition. The VidaMed board also instructed Oppenheimer Wolff & Donnelly to prepare a draft of a merger agreement to be submitted to Medtronic's legal counsel as soon as possible. Following the completion of the meeting, Oppenheimer Wolff & Donnelly distributed a draft of a merger agreement to legal counsel for

Medtronic. This draft merger agreement, which was consistent with the draft previously provided to the other bidder's legal counsel, did not include an acquisition price but contemplated that VidaMed stockholders would be given the choice of receiving the acquisition consideration in the form of cash or Medtronic stock, provided that no more than 50% of the aggregate merger consideration would be payable in cash.

   During November 20 and 21, 2001, legal, financial and accounting representatives of the other bidder commenced their due diligence investigation of VidaMed. On November 21, 2001, the other bidder's legal counsel delivered comments on the merger agreement to VidaMed's legal counsel. These comments, among other things, provided that no more than 50% of the aggregate merger consideration could be payable in the form of other bidder stock, made the receipt of support agreements from Medtronic and other significant stockholders a condition to the merger and revised the fiduciary out, break-up fee and termination provisions, as well as the terms of the $5 million loan to VidaMed, to make them significantly more onerous to VidaMed.

   On November 26, 2001, legal and financial representatives of Medtronic commenced their due diligence investigation of VidaMed and attended presentations by VidaMed management. These presentations consisted of a product, technology, market and intellectual property overview, the economic model and strategy for the office market, historical financial performance, performance against the 2001 operating plan, preliminary projections for 2003 and a research and development and clinical roadmap. These presentations were then followed by lengthy question and answer sessions.


   From November 27 through November 30, 2001, legal counsel for VidaMed and the other bidder exchanged additional comments and continued to negotiate the terms of the merger agreement. These negotiations focused on the structure and mechanism for the split between cash and stock, the timing of seeking support agreements from other VidaMed stockholders, the terms of certain provisions designed to discourage competing higher offers that VidaMed found objectionable, including the fiduciary out, break-up fee and termination provisions, and the terms of the loan to VidaMed. The other bidder was requiring VidaMed to obtain support agreements from other stockholders, including Medtronic, prior to or at the time the merger agreement would be executed; whereas, VidaMed expressed concern as to whether it would be able to obtain such support agreements at such time. The other bidder refused to give VidaMed's board of directors a right to terminate the agreement upon the exercise of the board's fiduciary out; whereas, VidaMed insisted upon such a right. The other bidder insisted upon a $15 million break-up fee that was payable upon termination of the merger agreement; whereas, VidaMed believed a $15 million break-up fee was too high and should be payable only upon the closing of an alternative transaction. The other bidder was only willing to provide the $5 million loan to VidaMed if the merger agreement was terminated or could have been terminated by the other bidder because of a breach by VidaMed or because VidaMed withdrew its recommendation of the merger; whereas, VidaMed desired to receive the $5 million loan upon execution of the merger agreement. During this time, representatives of the other bidder continued their due diligence review of VidaMed and attended presentations by VidaMed management. These presentations consisted of the same information as contained in the presentations to Medtronic.



   On November 29, 2001, Medtronic's legal counsel delivered comments on the merger agreement to VidaMed's legal counsel. These comments focused on operational covenants during the pendency of the acquisition, the fiduciary out, break-up fee and termination provisions and the terms of the loan and were more favorable to VidaMed than those proposed by legal counsel for the other bidder. While Medtronic insisted upon more restrictive operational covenants during the pendency of the acquisition than the other bidder, including greater restrictions on the ability of VidaMed to enter into or amend material contracts, Medtronic, unlike the other bidder, was willing to allow VidaMed's board of directors the right to terminate the agreement upon the exercise of the board's fiduciary out, was willing to compromise on the termination fee, which Medtronic had initially requested to be approximately $16.3 million, was not requiring VidaMed to obtain any support agreements from other stockholders, and was willing to loan VidaMed the $5 million upon execution of the merger agreement. On this date, Mr. Lindholm also updated the VidaMed board members on the status of the discussions with Medtronic and the negotiations with the other bidder.

   On November 30, 2001, Medtronic delivered to Banc of America Securities a formal written proposal to purchase the outstanding equity of VidaMed for an aggregate cash purchase price of $326 million. Medtronic also indicated in its proposal that it would be willing to consider changing the consideration to Medtronic stock if preferred by the VidaMed board. This proposal was contingent upon satisfactory completion of certain additional due diligence items. The written proposal made no mention of an exchange ratio collar in the event of a stock transaction. For purposes of comparing the proposal received by Medtronic and the proposal received by the other bidder, VidaMed's board of directors assumed that Medtronic's proposal would result in an implied offer price of approximately $8.00 per share. The estimated $8.00 implied offer price per share was derived based on the aggregate purchase price proposed Medtronic ($326 million), divided by the sum of: (a) the number of outstanding shares of VidaMed common stock and (b) the number of outstanding VidaMed options and warrants, using the treasury stock method which assumes that all in-the-money options and warrants are exercised and the proceeds from the exercise of the options and warrants are used to purchase VidaMed common stock on the open market for the treasury. On this date, VidaMed requested that the other bidder confirm its offer price and express it as a per share price, which it had not done previously. The other bidder then informed VidaMed that it would offer to purchase the outstanding equity of VidaMed for a price of $6.94 per share, payable 50% in the other bidder's common stock and 50% in cash. The other bidder did not provide VidaMed with any basis as to how the other bidder arrived at the $6.94 per share purchase price. At this point, Banc of America Securities informed senior management of the other bidder that VidaMed had received another acquisition proposal at a price significantly higher than that proposed by the other bidder. Senior management of the other bidder stated that the $6.94 per share price was a fair price and the highest price that they were willing to pay and that if VidaMed did not agree to the terms proposed by the other bidder in the merger agreement, including the delivery of support agreements and the terms of the fiduciary out, break-up fee, termination and loan provisions that VidaMed found objectionable, by midnight on that date, it would withdraw its proposal. VidaMed responded that those conditions were not acceptable, that the VidaMed board would be meeting on Saturday to consider both proposals and the VidaMed board would consider the other bidder's proposal on the terms most recently proposed. There was no further communication between VidaMed and the other bidder.



   On December 1, 2001, the VidaMed board convened by teleconference to discuss the two proposals, a summary comparison of which had been previously distributed to the board members. Representatives of management, Banc of America Securities and Oppenheimer Wolff and Donnelly summarized for the board the events of the prior day, including the deadline imposed by the other bidder. These representatives noted that no formal withdrawal of the offer from the other bidder had been received and that it was likely that the other bidder would still be willing to pursue an acquisition on the terms most recently proposed. Accordingly, these representatives stated that the board should consider both proposals in their deliberations. These representatives then reviewed the two proposals and noted that the estimated $8.00 per share offer price of the Medtronic proposal was significantly higher than the $6.94 per share offer price of the other bidder. The representatives noted that the other bidder's proposal consisted of 50% stock and 50% cash and that the Medtronic proposal consisted of 100% stock. The representatives noted that the other bidder was insisting upon a $15 million break-up fee that was payable upon termination of the merger agreement; whereas, Medtronic would likely agree to a $13 million break-up fee that was payable upon the closing of an alternative transaction, unless VidaMed's board of directors terminated the agreement upon exercise of its fiduciary out, in which case the fee would be payable upon termination of the merger agreement. The representatives noted that the other bidder refused to give VidaMed's board of directors the right to terminate the agreement upon the exercise of the board's fiduciary out; whereas, Medtronic did. The representatives noted that the other bidder was requiring VidaMed to obtain support agreements from other stockholders, including Medtronic; whereas, Medtronic was not requiring any support agreements. Finally, the representatives noted that the other bidder was only willing to provide the $5 million loan to VidaMed if the merger agreement was terminated or could have been terminated by the other bidder because of a breach by VidaMed or because VidaMed withdrew its recommendation of the merger; whereas, Medtronic was willing to provide the $5 million loan upon execution of the merger agreement. Based on these factors, the VidaMed board concluded that the Medtronic proposal was significantly more favorable to VidaMed and authorized management to proceed with negotiations with Medtronic for the purpose of finalizing the terms of the acquisition for presentation to the VidaMed board. The VidaMed board instructed management to inform Medtronic that VidaMed was interested in changing the form of consideration to Medtronic stock rather than cash. On December 1 and 2, 2001, management and legal representatives of VidaMed and Medtronic continued to negotiate the terms of the acquisition. These negotiations included the terms for a secured $5 million loan from Medtronic to VidaMed. From the beginning of the negotiations, the parties had been aware that such a loan was to be part of the transaction, but had refrained from negotiating any specific details relating to the loan before an agreement on the acquisition itself had been reached.

   On December 3, 2001, Medtronic agreed to change the form of consideration to Medtronic stock but stated that the merger would need to be structured with an asymmetrical "collar" that would provide for an exchange ratio of Medtronic stock to VidaMed stock that would float if Medtronic's stock price (as measured by the average price for the 10 trading days ending two days prior to closing) was within a range from 5% below the current market price to 15% above the current market price. At the time the collar was proposed, Medtronic's stock price was trading at about $47 per share. If Medtronic's stock price was within this range, VidaMed stockholders would receive Medtronic stock with an aggregate value of $326 million. If Medtronic's stock price fell below the low end of the range, the number of shares of Medtronic stock to be issued to the VidaMed stockholders would be fixed at the number determined by dividing $326 million by the low end of the range. If Medtronic's stock price rose above the high end of the range, the number of shares of Medtronic stock to be issued to the VidaMed stockholders would be fixed at the number determined by dividing $326 million by the high end of the range. Medtronic and VidaMed discussed the collar only in the general terms described above and did not fix actual prices for the low and high ends of the range. Because the collar fixed the number of shares to be issued at only 5% below the current market price, it protected Medtronic from the risk of being required to issue an increasing number of shares if its stock price fell. Medtronic was unwilling to use its stock as consideration for VidaMed without the proposed collar because it believed its stock price was low relative to historical trading prices and Medtronic's intrinsic value and wanted to avoid unacceptable dilution to existing shareholders.

   On December 3, 2001, the VidaMed board convened by teleconference to consider Medtronic's proposal. Representatives of management, Banc of America Securities and Oppenheimer Wolff & Donnelly reviewed withthe board the fact that Medtronic was insisting on the use of a collar if the consideration in the acquisition was to take the form of Medtronic stock and described the manner in which the collar would operate. Banc of America Securities pointed out that, because the collar being proposed by Medtronic was asymmetrical, it was more likely that the value to be received by VidaMed stockholders would fall rather than rise, depending on the performance of Medtronic's stock price. Based on the most recent closing price of Medtronic stock ($47.50), Banc of America Securities used, for purposes of discussion, a price range for the collar proposed by Medtronic of $45.00 to $55.00. As a result, the price of Medtronic stock would only need to fall by $2.50 per share before VidaMed stockholders would receive Medtronic shares with a value less than the value upon announcement. Conversely, the price of Medtronic stock would have to increase by $7.50 per share before VidaMed stockholders would receive shares with a value greater than the value upon announcement. The board expressed significant concern regarding the use of such a collar. The VidaMed board's concern centered on the fact that the collar proposed by Medtronic provided very little price protection to VidaMed stockholders should the price of Medtronic stock drop before completion of the merger but provided greater protection to Medtronic should the price increase prior to the completion of the merger. VidaMed's representatives informed the board that Medtronic was not willing to eliminate or change the terms of the collar. At this point, the board engaged in a discussion of the risks and benefits of structuring the acquisition as a stock-for-stock transaction with the type of collar proposed by Medtronic. In the course of this discussion, the board recognized the benefits of a stock-for-stock structure, including the ability to structure the acquisition as a tax-free transaction and the ability of VidaMed's stockholders to continue to participate in the future growth and earnings of the company as part of a larger organization, and weighed these benefits against the risks posed by the collar. After this discussion, the VidaMed board concluded that the use of such a collar was too risky to VidaMed stockholders and that the merger should therefore be converted back into a cash deal.

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

   Prior to the December 3rd meeting, Oppenheimer Wolff & Donnelly had provided the board with a detailed summary of the terms of the proposed merger agreement with Medtronic. At the meeting, a representative of Oppenheimer Wolff and Donnelly reviewed with the board this summary, which included the mechanism for exchanging VidaMed stock, options and warrants, the representations, warranties and covenants of VidaMed, the restrictions on the operations of VidaMed pending completion of the merger, the no-solicitation and fiduciary out provisions, the terms of the loan and the break-up fee and termination provisions. In the course of this review, the representative of Oppenheimer Wolff & Donnelly noted that this summary had been prepared on the assumption that the consideration for the acquisition would be Medtronic stock rather than cash and pointed out the differences that would result from changing the form of consideration to cash.

   Prior to the December 3rd meeting, Banc of America Securities had provided the board with a financial analysis of Medtronic's proposal. At the meeting, the representatives of Banc of America Securities reviewed this financial analysis with the board, noting that it had been prepared on the assumption that the form of the consideration would be Medtronic stock and pointing out the differences resulting from changing the form of consideration to cash. In the course of this review, these representatives summarized the implied offer price per share represented by the proposal (which continued to be estimated at approximately $8.00 per share) and the premium that such implied price represented to a recent closing price and the one-week, one-month, three-month and one-year average price per share of VidaMed common stock. They pointed out that this premium ranged from 37.5% to 62.8%. They also summarized, with respect to certain selected comparable publicly traded companies, the aggregate value of such companies as a multiple of estimated revenue for calendar years 2002 and 2003 as well as price to earnings multiples for the calendar year 2003. They then applied a range of multiples based on comparable company trading values and selected precedent acquisition transactions to the corresponding financial statistics for VidaMed, based on both the base case and accelerated case projections, to derive an implied share price, and compared that to the implied offer price. The Banc of America Securities representatives also outlined for the board a discounted cash flow analysis of VidaMed based on both the base case and accelerated case projections, including the multiples and discount rates used. They then summarized the per share equity price ranges implied by this analysis.

   On December 4, 2001, the Medtronic board of directors approved the cash merger, subject to final negotiations by senior management, and authorized Medtronic's officers to undertake all acts necessary or advisable to effect the Merger.


   On December 4 and 5, 2001, representatives of VidaMed and Medtronic finalized the terms of the merger agreement. The parties agreed that the aggregate purchase price would be $326 million, which would convert into $7.91 per share. The per share purchase price decreased from the estimated $8.00 per share to $7.91 per share as a result of an anti-dilution adjustment to outstanding warrants issued in connection with VidaMed's January 2000 private placement. In January 2000, VidaMed completed a private placement pursuant to which VidaMed sold an aggregate of 6,460,000 shares of VidaMed common stock and warrants to purchase 1,938,000 shares of VidaMed common stock. Under the terms of the warrants, the issuance by VidaMed of a security, including an option to an employee, at a per share purchase price of less than $1.73 would trigger an anti-dilution adjustment that would lower the exercise price of the warrants to the per share purchase price of the security issued. Because VidaMed granted zero-priced options to employees after the issuance of the warrants, the exercise price of the warrants was reduced to zero. The $8.00 per share assumed purchase price did not take into account this anti-dilution adjustment to the warrants because VidaMed did not believe the intent of the anti-dilution provision in the warrants was to result in such an adjustment. After negotiations with Medtronic on this point, VidaMed agreed that the anti-dilution provision in the warrant would be triggered and that the exercise price of the warrants would be reduced to zero. The $7.91 per share purchase price, which is based on the aggregate purchase price of $326 million, divided by the sum of: (a) the number of outstanding shares of VidaMed common stock and
(b) the number of outstanding VidaMed options and warrants, using the treasury stock method which assumes that all in-the-money options and warrants are exercised and the proceeds from the exercise of the options and warrants are used to purchase VidaMed common stock on the open market for the treasury, takes into account this anti-dilution adjustment and the reduced exercise price of the warrants.

   On December 5, 2001, the VidaMed board convened by teleconference to consider the merger agreement. Prior to the meeting, Oppenheimer Wolff & Donnelly provided the board with a revised summary of the terms of the merger agreement to reflect the change in consideration to cash and certain other final changes agreed to by the parties, and Banc of America Securities provided the VidaMed board with a financial analysis of the merger. At the meeting, Oppenheimer Wolff & Donnelly provided the VidaMed board with a detailed summary of the revised merger agreement, and advised the VidaMed board regarding the legal standards applicable to their consideration of the merger agreement. Banc of America Securities then provided the VidaMed board with their financial analysis of the proposed merger. Banc of America Securities delivered to the VidaMed board Banc of America Securities' oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated December 5, 2001, that, as of that date, and based on and subject to the assumptions, limitations and qualifications set forth in such written opinion, the $7.91 per share in cash to be received by VidaMed stockholders in the merger was fair, from a financial point of view, to VidaMed stockholders (other than Medtronic and its affiliates). After lengthy discussion of the terms of the merger agreement, including the price and the form of consideration, the VidaMed board determined that the merger was advisable and the terms of the merger agreement and the merger were fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation). The board unanimously, with Michael D. Ellwein recused and not present, approved the merger agreement and recommended that it be submitted to VidaMed stockholders for their approval.

   Later that evening, on December 5, 2001, VidaMed, Medtronic and Medtronic's merger subsidiary signed the merger agreement.

   On December 6, 2001, prior to the open of trading on the Nasdaq SmallCap Market, VidaMed and Medtronic each issued a press release announcing the execution of the merger agreement.

Recommendation of the Board of Directors and Reasons for the Merger

   In arriving at its determination that the merger is advisable and that the terms of the merger agreement and merger are fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation), the board of directors considered a number of factors, including without limitation, the following:

   . The per share merger consideration in relation to historical and market trading prices for VidaMed common stock and the fact that the merger consideration represents a premium of approximately:

     . 35.9% over the closing sale price of VidaMed common stock on November
       30, 2001;



     . 35.2% over the average closing sale price of VidaMed common stock for the one week period ending on November 30, 2001;

     . 36.6% over the average closing sale price of VidaMed common stock for the one month period ending on November 30, 2001;

     . 60.9% over the average closing sale price of VidaMed common stock for the three month period ending on November 30, 2001; and

     . 59.6% over the average closing sale price of VidaMed common stock for the one year period ending on November 30, 2001.

The board noted that the closing sale price of VidaMed common stock was lower on the day prior to the public announcement of the merger agreement than on November 30, 2001 and that the merger consideration represents a premium of approximately:

     . 39.5% over the closing sale price of VidaMed common stock on December 5, 2001, the day prior to the public announcement of the merger agreement;

     . 37.5% over the average closing sale price of VidaMed common stock for the one week period ending on December 5, 2001;

     . 35.3% over the average closing sale price of VidaMed common stock for the one month period ending on December 5, 2001;

     . 59.3% over the average closing sale price of VidaMed common stock for the three month period ending on December 5, 2001; and

     . 58.4% over the average closing sale price of VidaMed common stock for the one year period ending on December 5, 2001.

   . The familiarity of the board of directors with the business, operations, financial condition, and prospects of VidaMed and general industry, economic and market conditions, including the inherent risks and uncertainties in VidaMed's business, in each case on a historical, current and prospective basis.

   . The process leading to the merger and the judgment of VidaMed's board of directors and management, based upon discussions with the other bidder and negotiations with Medtronic, that the other bidder and Medtronic were the two third parties most likely to acquire VidaMed and the two parties most capable of paying, and most likely to pay, the highest price, and the board's belief that the merger consideration represented the highest price reasonably attainable for the shares of VidaMed common stock at this time.

   . The belief of the board of directors after going through the sale process that the urology industry, and in particular, the BPH market, would be consolidating and becoming increasingly more competitive, and that in order to remain competitive, VidaMed, as a single product company, would need either to combine with a larger, more diversified entity with greater resources or raise more capital to aggressively grow and expand its business, and the risks involved in VidaMed attempting to raise more capital at this time, especially in light of its present size and the current and expected economic climate, including the current uncertainty of the equity markets.

   . The opinion of Banc of America Securities LLC that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration provided for in the merger was fair, from a financial point of view, to holders of VidaMed common stock (other than Medtronic and its affiliates), and the financial presentation of Banc of America Securities LLC in connection with that opinion.

   . The high likelihood that the merger would be completed in light of the fact that a subsidiary of Medtronic owned approximately 17% of the outstanding shares of VidaMed common stock, the experience, reputation and financial capabilities of Medtronic and the likelihood that regulatory and stockholder approval could be obtained. In January 2002, the Medtronic subsidiary holding the VidaMed shares representing approximately 17% of the outstanding shares of VidaMed transferred all of such shares as a gift to The Medtronic Foundation, a charitable private foundation of which Medtronic is the sole member.

   . The receipt by VidaMed of a $5 million loan from Medtronic upon execution of the merger agreement that would permit VidaMed to continue to operate its business in the ordinary course prior to the completion of the merger and the repayment terms of the promissory note evidencing this debt in the event the merger agreement is terminated.

   . The market capitalization of VidaMed, the minimal amount of analyst coverage for VidaMed common stock and the relatively low volume of trading in its common stock on the Nasdaq SmallCap Market.

   . The fact that the merger agreement must be submitted to VidaMed stockholders for approval, which allows for an informed vote of the stockholders on the merits of the transaction, and that the merger agreement may be terminated in the event this approval is not obtained, and the fact that appraisal rights are available under Section 262 of the Delaware law.

   . The fact that the merger consideration to be received by VidaMed stockholders in the merger will consist entirely of cash, and therefore, will not be subject to any market risk associated with the price of VidaMed's or Medtronic's stock prior to the merger.

   . The terms and conditions of the merger agreement, including provisions that (a) permit VidaMed and its representatives to furnish information or data relating to VidaMed to, and participate in negotiations with, any third party making an unsolicited bona fide written acquisition proposal provided (i) the board of directors reasonably believes that such acquisition proposal may constitute a superior proposal and (ii) the failure of the board to take action would constitute a breach of the board's fiduciary duty to shareholders, and (b) permit VidaMed to terminate the merger agreement to accept a superior proposal, subject to
     (i) VidaMed intending to enter into a definitive agreement providing for the transactions contemplated by such superior proposal immediately following such termination, (ii) the board of directors having given Medtronic at least five business days prior written notice of its determination to terminate the merger agreement and having afforded Medtronic a reasonable opportunity within such five business day period to amend the merger agreement to be at least as favorable to VidaMed stockholders as the superior proposal and (iii) payment of a $13,040,000 termination fee.

   . While the termination fee provision of the merger agreement could tend to discourage alternative proposals for a business combination with VidaMed, the view of the board of directors and its financial advisor that this provision would not preclude bona fide alternative proposals and that the termination fee was a requirement to reaching an agreement with Medtronic and the amount of the termination fee was reasonable in light of the size and benefits of the merger.

   . The proposed structure of the merger and the fact that there is no financing condition to the merger or any condition based on due diligence or fluctuations in general or VidaMed common stock prices.

   . The recommendation of VidaMed's management with respect to the proposed transaction.

   VidaMed's board of directors also identified and considered a number of uncertainties, risks and negative factors in its deliberations concerning the merger, including the following:

   . Following the merger, VidaMed stockholders will cease to participate in any future earnings and growth of VidaMed and will cease to benefit from any future increases in the value of VidaMed. In this regard, the board of directors also considered that if management's base case or accelerated case financial projections prepared in connection with the proposed merger are realized, VidaMed common stock could increase in value.

   . VidaMed stockholders may recognize a taxable gain upon completion of the merger if and to the extent the amount of cash they receive in the merger exceeds their tax basis in their shares of VidaMed common stock.

   . The possibility that the merger may not be completed and the effect of an abandoned merger on VidaMed's sales and operating results, and its ability to attract and retain new customers and attract and retain key sales, marketing, technical, and management personnel.

   . The risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of VidaMed by, among other things, diverting management and other resources of VidaMed from its day to day business and the risk that key personnel may choose not to remain employed with VidaMed after the merger.

   . The fact that, if VidaMed were to exercise its right to terminate the merger agreement in connection with the receipt of a superior proposal, a $13,040,000 termination fee would become payable by VidaMed to Medtronic which may prevent others from making an acquisition proposal that may be more advantageous to VidaMed stockholders.

   . The potential conflicts of interest of VidaMed's directors and officers in connection with the merger, as described in more detail in this proxy statement under the heading "--Interests of VidaMed's Directors and Officers in the Merger."

   Despite this list of uncertainties, risks and negative factors, VidaMed's board of directors, nonetheless, concluded that the benefits of and the reasons for the merger outlined on the prior pages outweighed the uncertainties, risks and negative factors of the merger.

   The foregoing list of factors considered by VidaMed's board of directors is not intended to be exhaustive. The foregoing discussion addresses the material information and factors considered by VidaMed's board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it.

   In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to and did not specifically make assessments of, quantify or otherwise assign relative weights to all of the various factors and analyses considered in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors. The board of directors did, however, give special consideration to the premium to be paid by Medtronic in relation to current and historical market prices of VidaMed common stock. Although the per share merger consideration was in excess of current book value of VidaMed common stock, which was $0.24 per share as of September 30, 2001, the board of directors did not consider this factor particularly relevant.

   In determining whether to approve and recommend the merger agreement, the board of directors did not find it practicable to, and did not, appraise the assets of VidaMed to determine a liquidation value of VidaMed. The board of directors believes that VidaMed's liquidation value would likely be significantly lower than the valuation of VidaMed's business as a going concern, and as such would not provide a useful comparison for assessing the fairness of the merger consideration. In that regard, the board of directors noted that Banc of America Securities LLC, its financial advisor, had not considered liquidation value and had assessed the value of the business on the assumption that the business would continue as a going concern.

   The board of directors also did not consider the prices paid by Medtronic or any of its subsidiaries or any of VidaMed's affiliates in connection with purchases of VidaMed common stock during the last two fiscal years, because it did not believe that the prices of these purchases would provide a useful comparison since they were at then current market prices which are significantly below the merger consideration price.

   The board of directors considered the fact that the $7.91 price to be received by VidaMed stockholders in the merger exceeded or was close to the high end of the range for all of the valuation methodologies employed by Banc of America Securities, except the discounted cash flow analysis that assumed management's accelerated case financial projections, in which case the price was in the middle of the range.



   In concluding that the terms of the merger agreement and merger are fair to and in the best interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation), the board of directors was aware that the $7.91 price to be received by VidaMed stockholders in the merger represents a slight discount to $7.95, the highest sale price of VidaMed common stock during the prior 52 weeks. The board of directors, however, also noted that the $7.91 merger consideration represents a 395% premium to $2.00, the lowest sale price of VidaMed common stock during the prior 52 weeks.


   Despite the fact that the parties are treating the merger with Medtronic's merger subsidiary as a "going private" transaction under U.S. federal securities laws, the board of directors believes that sufficient procedural safeguards were present to ensure the fairness of the transaction and to permit the board of directors to effectively represent the interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation). The board of directors reached this conclusion in view of, among other things:


   . the fact that the other bidder initiated the sale process of VidaMed, not Medtronic;

   . the fact that Medtronic's board designee, Michael D. Ellwein, because of his affiliation with Medtronic and Medtronic's interest in the transaction, did not participate in or attend any board of directors meetings at which the merger agreement or merger was discussed and abstained from any vote on the merger agreement;

   . the fact that the board of directors unanimously approved the merger agreement (with Michael D. Ellwein recused and not present) and that all of the members of the board were disinterested in the transaction, since none of them has an interest in or will be directors or investors in VidaMed after the merger;

   . the negotiation by the board of directors with both Medtronic and the other bidder;

   . the fact that the board of directors engaged in extensive deliberations regarding the merger during the period from November 8, 2001 through December 5, 2001 and held seven meetings during this period;

   . the retention by the board of directors of a financial advisor and the receipt by the board of directors of an opinion from the financial advisor regarding the fairness from a financial point of view of the merger consideration to be received by VidaMed stockholders (other than Medtronic and its affiliates); and

   . the availability of appraisal rights under Delaware law for VidaMed stockholders who believe the terms of the merger are unfair.

   The board of directors noted that the merger agreement was approved by all of the directors of VidaMed who are not employees of VidaMed and that these non-employee directors believed that there was no need for them to (i) retain any additional unaffiliated representative to act on behalf of VidaMed's unaffiliated stockholders, (ii) require the approval of at least a majority of VidaMed's unaffiliated stockholders, (iii) grant to unaffiliated stockholders access to corporate files; or (iv) obtain counsel or appraisal services for unaffiliated stockholders at VidaMed's expense. The board took these factors into account in its assessment of the fairness of the transaction. The board determined that, in light of the factors described above, sufficient procedural safeguards were in place to ensure the fairness of the transaction.

Opinion of VidaMed's Financial Advisor

   On November 8, 2001, VidaMed retained Banc of America Securities LLC to act as its financial advisor in connection with the merger and to evaluate the fairness, from a financial point of view, to holders of VidaMed common stock of the merger consideration provided for in the merger. Banc of America Securities is an internationally recognized investment banking firm and regularly engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements and for estate, corporate and other purposes. VidaMed selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities' experience and expertise in transactions similar to the merger and its reputation in, and familiarity with, the healthcare industry.



   On December 5, 2001, at a meeting of VidaMed's board of directors held to evaluate the merger, Banc of America Securities delivered to VidaMed's board of directors its oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated December 5, 2001, that, as of that date, and based on and subject to the matters described in the opinion, the merger consideration provided for in the merger was fair, from a financial point of view, to holders of VidaMed common stock (other than Medtronic and its affiliates).

   The full text of Banc of America Securities' written opinion to VidaMed's board of directors which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this proxy statement, and is incorporated into this proxy statement by reference. Holders of VidaMed common stock are encouraged to, and should, read the opinion carefully and in its entirety. The following summary of Banc of America Securities' opinion is qualified in its entirety by reference to the full text of the opinion.

   Banc of America Securities' opinion is addressed only to VidaMed's board of directors and relates only to the fairness of the merger consideration provided for in the merger, from a financial point of view, to holders of VidaMed common stock (other than Medtronic and its affiliates). Banc of America Securities' opinion does not address any other aspect of the merger or any related transaction and does not constitute a recommendation to any stockholder as to how the stockholders of VidaMed should vote at the stockholders' meeting held in connection with the merger. In furnishing its opinion, Banc of America Securities does not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act, nor does Banc of America Securities admit that its opinion constitutes a "report" or "valuation" within the meaning of the Securities Act. Statements to this effect are included in Banc of America Securities' opinion.

   In arriving at its opinion, Banc of America Securities:

   . reviewed certain publicly available financial statements and other business and financial information of VidaMed and Medtronic;

   . reviewed certain internal financial statements and other financial and operating data concerning VidaMed;

   . analyzed certain financial forecasts prepared by the management of VidaMed;

   . discussed the past and current operations, financial condition and prospects of VidaMed with senior executives of VidaMed;

   . reviewed the reported prices and trading activity for VidaMed common stock;

   . compared the financial performance of VidaMed and the prices and trading activity of VidaMed common stock with that of certain other publicly traded companies which Banc of America Securities deemed relevant;

   . compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions which Banc of America Securities deemed relevant;

   . participated in discussions and negotiations among representatives of VidaMed and Medtronic and their financial and legal advisors;

   . reviewed the December 3, 2001 draft of the merger agreement and certain related documents; and

   . performed other analyses and considered other factors as Banc of America
     Securities deemed appropriate.

   Banc of America Securities did not assume any responsibility for verifying the accuracy or completeness of any of the financial or other information (including the information listed above) that it reviewed for purposes of its opinion. Instead, Banc of America Securities relied on the assumption that such information was accurate and complete. Banc of America Securities also made the following assumptions without independent verification or investigation:

   . that the financial forecasts for VidaMed have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of VidaMed;

   . that the definitive merger agreement is identical in all material respects to the December 3, 2001 draft merger agreement reviewed by Banc of America Securities; and

   . that the merger will be completed as provided in the December 3, 2001 draft merger agreement reviewed by Banc of America Securities, with full satisfaction of all covenants and conditions and without any waivers thereof.

   In addition, Banc of America Securities was not requested by VidaMed to make, and did not make or receive, any independent valuation or appraisal of the assets or liabilities of VidaMed. Banc of America Securities was not requested to solicit, nor did it solicit, any expressions of interest from any parties with respect to the sale of all or any part of VidaMed or any alternative transaction.

   Banc of America Securities' opinion was necessarily based on financial, economic, market and other conditions in effect on, and the information made available to it as of, the date of its opinion. Banc of America Securities expressly disclaimed any obligation to update, revise or reaffirm its opinion to reflect any developments following the date of its opinion.

   The following summary is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances. Therefore, the preparation of a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Banc of America Securities made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Banc of America Securities believes that selecting portions of its analyses and factors considered or focusing on the information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, would create an incomplete view of the process underlying its analyses and opinion. Banc of America Securities did not assign any specific weight to any of the analyses described below. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described below should not be interpreted as Banc of America Securities' view of the actual value of VidaMed.

   In performing its analyses, Banc of America Securities considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of VidaMed and Medtronic. The estimates contained in Banc of America Securities' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. The analyses were prepared solely as part of Banc of America Securities' analysis of the financial fairness of the merger consideration and were provided to the board of directors of VidaMed in connection with the delivery of Banc of America Securities' opinion. The analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies or businesses might actually be sold or the prices at which any securities may trade at any time in the future. Accordingly, the analyses and estimates used by Banc of America Securities in arriving at its opinion are inherently subject to substantial uncertainty.



   Historical Stock Trading Analysis. Banc of America Securities reviewed the average closing price for shares of VidaMed common stock for the one week, one month, three month and one year periods ending on November 30, 2001 and the closing price of VidaMed common stock on November 30, 2001. This analysis indicated that the consideration of $7.91 in cash per share of VidaMed common stock to be received by holders of VidaMed common stock in the merger represented:

   . a premium of 35.9% to the closing sale price of VidaMed common stock on November 30, 2001;

   . a premium of 35.2% to the average closing sale price of VidaMed common stock for the one week period ending on November 30, 2001;

   . a premium of 36.6% to the average closing sale price of VidaMed common stock for the one month period ending on November 30, 2001;

   . a premium of 60.9% to the average closing sale price of VidaMed common stock for the three month period ending on November 30, 2001; and

   . a premium of 59.6% to the average closing sale price of VidaMed common stock for the one year period ending on November 30, 2001.

   Analysis of Selected Public Companies. Banc of America Securities compared selected financial, operating and stock market data of VidaMed to corresponding data of the following publicly traded companies in the medical products industry:

                                Urologix, Inc.
                                Endocare, Inc.

                    American Medical Systems Holdings, Inc.
                                Medtronic, Inc.
                              Abbott Laboratories
                            Boston Scientific Corp.
                               Johnson & Johnson
                            Tyco International Ltd.

   These companies were chosen for comparison because they are publicly traded companies which Banc of America Securities considered relevant for purposes of its analysis; these companies are either focused on urology products or are diversified medical product companies that offer urology products. Based on public and other available information for each company, Banc of America Securities calculated aggregate value, which Banc of America Securities defined as diluted equity market value, plus total debt, less cash and cash equivalents, as a multiple of estimated revenue for calendar years 2002 and 2003. Banc of America Securities also compared price to earnings (P/E) multiples using estimated earnings per share for calendar year 2003.

   Equity values were calculated based on closing stock prices on November 30, 2001. Estimated financial data for the selected comparable companies were based on selected Wall Street research analyst estimates with respect to calendar year 2002 and 2003 revenue and Wall Street research analyst consensus estimates with respect to 2003 earnings per share. This analysis indicated the ranges and medians for these three multiples for the eight selected public companies as set forth below, and Banc of America Securities compared this information to the corresponding multiples for VidaMed.



                                         Aggregate Value as a Multiple of:
                                         ---------------------------------
                                         Calendar Year       Calendar Year
                                             2002                2003      Calendar Year
                                           Estimated           Estimated   2003 Estimated
                                            Revenue             Revenue         P/E
                                         -------------       ------------- --------------
High....................................    10.53x               7.09x         28.7x
Low.....................................     3.90x               3.53x         12.7x
Median..................................     5.10x               4.25x         22.6x
VidaMed.................................     8.53x               4.49x         15.3x

Medtronic/VidaMed Transaction Multiples:
Management Base Case....................    11.73x               6.79x         27.6x
Management Accelerated Case.............    10.61x               5.85x         22.3x

   Banc of America Securities then applied a range of selected multiples of estimated revenue for calendar years 2002 and 2003 and estimated earnings per share for calendar year 2003 derived from the selected companies to corresponding financial data of VidaMed from two sets of financial projections prepared by VidaMed's management. This analysis indicated an implied per share equity reference range for VidaMed of $3.61 to $7.17 based on the base case financial projections of VidaMed's management (the "Management Base Case") and $3.95 to $8.86 based on the accelerated case financial projections of VidaMed's management, which used more accelerated operating assumptions (the "Management Accelerated Case"), as compared to the $7.91 per share merger consideration. Banc of America Securities noted that the $7.91 per share merger consideration implied transaction multiples as set forth in the table above.

   Analysis of Selected Acquisitions. Using publicly available information, Banc of America Securities reviewed the purchase prices and implied transaction multiples for eight acquisition transactions in the medical device industry announced since November 1998 as well as a median multiple for a broader selected universe of acquisition transactions for the medical device industry announced since January 1998. The eight selected comparable transactions are as follows:

Announcement Date        Acquiror                       Target
----------------- ----------------------- -----------------------------------
11/02/98          Medtronic, Inc.         Sofamor Danek Group, Inc.
11/30/98          Medtronic, Inc.         Arterial Vascular Engineering, Inc.
07/08/99          Abbott Laboratories     Perclose, Inc.
08/23/99          Tyco International Ltd. General Surgical Innovations, Inc.
08/27/99          Medtronic, Inc.         Xomed Surgical Products, Inc.
08/30/99          Guidant Corp.           CardioThoracic Systems, Inc.
08/07/00          Jomed N.V.              EndoSonics Corp.
06/29/01          Boston Scientific Corp. Cardiac Pathways Corp.

   These transactions were selected from a broader list of relatively recent acquisitions in the medical device industry because Banc of America Securities believed the acquired company has similar operating characteristics to those of VidaMed or because Medtronic was the acquiror.

   Banc of America Securities reviewed the aggregate value of the target in each of these eight acquisitions as of the announcement of the transaction, which Banc of America Securities defined as diluted equity market value at the purchase price, plus total debt, less cash and cash equivalents, as a multiple of revenue for the latest twelve months for which data was publicly available at the time of the announcement of the transaction ("LTM Revenue"). Based on these calculations, Banc of America Securities noted the ranges for, and median of the multiples in each of, the selected acquisitions and the median in the broader medical device acquisition transaction universe, as summarized in the following table.



                                                                   Aggregate Value at
                                                                     Announcement of
                                                                 Transaction as Multiple
                                                                     of LTM Revenue
                                                                 -----------------------
High for Eight Selected Transactions............................         14.99x
Median for Eight Selected Transactions..........................          9.01x
Low for Eight Selected Transactions.............................          3.83x
Median for Broader Medical Device Acquisition Universe..........          3.58x

Medtronic/VidaMed Transaction Multiple..........................         23.29x

   Banc of America Securities then applied a range of selected multiples to LTM Revenue derived from the comparable transactions to VidaMed's management's estimates of VidaMed's calendar year 2001 revenue. This analysis indicated an implied per share equity reference range for VidaMed of $2.99 to $5.24, as compared to the $7.91 per share merger consideration. Banc of America Securities noted that the $7.91 per share merger consideration implied a transaction multiple as set forth in the table above. All multiples for the selected transactions were derived from financial information publicly available at the time of the announcement of the relevant transaction.

   No company, transaction or business used in the selected public companies and the selected acquisitions comparisons is identical to VidaMed or the merger. Accordingly, an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions to which VidaMed and the merger are being compared.

   Discounted Cash Flow Analysis. Banc of America Securities performed a discounted cash flow analysis in order to estimate the present value of the sum of VidaMed's estimated future stand-alone, unlevered, after-tax free cash flows plus its terminal value, which was derived from estimated calendar year 2006 EBITDA (earnings before interest, taxes, depreciation and amortization) with implied multiples ranging from 12.5x to 17.5x. Banc of America Securities performed its analysis for VidaMed using two scenarios, the Management Base Case and the Management Accelerated Case. Cash flows were discounted at rates ranging from 15.0% to 25.0%. This analysis indicated an implied per share equity reference range for VidaMed of $4.30 to $8.08 based on the Management Base Case and $5.46 to $10.40 based on the Management Accelerated Case, as compared to the $7.91 per share merger consideration.

   The type and amount of the merger consideration were determined through negotiations between Medtronic and VidaMed and were approved by VidaMed's board of directors. The decision to enter into the merger agreement was solely that of VidaMed's board of directors. Banc of America Securities' opinion and the financial analyses described above were only one of a number of factors considered by VidaMed's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of the board of directors of VidaMed or its management with respect to the merger or the merger consideration.

   Under an engagement letter dated November 8, 2001, VidaMed has agreed to pay Banc of America Securities for its financial advisory services in connection with the merger a fee equal to 0.75% of the aggregate merger consideration (or a total of $2.445 million) upon completion of the merger. The board of directors of VidaMed was aware of the contingent nature of this fee structure and took it into account in considering Banc of America Securities' opinion and in approving the merger. VidaMed has also agreed to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, including reasonable fees and expenses of Banc of America Securities' legal counsel, and to indemnify Banc of America Securities and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.



   Banc of America Securities and its affiliates have in the past performed certain financial advisory and financing services for Medtronic and have received customary fees for those services. Bank of America, N.A., an affiliate of Banc of America Securities, is an agent and lender under Medtronic's senior credit facility. In the ordinary course of business, Banc of America Securities and its affiliates may actively trade the debt and equity securities of Medtronic and VidaMed for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Effects of the Merger

   Legal Effects under Delaware Law. At the effective time of the merger, Medtronic's merger subsidiary will merge with and into VidaMed and VidaMed will continue as the surviving corporation and as a wholly-owned subsidiary of Medtronic under a new name, Medtronic VidaMed, Inc. As the surviving corporation after the merger, VidaMed will have all the property, rights and powers of VidaMed and Medtronic's merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and obligations of VidaMed and Medtronic's merger subsidiary before the merger. After the merger, the separate corporate existence of Medtronic's merger subsidiary will cease.

   Certificate of Incorporation and Bylaws of the Surviving Corporation. The certificate of incorporation of VidaMed immediately before the merger will be amended at the effective time of the merger to read as set forth in Exhibit A to the merger agreement. The bylaws of Medtronic's merger subsidiary in effect immediately before the merger will become the surviving corporation's bylaws immediately after the merger.

   Directors and Officers of the Surviving Corporation. The directors of Medtronic's merger subsidiary immediately before the merger will become the directors of the surviving corporation and the executive officers of VidaMed immediately before the merger will become the executive officers of the surviving corporation immediately after the merger.

   Exchange of Securities.  At the effective time of the merger,

   . each share of VidaMed common stock issued and outstanding (other than dissenting shares and shares held in VidaMed's treasury or by Medtronic, Medtronic's merger subsidiary or any other subsidiary of Medtronic), together with the associated preferred stock purchase rights issued under VidaMed's stockholder rights plan, will be cancelled and converted into the right to receive $7.91 in cash, without interest.

   . each share of VidaMed common stock held in VidaMed's treasury or owned by Medtronic, Medtronic's merger subsidiary or any other subsidiary of Medtronic will be cancelled and retired and no consideration will be exchanged for such shares.

   . each share of VidaMed common stock for which appraisal rights have been exercised and perfected will be treated as described under the heading "Appraisal Rights" in this proxy statement.

   . each share of common stock of Medtronic's merger subsidiary will remain outstanding as one share of common stock of the surviving corporation in the merger.

   At the effective time, holders of unexercised options and warrants to purchase shares of VidaMed common stock will be entitled to receive with respect to each option or warrant an amount in cash equal to: (1) the excess, if any, of $7.91 over the per share exercise price of the option or warrant, multiplied by (2) the number of shares of VidaMed common stock issuable upon exercise of the option or warrant (regardless of whether such option or warrant is vested or not) immediately prior to the completion of the merger.

   Effects on Nasdaq Listing and Exchange Act Registration. Upon completion of the merger, VidaMed common stock will be delisted from the Nasdaq SmallCap Market and price quotations will no longer be available. VidaMed common stock is currently registered under the Securities Exchange Act of 1934. Following the merger, registration of VidaMed common stock under the Exchange Act will be terminated, and VidaMed will be relieved of its obligation to comply with the public reporting requirements of the Exchange Act. Accordingly, VidaMed will no longer be required to file periodic reports with the SEC, for example, annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. In addition, VidaMed will no longer be subject to the proxy rules in Regulation 14A, the short-swing trading profit provisions of Section 16 and, with respect to future transactions, the going-private provisions of Rule 13e-3 of the Exchange Act.

   Benefits and Detriments of the Merger to VidaMed Stockholders. VidaMed believes that the merger will result in the benefits to VidaMed stockholders described under the heading "--Recommendation of the Board of Directors and Reasons for the Merger," including the following:

   . it will allow them to immediately realize the value of their investment in VidaMed in cash at a price which represents a significant premium to the market price for VidaMed common stock before the public announcement of the merger agreement; and

   . it will eliminate the risk of a future decline in the value of their investment in VidaMed.

   VidaMed believes that the merger will result in the detriments to VidaMed stockholders described under the heading "--Recommendation of the Board of Directors and Reasons for the Merger," including the following:

   . they will no longer be stockholders of or have any ownership interests in VidaMed and will cease to participate in any future earnings and growth of VidaMed, and benefit from any future increases in VidaMed's value; and

   . they may recognize a taxable gain as a result of the merger (see
     "--Material U.S. Federal Income Tax Considerations").

   Benefits and Detriments of the Merger to VidaMed. VidaMed believes that the merger will result in the benefits to VidaMed described under the heading "--Recommendation of the Board of Directors and Reasons for the Merger," including the following:

   . the increased scale, scope and financial strength of Medtronic and the increased access to capital, enhanced marketing capability and larger sales force of Medtronic may help grow VidaMed's business and permit VidaMed to leverage its technology by pursuing other opportunities;

   . by becoming a wholly-owned subsidiary of Medtronic, which is a larger and more diversified public company, the operating flexibility of VidaMed will be increased by enabling VidaMed's management to react with greater speed and flexibility to changing conditions and to make decisions based on VidaMed's long-range business interests without having to consider the possible adverse short-term effect of such decisions upon the market price of VidaMed common stock and the interests of VidaMed's public shareholders; and

   . the opportunity of VidaMed to reduce costs through economies of scale that would not have been readily achievable by VidaMed independently, and the elimination of redundant operations and duplicate administrative functions.

   VidaMed believes that the merger will result in the detriments to VidaMed described under the heading "--Recommendation of the Board of Directors and Reasons for the Merger," including the following:

   . the announcement of the merger and the efforts necessary to complete the merger may result in a disruption in the business operations of VidaMed by, among other things, diverting management and other resources of VidaMed from its day to day business; and

   . key personnel may choose not to remain employed with VidaMed after the merger that could disrupt VidaMed's business.

   Benefits and Detriments of the Merger to Medtronic. As a result of the merger, VidaMed will be a wholly-owned subsidiary of Medtronic; and therefore, the entire interest in VidaMed's net book value and net earnings will be owned by Medtronic. VidaMed believes that the merger will result in the following benefits to Medtronic:

   . Medtronic will receive 100% of the benefit of any future earnings and growth of VidaMed and any future increases in the value of VidaMed; and

   . Medtronic will have complete control over the business of VidaMed.

   VidaMed believes the detriments to Medtronic of the completion of the merger are:

   . Medtronic will bear 100% of the risk of any future losses of VidaMed and any future decreases in the value of VidaMed; and

   . the significant cash outlay by Medtronic to complete the merger (see "--
     Source of Funds").

Medtronic's Purpose, Reasons for and Structure of the Merger

   Medtronic's purpose for the transaction is to acquire all of VidaMed's issued and outstanding stock. To allow such acquisition, the parties structured the transaction as a merger of VidaMed Acquisition Corp., a wholly-owned subsidiary of Medtronic, with and into VidaMed. Upon consummation of the merger, all shares of VidaMed common stock and all options and warrants to purchase VidaMed common stock issued and outstanding (except any shares held by Medtronic and its subsidiaries and any shares as to which dissenters' rights have been exercised) will be converted into the right to receive a cash payment, and the shares, options and warrants will automatically be cancelled and retired, thus leaving Medtronic as sole shareholder of the company surviving the merger. After the merger, Medtronic intends to make the necessary filings with the SEC to terminate the registration of VidaMed common stock and thus, VidaMed's reporting obligations. As a result,

VidaMed common stock will no longer be quoted on the Nasdaq SmallCap Market. Medtronic proposes to acquire VidaMed because it considers VidaMed's business to be a strategically valuable addition to Medtronic's existing "Neurological, Spinal, Diabetes, and ENT" business unit.

Position of Medtronic as to Fairness of the Merger

   Medtronic believes that the merger and the cash consideration to be paid in the merger to the holders of VidaMed's stock are fair to such holders. Medtronic bases its belief on the following:

   . After a thorough review with independent financial and legal advisors and arms-length negotiations with Medtronic and another bidder, VidaMed's board concluded that the merger is advisable, and that the terms of the merger are fair to and in the best interests of the holders of VidaMed common stock (other than Medtronic, its subsidiaries and The Medtronic Foundation) and recommended that VidaMed stockholders approve the merger agreement. VidaMed's director Michael D. Ellwein, who is also a vice-president and officer of Medtronic, did not participate in the deliberations or the vote of the board regarding the merger.

   . On December 5, 2001, VidaMed's board of directors received a fairness opinion from Banc of America Securities that subject to the various assumptions and limitations set forth in that opinion, as of the date thereof, the merger consideration of $7.91 per share to be received by the VidaMed stockholders was fair, from a financial point of view, to VidaMed stockholders (other than Medtronic and its affiliates ) as described under "Opinion of VidaMed's Financial Advisor."

   . While negotiating with Medtronic, VidaMed's board of directors was also negotiating with another bidder. The maximum merger consideration per share that the other bidder was willing to pay was $6.94, i.e. $0.97 less than the consideration to be paid to VidaMed stockholders under the merger agreement with Medtronic.



   . On December 5, 2001, before the public announcement of the merger agreement, the closing price for VidaMed stock was $5.67. The per share merger consideration of $7.91 exceeds such closing price by 39.5%.

   In connection with its determination of the fairness of the merger agreement and the transactions contemplated thereby, Medtronic adopted the conclusions as to fairness set forth under "Recommendation of the Board of Directors and Reasons for the Merger", and the analyses underlying such conclusions of VidaMed's board, based on its views as to the reasonableness of such analyses. Medtronic also reviewed the procedures followed by VidaMed's board in its evaluations of the terms of the proposed merger, and determined them to be reasonable grounds on which to decide that the merger was fair to VidaMed stockholders. In view of the variety of factors considered in reaching its decisions, Medtronic did not quantify or otherwise assign relative weights to the various factors considered in reaching its belief as to fairness.

Interests of VidaMed's Directors and Officers in the Merger

   In considering the recommendation of the board of directors to approve and adopt the merger agreement, you should be aware that some of VidaMed's directors and officers have interests in the merger or have relationships, including those referred to below. These interests may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger. The board of directors was aware of these actual or potential conflicts of interest and considered them along with other matters that have been described in this proxy statement under the heading "Special Factors--Recommendation of the Board of Directors and Reasons for the Merger."

   Severance Agreements. All of our executive officers have entered into severance agreements with VidaMed that entitle these officers to certain payments if they voluntarily terminate their employment with

VidaMed or are otherwise terminated other than for cause in connection with, or after completion of, the merger. The following is a summary of the material benefits these executives would receive:

   . a lump sum payment of a pro rata bonus through the date of termination equal to the greatest of the amount of bonuses received by the executive over a certain measurement period, as described in the severance agreement;

   . severance pay in an amount equal to the greatest of the amount of the annual base salary plus bonus received by the executive over a certain measurement period, as described in the severance agreement (twice the amount in the case of Randy D. Lindholm);

   . continuation of coverage and benefits under VidaMed's life, disability, medical, dental and hospitalization insurance for 12 months (24 months in the case of Randy D. Lindholm) after the termination date for the executive and his or her other dependents and beneficiaries (subject to reduction if the executive obtains equivalent benefits under a subsequent employer's benefit plans); and

   . outplacement services in an amount not to exceed $15,000.

   These severance agreements were amended in November 2001 to clarify that the executive would receive benefits if the executive is terminated by VidaMed without cause after the merger and to revise the provision regarding "excess parachute payments" under Section 280G of the Internal Revenue Code to state that payments to the executive in connection with the merger would only be reduced if such reduction, after taking into account the excise tax applicable to such payments, would yield a greater net payment to such executive.

   As a condition to entering into the merger agreement, Medtronic required each of these executives to enter into a side letter agreement with Medtronic pursuant to which each of these executives agreed to use all reasonable efforts to take certain actions so that none of the payments to the executive under the severance agreement would be considered an "excess parachute payment" under
Section 280G of the Internal Revenue Code. These actions consist of exercising VidaMed stock options during the calendar year 2001 and selling such number of the underlying shares of VidaMed common stock as is necessary to pay the exercise prices of such options and U.S. federal and state taxes incurred in connection with such stock option exercises.

   The following table illustrates the amount of cash payments (including the cash value of benefits and out placement services) that the VidaMed executive officers would be entitled to receive if they voluntarily terminate their employment with VidaMed or are otherwise terminated other than for cause in connection with, or after completion of, the merger:

         Executive Officer                            Amount of Payment
         -----------------                            -----------------
         Randy D. Lindholm...........................    $1,116,089
         John F. Howe................................    $  398,112
         Stephen J. Williams.........................    $  365,578
         Lewis P. Chapman............................    $  305,915

   Ownership of VidaMed Stock. Most of our directors and executive officers own VidaMed common stock and, like our stockholders, will be entitled to receive merger consideration for their shares. We refer you to the information included elsewhere in this proxy statement under the heading "Security Ownership of Management and Principal Stockholders" for information regarding our current directors and executive officers and their stock ownership in VidaMed.

   Ownership of VidaMed Stock Options. Several of our directors and executive officers hold options to purchase shares of VidaMed common stock. All of the options held by our directors and our executive officers will, like other VidaMed stock options, be automatically accelerated and cashed out in the merger pursuant to the terms of the merger agreement. The following table shows the number of stock options held by each of our directors and executive officers and the amounts each of these directors and officers will receive with respect to their VidaMed stock options upon completion of the merger:

                                                                  Amount to Be Paid Upon   Total Amount
                                        Total       Number of        Completion of the    to Be Paid Upon
                                      Number of  Vested/Unvested        Merger for         Completion of
Name of Director or Executive Officer  Options       Options      Vested/Unvested Options   the Merger
------------------------------------- --------- ----------------- ----------------------- ---------------
         Randy D. Lindholm........... 1,885,167 852,687/1,032,480  $5,028,047/$5,440,000    $10,468,047
         John F. Howe................   459,000   198,452/260,458  $1,153,341/$1,386,872    $ 2,540,213
         Stephen J. Williams.........   438,336   149,532/288,804    $761,665/$1,293,444    $ 2,055,109
         Lewis P. Chapman............   300,000         0/300,000          $0/$1,229,100    $ 1,229,100
         Elizabeth H. Davila.........    30,000          30,000/0            $167,925/$0    $   167,925
         Michael D. Ellwein..........    25,000          25,000/0             $95,875/$0    $    95,875
         Robert J. Erra..............    21,668          21,668/0             $87,847/$0    $    87,847
         Paulita M. LaPlante.........    30,000          30,000/0            $179,805/$0    $   179,805
         Kurt C. Wheeler.............    30,000          30,000/0            $179,805/$0    $   179,805

   Any amounts actually paid to these directors and executive officers for the cancellation of their stock options will be reduced by any applicable federal and state income and payroll tax withholdings.

   Indemnification. The merger agreement provides that for six years after the date the merger is completed VidaMed, as the surviving corporation, will indemnify our current directors and executive officers against matters occurring before the merger became effective to the extent provided under our restated certificate of incorporation and restated bylaws in effect on the date of the merger agreement. Medtronic has also agreed under the merger agreement that for six years following the completion of the merger, it or VidaMed will provide directors' and officers' liability insurance for each person currently covered by VidaMed's directors' and officers' liability insurance policy so long as the premiums for such policy do not exceed 100% of the amount VidaMed currently pays for its insurance.



Relationship Between VidaMed and Medtronic

   In considering the recommendation of the board of directors with respect to the merger agreement and the merger, you should be aware that The Medtronic Foundation, a charitable private foundation of which Medtronic is the sole member, owns approximately 6,100,000 shares, or 17%, of VidaMed's outstanding common stock and owns warrants to purchase an additional 1,590,000 shares, or approximately 4% of VidaMed's outstanding common stock (assuming the exercise of this warrant). In addition, Michael D. Ellwein, who is a director of VidaMed, is Vice President and Chief Development Officer of Medtronic.

   In January 2000, VidaMed completed a private placement to several accredited investors pursuant to which VidaMed sold an aggregate of 6,460,000 shares of VidaMed common stock and warrants to purchase 1,938,000 shares of VidaMed common stock for an aggregate total purchase price of $11,175,800. Of these shares and warrants, 5,300,000 shares and warrants to purchase 1,590,000 shares were sold to Medtronic Asset Management for an aggregate purchase price of $9,169,000. Pursuant to the terms of the purchase agreement, VidaMed agreed to give Medtronic Asset Management the right to designate one person for election to VidaMed's board of directors so long as Medtronic continued to own at least 3,789,500 shares of VidaMed common stock. In March 2000, Michael D. Ellwein was elected to the board of directors as Medtronic's designee. The exercise price of all of the warrants issued in the January 2000 financing was reduced to zero as a result of the anti-dilution provisions after the issuance of these warrants. Under the terms of the warrants, the issuance by VidaMed of a security, including an option to an employee, at a per share purchase price of less than $1.73 would trigger an anti-dilution adjustment that would lower the exercise price of the warrants to the per share purchase price of the security issued. Because VidaMed granted zero-priced options to employees after the issuance of the warrants, the exercise price of the warrants was reduced to zero. In April 2001, Medtronic Asset Management transferred the warrants as a gift to The Medtronic Foundation, a charitable private foundation of which Medtronic is the sole member.

   In November 2000, VidaMed completed a private placement to several accredited investors pursuant to which VidaMed sold an aggregate of 4,425,000 shares of VidaMed common stock for an aggregate total purchase price of $8,850,000. Of these shares, 800,000 shares were sold to Medtronic Asset Management for an aggregate purchase price of $1,600,000.

   In connection with Medtronic's initial investment in January 2000, VidaMed and Medtronic entered into a confidentiality agreement to exchange confidential information. A new confidentiality agreement was entered into by the parties in June 2001.

   Effective December 31, 2001, Medtronic Asset Management, Inc. was merged with and into Medtronic International, Ltd., a Delaware corporation which is a wholly owned subsidiary of Medtronic. As a consequence of such merger, the shares of VidaMed common stock purchased by Medtronic Asset Management were held by Medtronic International until January 2002. In January 2002, Medtronic International transferred all of its shares of VidaMed common stock to The Medtronic Foundation as a gift.

Plans for VidaMed After the Merger

   Medtronic expects to integrate VidaMed in its "Neurological, Spinal, Diabetes and ENT" business unit and to consolidate the day-to-day business and operations of VidaMed with those of Medtronic and its subsidiaries belonging to such unit. Medtronic expects to retain VidaMed's sales and marketing employees and certain other employees of VidaMed. A review of the entire business and operations of VidaMed and the preparation of a complete integration plan by Medtronic is ongoing.



U.S. Federal Income Tax Consequences

   The following discussion is a summary of all material United States federal income tax consequences of the merger to VidaMed, Medtronic and its subsidiaries and VidaMed stockholders whose shares of VidaMed common stock are held as capital assets and converted into the right to receive $7.91 cash in the merger.

   For example, this summary:

   . does not consider the effect of any applicable state, local or foreign tax laws;

   . does not address all aspects of federal income taxation that may affect particular stockholders in light of their particular circumstances;

   . is not intended for stockholders that may be subject to special federal income tax rules, such as:

     . insurance companies;

     . tax-exempt organizations;

     . financial institutions or broker-dealers;

     . stockholders who hold their VidaMed common stock as part of a hedge, straddle or conversion transaction;

     . stockholders who acquired their VidaMed common stock pursuant to the exercise of an employee stock option or otherwise as compensation; and

     . stockholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States;

   . does not address tax consequences to holders of VidaMed stock options; and

   . does not address, except as expressly provided below, the tax consequences to Medtronic, any of its subsidiaries or any person who would be treated as constructively owning VidaMed common stock immediately after the merger by reason of the attribution rules of Section 318 of the Internal Revenue Code.

   This summary assumes that stockholders have held their VidaMed common stock as a "capital asset" under the Internal Revenue Code. Generally, a "capital asset" is property held for investment.

   This summary is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authorities and administrative rulings and practice. It is possible that the Internal Revenue Service will take a contrary view. Neither VidaMed nor Medtronic nor any of their affiliates or subsidiaries, respectively, has sought or intends to seek a ruling from the Internal Revenue Service with respect to any aspect of the merger. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth in this section. Any of these changes or interpretations could be retroactive and could affect the tax consequences of the merger to you.

   You should consult your own tax advisor with respect to the particular tax consequences of the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

   Treatment of VidaMed and Medtronic. For federal income tax purposes, the merger will be treated as a purchase by Medtronic of all of the common stock of VidaMed that it did not previously own. Accordingly, neither VidaMed nor Medtronic or its subsidiaries are expected to incur any material U.S. federal income tax consequences as a result of the merger.

   Treatment of Holders of VidaMed Common Stock. The conversion of your shares of VidaMed common stock into the right to receive $7.91 cash in the merger, or pursuant to the exercise of your appraisal rights, will be fully taxable to you. Subject to the assumptions and limitations described above, you will recognize a capital gain or loss equal to the difference between:

   . the amount of cash you receive in the merger; and

   . your tax basis in your shares of VidaMed common stock.

   Generally, your tax basis in your shares of VidaMed common stock will be equal to what you paid for your shares.

   If you are an individual,

   . long-term capital gain will be taxable at a maximum capital gains rate of 20% if you held your shares for more than one year at the time of the merger, gain on shares held for one year or less will be subject to ordinary income tax rates; and

   . capital loss may only be offset against capital gains or up to $3,000 per year of ordinary income, with a carryover of capital loss to subsequent years to the extent unused.

   Backup Withholding. You may be subject to backup withholding up to the rate of 31% with respect to the gross proceeds you receive from the conversion of your VidaMed common stock unless you:

   . are a corporation or other exempt recipient and, when required, establish this exemption; or

   . provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

   If after the merger you do not provide the paying agent with your correct taxpayer identification number or any other documents or certifications required by the Internal Revenue Service, including among others, a Form W-9 or a substitute for this Form, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these backup withholding rules will be creditable against your federal income tax liability. The paying agent will report to you and to the Internal Revenue Service the amount of any reportable payment made to you (including payments made to you pursuant to the merger) and any amount withheld pursuant to the merger.

Accounting Treatment

   The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.

Source of Funds

   The aggregate cash consideration payable in the merger to all VidaMed stockholders (except to VidaMed stockholders who have exercised their dissenters' rights) is approximately $326 million. The funds will be provided from Medtronic's existing capital resources.

Fees and Expenses

   VidaMed estimates that merger-related fees and expenses, consisting primarily of financial advisory fees, fees and expenses of attorneys and accountants, HSR Act filing fees, SEC filing fees and other related charges, will total approximately $3.2 million, assuming the merger is completed. This amount consists of the following estimated fees:

Description                                Amount
-----------                              ----------
Advisory fees and expenses.............. $2,585,000
Legal fees and expenses.................    350,000
Accounting fees and expenses............     12,000
HSR Act filing fee......................    125,000
SEC filing fee..........................     65,392
Printing, solicitation and mailing costs     60,000
Miscellaneous expenses..................     10,000
                                         ----------
   Total................................ $3,207,392
                                         ==========

Regulatory Requirements

   In connection with the merger, VidaMed will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies, including:

   . filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law after the approval and adoption of the merger agreement by VidaMed stockholders;

   . complying with federal and state securities laws; and

   . notifying and furnishing certain information to the Federal Trade
     Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act.

   Under the HSR Act, the merger may not be completed until the expiration of a waiting period of 30 calendar days following the receipt of all required filings, unless the waiting period is terminated earlier by the FTC or the Antitrust Division, or unless the waiting period is extended by a request for additional information or documentary material. VidaMed and Medtronic made the requisite filings under the HSR Act on January 4, 2002, and the waiting period expired on February 4, 2002. Both VidaMed and Medtronic believe that the completion of the merger will not violate any antitrust laws. The FTC and the Antitrust Division have the authority to challenge the merger on antitrust grounds before or after the merger is completed. Each state in which VidaMed or Medtronic has operations may also review the merger under state antitrust laws.

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Stockholder Lawsuits Challenging the Merger

   Five complaints have been filed in the Delaware Chancery Court against VidaMed, members of VidaMed's board of directors and Medtronic. These complaints purport to be filed by stockholders of VidaMed and include requests for declarations that the actions be maintained as class actions. These complaints allege, among other things, that:

   . Medtronic and the directors and officers of VidaMed possessed non-public information about VidaMed and its future anticipated growth;

   . no truly independent body has operated to protect the interests of VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation);

   . VidaMed's board of directors breached its fiduciary duties owed to VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation) by, among other things, facilitating, through unfair procedures and without implementing an adequate sales process designed to maximize stockholder value, Medtronic's proposal to acquire VidaMed to the exclusion of others, for unfair and inadequate consideration; and

   . the proposed transaction is not entirely fair to VidaMed stockholders
     (other than Medtronic, its subsidiaries and The Medtronic Foundation) because the merger consideration is unfair and inadequate.

   The plaintiffs seek, among other things,

   . a declaration that the lawsuit be a class action and certification of the plaintiff as the class representatives;

   . an injunction enjoining the merger transaction under the terms presently proposed;

   . if the transaction takes places, rescission or, in the alternative, unspecified rescissory damages;

   . payment to the plaintiff and other members of the class of unspecified damages;

   . payment of fees of attorneys and experts; and

   . such other and further relief as the court may deem just and proper.

   VidaMed believes that the complaints are without merit and intends to vigorously contest the lawsuits.

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                             THE MERGER AGREEMENT

   On December 5, 2001, VidaMed entered into the merger agreement with Medtronic and VidaMed Acquisition Corp. The following is a summary of the material provisions of the merger agreement. Because it is a summary, it does not include all of the information that is included in the merger agreement. The text of the merger agreement, which is attached as Appendix A to this proxy statement, is incorporated into this section by reference. VidaMed encourages you to read the merger agreement carefully in its entirety.

The Merger

   At the effective time of the merger, Medtronic's merger subsidiary will merge with and into VidaMed and VidaMed will continue as the surviving corporation and as a wholly-owned subsidiary of Medtronic under a new name, Medtronic VidaMed, Inc.

   As the surviving corporation after the merger, VidaMed will have all the property, rights and powers of VidaMed and Medtronic's merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and obligations of VidaMed and Medtronic's merger subsidiary before the merger. After the merger, the separate corporate existence of Medtronic's merger subsidiary will cease.

   The certificate of incorporation of VidaMed immediately before the merger will be amended at the effective time of the merger to read as set forth in Exhibit A to the merger agreement. The bylaws of Medtronic's merger subsidiary in effect immediately before the merger will become the surviving corporation's bylaws immediately after the merger.

   The directors of Medtronic's merger subsidiary immediately before the merger will become the directors of the surviving corporation and the executive officers of VidaMed immediately before the merger will become the executive officers of the surviving corporation immediately after the merger.

Exchange of Securities; Merger Consideration

   At the effective time of the merger:

   . each share of VidaMed common stock issued and outstanding (other than dissenting shares and shares held in VidaMed's treasury or by Medtronic, Medtronic's merger subsidiary or any other subsidiary of Medtronic), together with the associated preferred stock purchase rights issued under VidaMed's stockholder rights plan, will be cancelled and converted into the right to receive $7.91 in cash, without interest;

   . each share of VidaMed common stock held in VidaMed's treasury or owned by Medtronic, Medtronic's merger subsidiary or any other subsidiary of Medtronic will be cancelled and retired and no consideration will be exchanged for such shares;

   . each share of VidaMed common stock for which appraisal rights have been exercised and perfected will be treated as described under the heading "Appraisal Rights" in this proxy statement; and

   . each share of common stock of Medtronic's merger subsidiary will remain outstanding as one share of common stock of the surviving corporation in the merger.

Time of Closing

   The merger will close at 10:00 a.m., Pacific Standard Time, on a date to be specified by VidaMed and Medtronic which will be no later than the second business day after satisfaction or waiver of the conditions to the merger. To complete the merger, Medtronic and VidaMed will file a certificate of merger with the Secretary of State of the State of Delaware.


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

Exchange and Payment Procedures

   Medtronic and VidaMed have appointed Wells Fargo Bank, N.A. as paying agent to handle the exchange of VidaMed's stock certificates in the merger for cash. Soon after the merger becomes effective, the paying agent will mail to you a letter of transmittal and instructions explaining how to exchange your stock certificates for cash. Upon surrender to the paying agent of a valid stock certificate and a properly completed letter of transmittal, along with such other documents as the paying agent may reasonably require, you will be entitled to receive $7.91 in cash per share. Until surrendered in this manner, each VidaMed stock certificate will represent only the right to receive the merger consideration.

   You should not send your VidaMed stock certificates now. You should send them only after you receive a letter of transmittal from the paying agent. A letter of transmittal will be mailed to you soon after the merger becomes effective.

   Any merger consideration made available to the paying agent that remains unclaimed by VidaMed stockholders for six months after the time the merger becomes effective will be returned to Medtronic, and any of VidaMed stockholders who has not by that time made an exchange of his, her or its VidaMed stock certificates for the merger consideration must then look to Medtronic for payment of the merger consideration. Amounts unclaimed after three years will be kept by Medtronic, subject to state unclaimed property laws.

Transfers of Shares

   No transfers of shares of VidaMed common stock will be made on VidaMed's stock transfer books after the merger becomes effective.

Treatment of Stock Options

   At the time the merger becomes effective, all outstanding vested and unvested options to purchase shares of VidaMed common stock that were granted under the VidaMed, Inc. Amended and Restated 1992 Stock Plan, VidaMed, Inc. Amended and Restated 1995 Non-Employee Director Stock Option Plan or VidaMed, Inc. Amended and Restated 1999 Non-Statutory Stock Option Plan will be canceled. In exchange, these holders of options will receive upon completion of the merger, with respect to each option, an amount in cash equal to (1) the excess, if any, of $7.91 over the per share exercise price of the option, multiplied by (2) the number of shares of VidaMed common stock issuable upon exercise of the option (regardless of whether such option is vested or not) immediately prior to the completion of the merger. For example, if an option holder holds options to purchase 5,000 shares of VidaMed common stock at an exercise price of $2.00, 1,500 shares of which were vested as of the effective time and 3,500 shares of which were unvested as of the effective time, the option holder will receive in exchange for this option, a cash payment of $29,550 ($7.91 (merger consideration) minus $2.00 (exercise price), multiplied by 5,000 (number of vested and unvested shares subject to the option)), less any amounts required to be withheld. Not later than 30 days prior to the effective time of the merger, VidaMed will send a notice to all holders of outstanding options to purchase shares of VidaMed common stock specifying that such options will not be assumed in connection with the merger and will instead terminate and be cancelled at such time and represent only the right to receive the consideration, if any, specified above.

Treatment of Warrants

   At the time the merger becomes effective, all outstanding warrants to purchase shares of VidaMed common stock will be canceled. In exchange, these holders of warrants will receive upon completion of the merger, with respect to each warrant, an amount in cash equal to (1) the excess of $7.91 over the per share exercise price of the warrant, multiplied by (2) the number of shares of VidaMed common stock issuable upon exercise of the warrant. Not later than 30 days prior to the effective time of the merger, VidaMed will send a notice to all holders of outstanding warrants to purchase shares of VidaMed common stock specifying that such warrants will

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

not be assumed in connection with the merger and will instead terminate and be cancelled at such time and represent only the right to receive the consideration specified above.

Dissenting Shares

   Shares of VidaMed common stock held by VidaMed stockholders that have properly exercised and perfected their demand for appraisal rights, will not be converted into the right to receive the $7.91 per share merger consideration. These stockholders will instead be entitled to receive the "fair value" of their shares as determined under Delaware law.

Representations and Warranties

   In the merger agreement, VidaMed has made several representations and warranties to each of Medtronic and Medtronic's merger subsidiary. These representations and warranties relate to, among other things:

   . organization, standing, foreign qualifications, and similar corporate matters;

   . charter documents and capital structure;

   . the accuracy of SEC filings and financial statements;

   . the information supplied by VidaMed in connection with this proxy statement;

   . the absence of certain changes or events since December 31, 2000;

   . authorizations, consents and approvals necessary to enter into the merger agreement;

   . permits required to operate its business and compliance with applicable laws;

   . the absence of pending or threatened litigation;

   . labor and employee matters;

   . real and intellectual property matters;

   . tax matters;

   . material contracts and suppliers;

   . environmental and other regulatory matters;

   . interested party transactions;

   . VidaMed's stockholder plan;

   . the receipt by VidaMed of a written fairness opinion from Banc of America
     Securities LLC; and

   . finders' fees and expenses.

   The merger agreement also contains representations and warranties of Medtronic and Medtronic's merger subsidiary relating to, among other things:

   . organization, standing, foreign qualifications, and similar corporate matters;

   . authorizations, consents and approvals necessary to enter into the merger agreement;

   . the information supplied by Medtronic and Medtronic's merger subsidiary in connection with this proxy statement;

   . the absence of pending or threatened litigation;

   . finders' fees and expenses; and

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

   . funds required to complete the merger.

   The representations and warranties in the merger agreement do not survive the closing of the merger or termination of the merger agreement.

VidaMed's Covenants

   VidaMed has undertaken several covenants in the merger agreement. The following summarizes the more significant of these covenants:

   Interim Conduct of VidaMed's Business. From December 5, 2001 until the completion of the merger, VidaMed has agreed to conduct its business in the ordinary and usual course and consistent with past practice, and to use commercially reasonable efforts to preserve intact in all material respects its business and relationships with third parties and employees. VidaMed also agreed to certain specific restrictions during this period that are subject to exceptions described in the merger agreement. These include restrictions on:

   . amending VidaMed's restated certificate of incorporation or bylaws or other organizational documents;

   . issuing, selling, pledging, disposing of, granting or encumbering any shares of VidaMed capital stock or other securities or any assets;

   . declaring, setting aside, making or paying any dividend or other distribution;

   . reclassifying, combining, splitting, subdividing or redeeming, any VidaMed capital stock;

   . acquiring or agreeing to acquire any third party or any material amount of assets;

   . incurring any indebtedness for borrowed money, issuing any debt securities, guaranteeing the obligations of any person, making any loans, advances or capital contributions to, or investments in, any other person, or incurring any material lien on any material asset;

   . making material capital expenditures;

   . increasing the compensation of any of its directors, officers, employees, or consultants;

   . paying, accelerating or otherwise modifying the payment, vesting, exercisability, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit to any director, officer, employee or consultant of VidaMed;

   . committing itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement, or any employment or consulting agreement, with or for the benefit of any person, or amending any of such plans or any of such agreements;

   . altering or revising its accounting principles, procedures, methods or practices in any material respect;

   . paying, discharging or satisfying any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise);

   . entering into or terminating, or amending materially any material joint ventures or any other agreements, protocols or work plans pursuant to agreements with third parties, commitments, or contracts;

   . entering into or terminating, or amending materially any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding;

   . entering into any contract, plan, agreement, understanding, arrangement or obligation that restricts VidaMed's, or after the completion of the merger would restrict VidaMed's or Medtronic's, ability to conduct any line of business, or enter into any material contract;

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

   . changing materially its general credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

   . removing from any building, facility, or real property any material machinery, equipment, fixture, vehicle, or other personal property;

   . instituting, settling, or compromising any claim, action, suit, or proceeding pending or threatened by or against it, at law or in equity or before any governmental entity (including, but not limited to, the United States Federal Drug Administration) or any nongovernmental self-regulatory agency; or

   . taking, or agreeing to commit to take, or failing to take any action that would make any representation, warranty, covenant or agreement of VidaMed contained in the merger agreement inaccurate or breached such that the conditions as described under the heading "--Conditions to the Merger" will not be satisfied at, or as of any time prior to, the consummation of the merger.

   VidaMed has also agreed not to commit or publicly announce an intention to do any of these things.

   No Solicitation. VidaMed has agreed that it and its subsidiaries and their respective officers, directors, employees, financial advisors, counsel, representatives and agents will not, directly or indirectly, except to the extent provided below:

   . solicit, initiate, knowingly encourage or otherwise facilitate the making of an acquisition proposal, or offer or proposal by a third party other than Medtronic to acquire VidaMed;

   . engage in or knowingly encourage in any way negotiations or discussions concerning, or provide any confidential information regarding VidaMed to, any third party relating to an acquisition proposal or which it may reasonably be expected to lead to an acquisition proposal; or

   . agree to or endorse any acquisition proposal.

   Despite this restriction, neither VidaMed nor its board of directors is prohibited from:

   . taking and disclosing to VidaMed stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; or

   . making any legally required disclosure to VidaMed stockholders.

   In addition, this restriction does not prohibit VidaMed or its board of directors from, prior to the date on which VidaMed stockholders adopt the merger agreement, furnishing confidential information regarding VidaMed to or entering into discussions or negotiations with any third party that makes a superior offer, or a bona fide acquisition proposal that VidaMed's board of directors has reasonably and in good faith determined after consultation with, among other persons, its financial advisors and outside counsel, to be more favorable to the stockholders of VidaMed than the merger, taking into account all relevant factors if and only if:

   . the failure of VidaMed's board of directors to take such action would be a breach of the board of directors' fiduciary duties to VidaMed stockholders;

   . prior to furnishing any confidential information to, or first entering into substantive discussions and negotiations with, any third party,

     . VidaMed provides written notice of at least five business days to Medtronic to the effect that it intends to furnish information to, or enter into discussions or negotiations, with a third party, and naming and identifying the third party making the acquisition proposal;

     . VidaMed enters into a confidentiality agreement with the third party with terms no less favorable to VidaMed than the confidentiality agreement between VidaMed and Medtronic; and

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

     . VidaMed concurrently provides to Medtronic all confidential information that is to be provided to the third party that Medtronic has not previously received from VidaMed, and VidaMed keeps Medtronic reasonably informed of the status and material terms and conditions and all other material information with respect to any discussions and negotiations with the third party.

   VidaMed has agreed to notify Medtronic within two business days of the receipt of any acquisition proposal that it may receive, or any inquiry reasonably likely to lead to an acquisition proposal or if any discussions or negotiations are sought to be initiated or continued with VidaMed concerning an acquisition proposal. This notification must contain the name of the third party involved and the material terms and conditions of the acquisition proposal.

   Covenants Relating to the Stockholders Meeting and Proxy Materials. VidaMed has agreed to call a meeting of its stockholders to vote on the merger agreement and the merger. VidaMed has also agreed that its board of directors will recommend approval and adoption of the merger agreement and the merger by VidaMed stockholders and that it will not withdraw its recommendation. This obligation to recommend is subject, however, to the fiduciary duties of VidaMed's directors. VidaMed has also agreed to prepare and mail this proxy statement.

   VidaMed, Inc. Amended and Restated 1995 Employee Stock Purchase
Plan. VidaMed has agreed to take all actions necessary to insure that no new offering periods under the VidaMed, Inc. Amended and Restated 1995 Employee Stock Purchase Plan will commence following the current offering period which ends on December 31, 2001 and to terminate the plan immediately prior to the time the merger takes effect.

   SEC Filings. VidaMed, jointly with Medtronic, has agreed to file a transaction statement with the SEC relating to the merger as required by the SEC's Rule 13e-3 under the Securities Exchange Act of 1934. The information included in this proxy statement is intended to comply with Rule 13e-3.

Medtronic's Covenants

   Medtronic has also undertaken several covenants in the merger agreement. The following summarizes the more significant of these covenants.

   SEC Filings. Medtronic, jointly with VidaMed, has agreed to file a transaction statement with the SEC relating to the merger as required by the SEC's Rule 13e-3 under the Securities Exchange Act of 1934. The information included in this proxy statement is intended to comply with Rule 13e-3.

   Employee Benefits and Employee Matters. Medtronic has agreed to provide, or will cause the surviving corporation to provide, employee benefits and programs to VidaMed's employees that, in the aggregate, are substantially comparable or more favorable, as a whole, than those in effect on December 5, 2001, except that stock-based compensation will be comparable to that offered by Medtronic and its subsidiaries to their employees. In addition, Medtronic will, or cause the surviving corporation to, give employees of VidaMed, and any subsidiary of VidaMed, full credit for service accrued under employee benefit plans or arrangements maintained by VidaMed, and any subsidiary of VidaMed, for purposes of eligibility, level of participation and vesting, except that no credit will be granted to the extent that such credit will result in duplicative accrual of benefits for the same period of service.

   Indemnification and Insurance of VidaMed's Directors and
Officers. Medtronic has agreed to cause VidaMed, as the surviving company after the merger, to indemnify VidaMed's present and former officers and directors against matters occurring before the merger became effective. This obligation will last for a period of six years. Medtronic has also agreed that for six years after the closing date of the merger, it will cause VidaMed, as the surviving company, to provide officers' and directors' liability insurance for each person currently covered by VidaMed's officers' and directors' liability insurance policy on terms no less favorable than VidaMed's

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

current policy. However, VidaMed will not be obligated to pay premiums in excess of the amount VidaMed currently pays for its insurance.

Additional Agreements

   Both parties to the merger agreement have agreed to use commercially reasonable best efforts to do or cause to be done anything necessary, proper or advisable to consummate the merger. The parties have also agreed to cooperate with each other in relation to certain matters, including making the necessary SEC filings, obtaining regulatory and other consents and making public announcements.

Conditions to the Merger

   Mutual Closing Conditions. Both parties' obligations to consummate the merger are subject to the satisfaction or, if legally permissible, waiver at or before the closing date of the merger of the following conditions:

   . the approval of the merger agreement by the requisite affirmative vote of the stockholders of VidaMed;
   . the absence of any legal prohibition that has the effect of making the merger illegal or otherwise prohibits consummation of the merger;

   . the expiration or early termination of the HSR Act waiting period; and

   . all consents, approvals, authorizations legally required to be obtained to complete the merger will be obtained and will be final and in full force and effect.

   Additional Closing Conditions for the Benefit of Medtronic and Medtronic's Merger Subsidiary. The obligation of Medtronic and Medtronic's merger subsidiary to complete the merger is subject to the following additional conditions:

   . VidaMed's representations and warranties being materially accurate as of the closing date of the merger;

   . VidaMed's representations and warranties being materially accurate as of the closing date of the merger;

   . The material performance by VidaMed of its agreements, obligations and conditions under the merger agreement;

   . VidaMed has furnished to Medtronic an officer's certificate dated as of the closing date of the merger to the effect that VidaMed has performed its obligations under the merger agreement;

   . VidaMed has obtained all material permits, authorizations, consents and approvals required on its part to per form its obligations under the merger agreement and to complete the merger; and

   . since December 5, 2001, there has been no change, event, occurrence, or state of facts that has had a material adverse effect on VidaMed.

   Additional Closing Conditions for VidaMed's Benefit. VidaMed's obligation to complete the merger is subject to the following additional conditions:

   . the representations and warranties of each of Medtronic and Medtronic's merger subsidiary being materially accurate as of the closing date of the merger;

   . the material performance by Medtronic and Medtronic's merger subsidiary of their agreements, obligations and conditions under the merger agreement;

   . Medtronic has furnished to VidaMed an officer's certificate dated as of the closing date of the merger to the effect that Medtronic has performed its obligations under the merger agreement; and

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

   . since December 5, 2001, there has been no change, event, occurrence, or state of facts that has had a material adverse effect on Medtronic.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time before the closing in any of the following ways:

   (1) by mutual written consent of the board of directors of each of VidaMed, Medtronic and Medtronic's merger subsidiary;

   (2) by either VidaMed or Medtronic if the merger is not completed by May 31, 2002 and the party seeking to terminate is not in breach of its obligations under the merger agreement in any material respect (if a request for additional information is received by VidaMed from the U.S. Federal Trade Commission or the Department of Justice pursuant to the Hart-Scott-Rodino Act, this date will be extended to the 90/th day following acknowledgment by the FTC or the DOJ that VidaMed and Medtronic have complied with such request, but in any event, not later than July 31, 2002); /

   (3) by either VidaMed or Medtronic if completion of the merger is illegal or prohibited;

   (4) by either VidaMed or Medtronic if VidaMed stockholders do not approve the merger agreement and the merger, except that the right to terminate the merger agreement will not be available to any party whose failure to perform any material obligation under the merger agreement has been the proximate cause of, or resulted in, the failure of VidaMed stockholders to approve the merger agreement;

   (5) by Medtronic if:

       . VidaMed has materially breached the non-solicitation covenant described above under the heading "--VidaMed's Covenants";

       . VidaMed's board of directors has recommended to VidaMed stockholders an acquisition proposal or resolved or announced an intention to do so;

       . VidaMed's board of directors has withdrawn or modified in a manner adverse to Medtronic the recommendation of VidaMed's board of directors of the merger; or

       . a tender offer or exchange offer for 25% or more of the outstanding shares of VidaMed common stock is commenced, and either, VidaMed's board of directors recommends acceptance of such tender offer or exchange offer by its stockholders, or, within 10 business days after such tender offer or exchange offer is so commenced, VidaMed's board of directors either fails to recommend against acceptance of such tender offer or exchange offer by its stockholders;

   (6) by VidaMed prior to the special meeting (or any postponement or adjournment of the meeting) if:

       . VidaMed is not in material breach of its obligations under the merger agreement;

       . its board of directors has not materially breached any of its requirements, conditions and procedures in the non-solicitation covenant described above under the heading "--VidaMed's Covenants";

       . its board of directors has authorized VidaMed to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and VidaMed notifies Medtronic in writing that it intends to enter into such binding agreement, which notice must have attached to it the most current version of such agreement ready for execution; and

       . Medtronic does not make within five business days after receipt of the notice, any offer that VidaMed's board of directors reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to VidaMed stockholders as the superior proposal and during such five business day period VidaMed reasonably considers and discusses in good faith all proposals submitted by Medtronic;

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

   (7) by Medtronic if:

       . Medtronic is not in material breach of its obligations under the merger agreement; and

       . there has been a material breach by VidaMed of any of its representations, warranties or obligations under the merger agreement such that the conditions to the merger described above under the heading "--Conditions to the Merger" will not be satisfied, but, if such material breach is curable, Medtronic may not terminate the merger agreement so long as VidaMed continues to exercise its reasonable best efforts to cure such a breach; or

   (8) by VidaMed if:

       . VidaMed is not in material breach of its obligations under the merger agreement; and

       . there has been a material breach by Medtronic or VidaMed Acquisition
         Corp. of any of its representations, warranties or obligations under the merger agreement such that the conditions to the merger described above under the heading "--Conditions to the Merger" will not be satisfied, but, if such material breach is curable, VidaMed may not terminate the merger agreement so long as Medtronic or VidaMed Acquisition Corp. continues to exercise its reasonable best efforts to cure such a breach.

   If the merger agreement terminates, it will become void. However, termination will not affect the rights of either party against the other for any willful breach of the merger agreement. Also, certain obligations survive termination of the agreement, including the obligation to pay the fees described under "Termination Fees" below and the confidentiality obligations.

Termination Fee

   VidaMed has agreed to pay Medtronic $13,040,000 in cash not later than five business days after termination if the merger agreement is terminated by Medtronic as described under clause (5) above under the heading "Termination of the Merger Agreement." VidaMed has agreed to pay Medtronic $13,040,000 in cash on the date of termination if the merger agreement is terminated by VidaMed as described under clause (6) above under the heading "Termination of the Merger Agreement."

   In addition, VidaMed has agreed to pay Medtronic $13,040,000 in cash, prior to the earlier of the execution of the definitive agreement with respect to, and the completion of the transaction contemplated by the acquisition proposal, if:

   . the merger agreement is terminated by Medtronic or VidaMed as described under clause (2) or clause (4) above under the heading "Termination of the Merger Agreement";

   . at or prior to the time of termination an acquisition proposal with respect to VidaMed will have been made public; and

   . within 12 months of the termination of the merger agreement, VidaMed enters into an agreement with respect to any acquisition proposal or the transaction contemplated by the acquisition proposal shall have been consummated.

Expenses

   Except as described above, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring those costs or expenses, except that Medtronic and VidaMed will share equally the filing fees required under the HSR Act and the SEC filing fees required in connection with this proxy statement and the Schedule 13E-3 transaction statement.

Amendments; Waivers

   Any provision of the merger agreement may be amended or waived before the merger becomes effective. After approval of the merger agreement by VidaMed stockholders, no amendment or waiver can be made that alters the consideration to be received for VidaMed common stock or that would adversely affect the rights of VidaMed stockholders, without their further approval.

Promissory Note and Security Agreement

   Simultaneously upon entering into the merger agreement with Medtronic and Medtronic's merger subsidiary, Medtronic loaned VidaMed $5 million pursuant to a promissory note and security agreement. The entire unpaid principal amount of the note together with accrued and unpaid interest thereon will become due and payable on the earlier of: (a) December 5, 2003; (b) 10 calendar days after VidaMed is required to pay a termination fee under the merger agreement; or (c) six months after termination of the merger agreement if VidaMed is not required to pay a termination fee. The note may be prepaid in whole or in part at any time and from time to time without penalty or premium. The note bears interest at a rate equal to 6%, which was the prime rate on the date of issuance of the note, as published in The Wall Street Journal plus one percent, calculated on a simple interest basis.

   The note is secured by a security interest in all of VidaMed's assets pursuant to the security agreement. Medtronic's security interest in all of VidaMed's assets is subordinate to any line of credit up to $3,000,000 VidaMed obtains to replace its previous Transamerica Business Credit Corporation line of credit.

                               APPRAISAL RIGHTS

You Have a Right to Dissent

   Under the Delaware General Corporation Law, if you do not wish to accept the merger consideration of $7.91 per share for your shares of VidaMed common stock as provided in the merger agreement, you have the right to dissent from the merger and to seek an appraisal of, and to be paid the fair value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, the shares of VidaMed common stock held by you, provided that you comply with the provisions of Section 262 of the DGCL.

   Holders of record of VidaMed common stock who do not vote in favor of the merger agreement and who otherwise comply with the applicable statutory procedures will be entitled to appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of VidaMed common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

   The following discussion is a summary of the material provisions of Section 262 of the DGCL. The following summary is qualified in its entirety by the full text of Section 262 of the DGCL that is reprinted in its entirety in Appendix
C. All references in Section 262 of the DGCL and in this summary to a "stockholder" or "holder" are to the record holder of the shares of VidaMed common stock as to which appraisal rights are asserted.

   Under Section 262 of the DGCL, holders of shares of VidaMed common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Chancery Court and to receive payment in cash of the "fair value" of these shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by such court.

We Must Provide You Notice of Your Appraisal Rights

   Under Section 262 of the DGCL, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in such notice a copy of Section 262 of the DGCL.

   This proxy statement constitutes such notice to the holders of shares for which appraisal rights are available and the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix C. If you wish to exercise your appraisal rights or you wish to preserve your right to do so, you should review the following discussion and Appendix C carefully, because failure to timely and properly comply with the procedures therein specified will result in the loss of appraisal rights under the DGCL.

A Dissenting Stockholder Must Perfect Appraisal Rights

   A holder of shares for which appraisal rights are available that wishes to exercise such holder's appraisal rights

   . must not vote in favor of the merger agreement or consent thereto in writing (including by returning a signed proxy without indicating any voting instructions as to the proposal) and

   . must deliver to VidaMed prior to the vote on the merger agreement at the special meeting, a written demand for appraisal of the holder's shares.

   This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. This demand must reasonably inform VidaMed of the identity of the stockholder and of the stockholder's intent thereby to demand appraisal of his, her or its shares. A holder of shares for which appraisal rights are available wishing to exercise such holder's appraisal rights must be the record holder of such shares on the date the written demand for appraisal is made and must continue to hold such shares until the consummation of the merger. Accordingly, a holder of shares for which appraisal rights are available who is the record holder of shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to consummation of the merger, will lose any right to appraisal in respect of such shares.

   Only a holder of record of shares for which appraisal rights are available is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as this holder's name appears on this holder's stock certificates. If the shares for which appraisal rights are available are owned of record in a fiduciary capacity, for example, by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one owner as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or officers. A record holder such as a broker who holds shares for which appraisal rights are available as nominee for several beneficial owners may exercise appraisal rights with respect to the these shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand should set forth the number of shares for which appraisal rights are available and is sought. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares in brokerage accounts or other nominee forms. Those beneficial owners who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

   All written demands for appraisal should be sent or delivered to:

                                 VidaMed, Inc.
                             46107 Landing Parkway
                           Fremont, California 94538
                             Attention: Secretary

VidaMed Must Provide Each Stockholder that has Properly Asserted Appraisal Rights Notice

   Within 10 days after the consummation of the merger, VidaMed will notify each stockholder that has properly asserted appraisal rights under Section 262 of the DGCL and that has not voted in favor of the merger agreement of the date the merger became effective.

A Petition Must be Filed in the Delaware Chancery Court

   Within 120 days after the consummation of the merger, but not later, VidaMed, as the surviving corporation, or any stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Chancery Court demanding a determination of the fair value of the shares of VidaMed common stock that are entitled to appraisal rights. VidaMed is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of these shares that are entitled to appraisal rights. Accordingly, it will be the obligation of stockholders wishing to assert appraisal rights to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262 of the DGCL.

Stockholders May Request Information

   Within 120 days after the consummation of the merger, any stockholder that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from VidaMed a statement setting forth the aggregate number of shares for which appraisal rights are available not voted in favor of adoption of the merger agreement for which demands for appraisal have been received and the aggregate number of holders of these shares. These statements must be mailed within 10 days after a written request therefor has been received by VidaMed, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

A Court Will Determine Stockholders Entitled to Appraisal Rights, Fair Value and Allocation of Expenses

   If a petition for an appraisal is filed on a timely basis, after a hearing on such petition, of which the Register in Chancery (if so ordered by the Delaware Chancery Court) will give notice to stockholders, the Delaware Chancery Court will determine the stockholders entitled to appraisal rights and will appraise the "fair value" of the shares for which appraisal rights are available, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

   Stockholders considering seeking appraisal should be aware that the fair value of their shares of VidaMed common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262 of the DGCL. The Delaware Supreme Court has stated, however, that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings.

   The Delaware Chancery Court will determine the amount of interest, if any, to be paid upon the amounts to be received by stockholders whose shares have been appraised. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. The Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

No Right to Vote Appraisal Shares or Receive Dividends or Distribution on Appraisal Shares

   Any holder of shares for which appraisal rights are available that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the completion of the merger, be entitled to vote these shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger).

Failure to Perfect Appraisal Rights

   If any stockholder that properly demands appraisal of his, her or its shares under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, the shares of this stockholder will be converted into the right to receive the merger consideration of $7.91 per share. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the completion of the merger, or if this stockholder delivers to VidaMed a written withdrawal of his, her or its demand for appraisal. Any attempt to withdraw an appraisal demand more than 60 days after the completion of the merger will require the written approval of VidaMed, as the surviving company.

   Cash received pursuant to the exercise of your appraisal rights will be subject to income tax. We refer you to the information under the heading "Special Factors--Material U.S. Federal Income Tax Considerations."

   Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your rights. Under these circumstances, you will be entitled to receive the $7.91 merger consideration receivable with respect to your shares of VidaMed common stock in accordance with the merger agreement.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

   The tables below set forth selected consolidated financial information for VidaMed for each of the five fiscal years ended December 31, 1996 to 2000 and the nine-month periods ended September 30, 2000 and 2001. We derived the consolidated statements of operations data and consolidated balance sheet data as of and for the five years ended December 31, 1996 to 2000 from our consolidated financial statements that have been audited by Ernst & Young LLP, independent auditors. We derived the consolidated statements of operations data for the nine-month periods ended September 30, 2000 and 2001 and consolidated balance sheet data as of September 30, 2001 from our unaudited consolidated financial statements, which include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for a fair presentation of results for these unaudited periods. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results of operations that may be expected for the full fiscal year 2001.

   You should read the selected consolidated financial data presented below in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," our consolidated financial statements with related notes and other financial information contained or incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2000 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, which we incorporate by reference into this proxy statement. See "Documents Incorporated By Reference."

                                                                                    Nine Months Ended
                                               Year Ended December 31,                September 30,
                                  ------------------------------------------------  ----------------
                                    1996      1997      1998      1999      2000     2000     2001
                                  --------  --------  --------  --------  --------  -------  -------
                                        (in thousands, except per share data)          (unaudited)
Statement of Operations Data:
Net revenues..................... $  3,824  $  9,828  $  1,028  $  5,905  $  8,246  $ 6,625  $ 9,024
Gross profit (loss)..............      145     2,567    (2,102)    3,081     4,932    4,180    5,292
Operating loss...................  (13,487)  (16,456)  (19,809)  (11,735)  (10,824)  (7,448)  (7,628)
Net loss.........................  (13,543)  (16,470)  (19,873)  (11,901)  (10,655)  (7,263)  (7,159)
Basic and diluted net loss per
  share..........................    (1.30)    (1.29)    (1.10)    (0.58)    (0.35)   (0.24)   (0.20)
Shares used in net loss per share
  calculation....................   10,382    12,786    18,133    20,631    30,316   29,782   35,532

                               As of December 31,           As of September 30,
                     -------------------------------------- -------------------
                      1996    1997    1998    1999   2000          2001
                     ------- ------- ------- ------ ------- -------------------
                                 (in thousands)                 (unaudited)
 Balance Sheet Data:
 Current assets..... $10,380 $14,112 $12,019 $5,137 $17,389       $12,646
 Total assets.......  12,847  16,965  14,312  7,320  19,386        14,296
 Current liabilities   7,841   7,716   5,024  4,685   4,880         5,553
 Total liabilities..   9,146   7,738   6,809  5,715   4,880         5,553

                        PRO FORMA FINANCIAL INFORMATION

   We have not provided any pro forma financial information giving effect to the proposed merger in this proxy statement. We do not believe that such information is material to you in evaluating the proposed merger since:

   . the proposed merger consideration is all cash;

   . if the proposed merger is completed, VidaMed common stock will cease to be publicly traded; and

   . you will not retain or receive a continuing interest in VidaMed's business after the merger.

                             FINANCIAL PROJECTIONS

   VidaMed does not as a matter of course make public forecasts as to future revenues, earnings or other financial information. VidaMed did, however, prepare projections that it provided to its board of directors and VidaMed's financial advisor in connection with their review of the fairness from a financial point of view of the merger consideration to VidaMed stockholders (other than Medtronic, its subsidiaries and The Medtronic Foundation). In addition, VidaMed provided Medtronic and the other bidder with projections. The projections set forth below are included in this proxy statement only because this information was provided to VidaMed's board of directors, financial advisor, Medtronic and the other bidder.

   The projections set forth below are based on estimates and assumptions that are inherently subject to significant economic, industry and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond VidaMed's control. Accordingly, there can be no assurance that the projected results would be realized or that actual results would not be significantly higher or lower than those projected. In addition, the projections were not prepared with a view for public disclosure or compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections and forecasts and are included in this proxy statement only because such information was furnished to VidaMed's financial advisor, Medtronic and the other bidder that submitted a proposal to acquire VidaMed. The inclusion of this information should not be regarded as an indication that anyone who received this information considered it a reliable predictor of future operating results, and therefore, this information should not be relied upon as such. The projections were based upon a variety of assumptions relating to the businesses of VidaMed that, although considered reasonable by VidaMed's management at the time the projections were prepared, may not be realized, and are subject to significant uncertainties and contingencies, many of which are beyond the control of management. We refer you to the information under the heading "Cautionary Statement Concerning Forward-Looking Statements" in this proxy statement. The projections have not been examined, compiled or otherwise had agreed-upon procedures or any other procedures applied to them by Ernst & Young LLP and, accordingly, Ernst & Young LLP assumes no responsibility for them. VidaMed does not intend to update or revise the projections to reflect circumstances existing after the date when prepared or to reflect the occurrence of future events, unless it is otherwise required by law.

   VidaMed's management prepared two sets of projections or scenarios to show the financial outlook of VidaMed. These two scenarios were labeled "base case projections" and "accelerated case projections." The base case projections reflected management's then current view of VidaMed's future prospects in light of present and expected future business trends. The accelerated case projections assumed more accelerated operating assumptions and were designed to present the possibility for additional growth in both VidaMed's revenues and operating income that might be available if VidaMed would add more account representatives sooner, which will in turn drive more new accounts and exploit larger accounts sooner and result in higher system and cartridge sales. In addition, the accelerated case projections assume that VidaMed would incur higher sales and marketing expense to drive utilization and higher research and development expense to lower product cost and more aggressively pursue U.S. clinical studies for prostatitis.

   The projections provided to VidaMed's board of directors and financial advisor in connection with their review of the transaction included both the base case projections and the accelerated case projections of VidaMed's operating performance for the six-year period ending December 31, 2006. The projections provided to Medtronic and the other bidder included only the accelerated case projections for the three year period ending December 31, 2003. Only the accelerated case projections were provided to Medtronic and the other bidder because VidaMed assumed that Medtronic or the other bidder if it acquired VidaMed would operate VidaMed's business more aggressively than reflected in the base case projections. For example, Medtronic or the other bidder would likely have the resources to grow VidaMed's revenue and operating income more quickly than reflected in the base case projections by adding more account representatives sooner to drive more new accounts and exploit larger accounts sooner, incurring higher sales and marketing expense to drive utilization and higher research and development expense to lower product cost and more aggressively pursue U.S. clinical studies for prostatitis.

   In preparing both sets of projections, VidaMed's management made several assumptions about VidaMed's market, growth rates and other factors that may affect the accuracy of the projections. Specifically, VidaMed assumed the following:

   . Adoption of the TUNA procedure will continue to be driven by a foundation of clinical acceptance by urologists and attractive reimbursement rates.

   . The number of urologists in the U.S. is estimated to be around 10,000, made up of approximately 1,500 small group practices (three or fewer urologists per practice) and approximately 400 large group practices (four or more urologists per practice).

   . Revenue growth is driven primarily by the addition of new U.S.-based urology practices using the TUNA system and the monthly rate of procedures performed.

   . Fiscal year 2002 begins with an installed base of 228 urology practices/sites, with an average of 4.3 TUNA procedures per month. By fiscal year 2006, both the base case projections and the accelerated case projections assume that TUNA procedures will be performed in over 1,100, or more than 50%, of the available U.S. urologists practices. The accelerated case projections assume a higher percentage of larger accounts and an overall average utilization rate of 10.4 procedures per month by the end of fiscal year 2006 versus the base case projections that assume a utilization rate of 8.8 procedures per month by the end of fiscal year 2006.

   . Gross margins will be sustainable at approximately 70% over the fiscal year 2002 to 2006 period. Both the base case projections and the accelerated case projections assume TUNA system and disposable cartridge price erosion in the fiscal years 2003 through fiscal year 2006, to account for larger account discounts and increased competition and potentially a reduction of reimbursement in the later years. Price erosion is projected to be offset by lower product costs, accomplished through volume discounts, design improvements and an increasing mix of higher margin disposable product versus system sales.

   . Operating expenses in both the accelerated case projections and base case projections were targeted to increase to support the growth in revenue while managing overall operating margins to over 30% of revenue by fiscal year 2004. Due to net operating loss carry forwards, income taxes do not become a significant issue until fiscal year 2006 and will cause a larger impact on the net income of the accelerated case projections than the base case projections.

   A summary of management's base projections is as follows:

                                                                Year Ending December 31,
                                                  ---------------------------------------------------
                                                    2001         2002    2003    2004    2005   2006
                                                   ------        -----   -----   -----  -----  -----
                                                  (in millions, except per share data and percentages
Revenues......................................... $ 13.8        $27.5   $47.5   $69.0   $82.3  $96.7
   % Revenue growth..............................   67.8%        98.5    72.9%   45.3%   19.3%  17.5%
Cost of goods sold...............................    5.4          8.1    13.8    19.8    23.9   30.3
Gross profit.....................................    8.4         19.4    33.7    49.2    58.4   66.4
   Gross profit margin %.........................   60.9%        70.6%   70.9%   71.3%   70.9%  68.7%
Operating expenses:
   Sales and marketing...........................    9.7         10.0    13.1    16.6    19.8   22.2
   Research and development......................    3.3          3.6     4.3     5.5     6.2    7.3
   General and administrative....................    4.4          4.1     4.3     5.5     5.8    6.3
Operating income (loss)..........................   (8.9)         1.8    11.9    21.6    26.7   30.6
   Operating margin %............................     NM          6.6%   25.1%   31.3%   32.4%  31.6%
Other income (expense)...........................    0.5          0.0     0.2     0.5     1.1    1.7
Income taxes.....................................    0.0          0.0     0.0     0.0    (0.8)  (1.9)
Net income (loss)................................   (8.5)         1.8    12.1    22.1    26.9   30.4
Net income (loss) per share......................  (0.24)        0.05    0.29    0.53    0.64   0.72
Shares used in net income (loss) per share
  calculation....................................   35.7         38.7    42.1    42.1    42.1   42.1

   A summary of management's accelerated case projections is as follows:

                                                                Year Ending December 31,
                                                  ---------------------------------------------------
                                                    2001         2002    2003   2004   2005    2006
                                                   ------       ------  -----  -----  ------  ------
                                                  (in millions, except per share data and percentages
Revenues......................................... $ 13.8        $ 30.4  $55.1  $82.8  $104.8  $122.6
   % Revenue growth..............................   67.8%        119.4%  81.4%  50.3%   26.6%   17.0%
Cost of goods sold...............................    5.4           9.0   15.8   22.3    29.1    37.5
Gross profit.....................................    8.4          21.4   39.3   60.5    75.7    85.1
   Gross profit margin %.........................   60.9%         70.4%  71.3%  73.1%   72.2%   69.4%
Operating expenses:
   Sales and marketing...........................    9.7          11.4   15.1   19.9    24.6    27.6
   Research and development......................    3.3           3.7    4.8    6.4     7.9     9.2
   General and administrative....................    4.4           4.2    4.6    5.8     6.5     7.4
Operating income (loss)..........................   (8.9)          2.1   14.7   28.4    36.6    41.0
   Operating margin %............................     NM           7.0%  26.8%  34.3%   35.0%   33.4%
Other income (expense)...........................    0.5           0.0    0.2    0.7     1.4     2.1
Income taxes.....................................    0.0           0.0    0.0   (0.3)   (1.1)  (13.1)
Net income (loss)................................   (8.5)          2.2   14.9   28.7    36.9    30.0
Net income (loss) per share......................  (0.24)         0.06   0.35   0.68    0.88    0.71
Shares used in net income (loss) per share
  calculation....................................   35.7          38.7   42.1   42.1    42.1    42.1

   The projections set forth above should be read together with the "Selected Historical Consolidated Financial Data" included in this proxy statement and VidaMed's historical financial statements and other financial information and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" as set forth in VidaMed's Annual Report on Form 10-K for the year ended December 31, 2000 and VidaMed's quarterly report on Form 10-Q for the quarter ended September 30, 2001, each of which is incorporated by reference into this proxy statement.

              COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

   VidaMed common stock is traded on the Nasdaq SmallCap Market under the symbol "VIDA." The table below sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the current fiscal year to date as reported by Nasdaq. These prices do not include adjustments for retail markups, markdowns or commissions.


                                                                  High   Low
                                                                 ------ ------
Fiscal Year Ending December 31, 2002
   First Quarter (through February 25, 2002).................... $7.880 $7.760
Fiscal Year Ended December 31, 2001
   Fourth Quarter............................................... $7.830 $3.000
   Third Quarter................................................  7.140  3.460
   Second Quarter...............................................  7.950  4.563
   First Quarter................................................  5.000  2.688
Fiscal Year Ended December 31, 2000
   Fourth Quarter............................................... $2.938 $2.000
   Third Quarter................................................  3.375  1.625
   Second Quarter...............................................  3.656  1.500
   First Quarter................................................  5.875  1.797


   On December 5, 2001, the last trading day before the announcement of the merger agreement, the high, low and closing sales prices per share of VidaMed common stock as reported by Nasdaq were $5.90, $5.58 and $5.67, respectively.
On       , 2002, the last trading day before the date of this proxy statement, the high, low and closing sales prices per share of VidaMed common stock as
reported by Nasdaq were $       , $       and $       , respectively. You
should obtain current market price quotations for VidaMed common stock in connection with voting your shares.

   On the record date for the special meeting, there were approximately holders of record of VidaMed common stock.

   VidaMed has never paid a cash dividend on its common stock. VidaMed's board of directors does not anticipate paying cash dividends in the near term.

                        OTHER COMMON STOCK INFORMATION

Purchases by VidaMed

   VidaMed has not purchased any shares of VidaMed common stock since January 1, 2000.

Purchases by Directors and Executive Officers of VidaMed

   The table below sets forth the purchases by each of VidaMed's directors and executive officers of shares of VidaMed common stock since January 1, 2000 (or the date that the individual became an affiliate of VidaMed, if this date is later), including: (1) the type of purchase; (2) the date the individual purchased shares; (3) the number of shares the individual purchased; (4) the price per share the individual paid for the shares and (5) the average purchase price for the individual for the corresponding quarterly period:


                                                                                           Average
                                    Type of                           Number of Price Per Price Per
Name                                Purchase          Purchase Date    Shares     Share    Quarter
----                          --------------------- ----------------- --------- --------- ---------
Elizabeth H. Davila.......... Open market           February 10, 2000    5,000  $ 4.1875  $ 4.1875
Robert J. Erra............... Conversion of warrant  March 20, 2000        266  $  2.713  $  2.713
Randy D. Lindholm............ Open market             May 24, 2000       2,000  $  1.625  $ 1.7639
Randy D. Lindholm............ Open market             June 2, 2000       2,500  $  1.875  $ 1.7639
John F. Howe................. Open market             June 6, 2000       2,500  $1.71875  $1.70503
John F. Howe................. Employee plan           June 30, 2000      6,828  $  1.700  $1.70503
John F. Howe................. Employee plan         December 29, 2000    5,672  $  1.700  $ 1.7000
Stephen J. Williams.......... Employee plan         December 29, 2000    4,243  $1.75355  $1.75355
Robert J. Erra............... Exercise of option      May 16, 2001       5,000  $  2.000  $  2.000
John F. Howe................. Employee plan           June 29, 2001      7,540  $  1.700  $  1.700
Stephen J. Williams.......... Employee plan           June 29, 2001      2,638  $1.75355  $1.75355
Randy D. Lindholm............ Exercise of option     August 24, 2001    10,000  $  0.781  $  0.781
Randy D. Lindholm............ Exercise of option    October 11, 2001    10,000  $  0.781  $2.53567
Randy D. Lindholm............ Exercise of option    October 16, 2001    10,000  $  0.781  $2.53567
Randy D. Lindholm............ Exercise of option    November 14, 2001    5,000  $  0.781  $2.53567
Randy D. Lindholm............ Exercise of option    November 15, 2001   15,000  $  0.781  $2.53567
Randy D. Lindholm............ Exercise of option    December 10, 2001   41,554  $  0.000  $2.53567
John F. Howe................. Exercise of option    December 10, 2001   12,496  $  0.000  $ 0.4709
Randy D. Lindholm............ Exercise of option    December 11, 2001  170,883  $  3.563  $2.53566
Stephen J. Williams.......... Exercise of option    December 13, 2001    6,914  $  4.500  $  4.034
Stephen J. Williams.......... Exercise of option    December 17, 2001    6,000  $  4.500  $  4.034
John F. Howe................. Employee plan         December 31, 2001    4,960  $  1.700  $ 0.4709
Stephen J. Williams.......... Employee plan         December 31, 2001    2,639  $1.75355  $  4.034
John F. Howe................. Exercise of option    February 14, 2002    1,100  $  2.125  $  2.125


Purchases by Medtronic

   The table below sets forth the purchases by Medtronic Asset Management, Inc. of shares of VidaMed common stock since December 1, 1999, including: (1) the type of purchase; (2) the date Medtronic Asset Management purchased shares; (3) the number of shares purchased; (4) the price per share Medtronic Asset Management paid for the shares and (5) the average purchase price for Medtronic Asset Management for the corresponding quarterly period. Effective December 31, 2001, Medtronic Asset Management was merged with and into Medtronic International, another wholly-owned subsidiary of Medtronic. As a consequence of such merger, the shares of VidaMed common stock purchased by Medtronic Asset Management were held by Medtronic International until January 2002. In January 2002, Medtronic International transferred all of its shares of VidaMed common stock to The Medtronic Foundation as a gift.

                                                Number of  Price Per Average Price
Type of Purchase                Purchase Date    Shares      Share    Per Quarter
----------------              ----------------- ---------  --------- -------------
Private Investment...........  January 4, 2000  5,300,000*   $1.73       $1.73
Private Investment........... November 16, 2000   800,000    $2.00       $2.00

--------
* At the same time, Medtronic Asset Management, Inc. acquired warrants to purchase an aggregate amount of 1,590,000 shares of VidaMed common stock at an exercise price of $1.80 per share. The exercise price was subsequently reduced to zero due to the dilutive issuance of options to VidaMed employees at a zero exercise price. In April 2001, Medtronic Asset Management, Inc. transferred the warrants to The Medtronic Foundation as a gift.

Purchases by Directors and Executive Officers of Medtronic

   None of Medtronic's directors and executive officers purchased shares of VidaMed common stock since January 1, 2000 (or the date that the individual became an affiliate of Medtronic, if this date is later).

Recent Transactions

  VidaMed

   Except as set forth in the table below, there have been no transactions in VidaMed common stock effected during the past 60 days by VidaMed or any of VidaMed's directors or executive officers, other than as a result of the merger agreement.


                                                                          Where and How the
                                 Date of the       Number of    Price Per  Transaction Was
Name                             Transaction    Shares Involved   Share       Effected
----                          ----------------- --------------- --------- ------------------
Elizabeth H. Davila.......... December 6, 2001       10,000     $    7.75 Open market sale
Randy D. Lindholm............ December 10, 2001      41,554     $   0.000 Exercise of option
Randy D. Lindholm............ December 10, 2001      41,554     $    7.79 Open market sale
John F. Howe................. December 10, 2001      12,496     $   0.000 Exercise of option
John F. Howe................. December 10, 2001      12,496     $7.790080 Open market sale
Randy D. Lindholm............ December 11, 2001     170,883     $   3.563 Exercise of option
Randy D. Lindholm............ December 11, 2001      84,198     $7.770119 Open market sale
Randy D. Lindholm............ December 11, 2001      86,635     $7.760173 Open market sale
John F. Howe................. December 13, 2001       7,540     $    7.79 Open market sale
Stephen J. Williams.......... December 13, 2001       6,914     $    4.50 Exercise of option
Stephen J. Williams.......... December 13, 2001       6,914     $    7.79 Open market sale
Stephen J. Williams.......... December 13, 2001       6,000     $    4.50 Exercise of option
Stephen J. Williams.......... December 13, 2001       6,000     $    7.77 Open market sale
Robert J. Erra............... December 28, 2001       2,766     $    7.80 Open market sale
John F. Howe................. December 31, 2001       4,960     $    1.70 Employee plan
Stephen J. Williams.......... December 31, 2001       2,639     $ 1.75355 Employee plan
John F. Howe................. February 14, 2002       1,100     $   2.125 Exercise of option
John F. Howe................. February 14, 2002       1,100     $    7.86 Open market sale


  Medtronic

   Effective December 31, 2001, Medtronic Asset Management was merged with and into Medtronic International, another wholly-owned subsidiary of Medtronic. As a consequence of such merger, the 6,100,000 shares of VidaMed common stock purchased by Medtronic Asset Management were held by Medtronic International until January 2002. In January 2002, Medtronic International transferred all of its shares of VidaMed common stock to The Medtronic Foundation as a gift. There have been no other transactions in VidaMed common stock effected during the past 60 days by Medtronic or any of Medtronic's directors or executive officers, other than as a result of the merger agreement.

Prior Public Offering of VidaMed Common Stock

   VidaMed has not during the past three years made an underwritten public offering of its common stock for cash that was registered under the Securities Act of 1933 or exempt from registration under the Securities Act.

                         INFORMATION REGARDING VIDAMED

   VidaMed designs, develops, and markets a minimally invasive treatment for the urological condition, benign prostatic hyperplasia, which is commonly referred to as enlarged prostate. Over one-half of men age 50 and older in the United States suffer from symptomatic enlarged prostate, which if left untreated, can lead to other adverse medical conditions, including incontinence. VidaMed's patented transurethral needle ablation, or TUNA, procedure is designed to provide a safe, cost effective and minimally invasive treatment for enlarged prostate and an alternative to drug therapy and major surgery. VidaMed's TUNA procedure delivers low-level radio frequency energy directly into the prostate, resulting in tissue shrinkage and subsequent alleviation of symptoms associated with enlarged prostate, with minimal patient discomfort or sensation of heat and allowing a patient to return quickly to a normal life style.

   VidaMed common stock is quoted on the Nasdaq SmallCap Market under the symbol "VIDA." VidaMed was organized as a California corporation in July 1992 and reincorporated in Delaware in June 1995. VidaMed's principal business address is 46107 Landing Parkway, Fremont, California 94538.

   VidaMed has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor has it, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, United States federal or state securities laws or finding any violation with respect to such laws.

   The following table sets forth (1) the names, ages and business address of each of VidaMed's current directors and executive officers, (2) information regarding their current positions with VidaMed and their period of service in such positions, and (3) their present principal occupations or employment and business experience for the past five years. During the last five years, none of these individuals has been convicted in any criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to any civil proceeding of a judicial or administrative body as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding violations with respect to such laws. All of the individuals listed below are citizens of the United States.

                                                                      Present Principal Occupation and Material
                           Position With                            Occupations, Positions, Offices or Employment
Name and Age                  VidaMed        Business Address                During the Last Five Years
------------             ----------------- --------------------- ---------------------------------------------------
Randy D. Lindholm (46).. President, Chief  VidaMed, Inc.         Mr. Lindholm has served as VidaMed's Chairman,
                         Executive Officer 46107 Landing Parkway President and Chief Executive Officer since
                         and Chairman of   Fremont, California   August 1999. Prior to assuming his present
                         the Board         94538                 position, Mr. Lindholm served as our Executive
                                                                 Vice President, Sales and Marketing from July
                                                                 1998 to August 1999. Mr. Lindholm held various
                                                                 positions with Mallinckrodt, Inc. (formerly Nellcor
                                                                 Puritan Bennett), a global manufacturer and
                                                                 distributor of specialty medical products designed
                                                                 to sustain breathing, diagnose disease and relieve
                                                                 pain, located at 675 McDonnell Blvd., Hazelwood,
                                                                 Missouri 63042, from 1993 through 1998. Mr.
                                                                 Lindholm's most recent position at Mallinckrodt,
                                                                 from January 1998 through August 1998, was Vice
                                                                 President--North American Respiratory Field
                                                                 Operations, where he was responsible for the
                                                                 Mallinckrodt's field sales, service and clinical
                                                                 team in North America that included an
                                                                 organization of 350 people and over $700 million
                                                                 in revenue. Mr. Lindholm served as Vice
                                                                 President--Americas Field Operations from
                                                                 August 1996 to January 1998 and Senior Director
                                                                 North America--Field Operations from 1993 to
                                                                 July 1996.

John F. Howe (49)....... Vice President,   VidaMed, Inc.         Mr. Howe has served as VidaMed's Vice President
                         Finance and Chief 46107 Landing Parkway of Finance and Chief Financial Officer since
                         Financial Officer Fremont, California   August 1999. Prior to joining VidaMed, Mr. Howe
                                           94538                 served as Vice President of Finance and Controller
                                                                 for the Hospital Division of Mallinckrodt
                                                                 (formerly Nellcor Puritan Bennett), from August
                                                                 1995 to October 1998. Mr. Howe served as Senior
                                                                 Director and head of Nellcor's Service Division
                                                                 from April 1993 to July 1995 and held various
                                                                 other positions with Nellcor in finance and
                                                                 operational management between 1986 and 1993,
                                                                 including a three-year expatriate assignment in the
                                                                 Netherlands as European Finance Director.

Stephen J. Williams (49) Vice President,   VidaMed, Inc.         Mr. Williams has served as VidaMed's Chief
                         Operations and    46107 Landing Parkway Operating Officer since April 2000. Mr. Williams
                         Chief Operating   Fremont, California   has nearly 20 years of experience in the areas of
                         Officer           94538                 medical devices, diagnostics and pharmaceuticals.
                                                                 Prior to joining VidaMed, he served as Vice
                                                                 President of Operations for Humphrey Systems, a
                                                                 division of Carl Zeiss, Inc. located at 5160
                                                                 Hacienda Dr., Dublin, California 94568, where
                                                                 VidaMed outsources the manufacturing of its
                                                                 disposable hand pieces, from June 1995 to April
                                                                 2000.

                                                                      Present Principal Occupation and Material
                          Position With                             Occupations, Positions, Offices or Employment
Name and Age                 VidaMed         Business Address                During the Last Five Years
------------             ---------------- ----------------------- --------------------------------------------------

Lewis P. Chapman (51)... Vice President,  VidaMed, Inc.           Mr. Chapman became VidaMed's Vice President
                         Global Marketing 46107 Landing Parkway   of Global Marketing and Sales, Chief Business
                         and Sales and    Fremont, California     Officer in February 2001. Prior to joining
                         Chief Business   94538                   VidaMed, he served as an independent contractor
                         Officer                                  working as Vice President of Business
                                                                  Development for Arthrosome, Inc., a start-up
                                                                  company developing novel therapeutics for the
                                                                  treatment of inflammatory diseases located at 9725
                                                                  Mirra Del Rio, Sacramento, California 95827,
                                                                  from October 2000 to January 2001. From March
                                                                  2000 to September 2000, Mr. Chapman was Vice
                                                                  President, Global Marketing for Nexell
                                                                  Therapeutics Inc., a fully integrated
                                                                  biopharmaceutical company specialized in cellular
                                                                  therapies for cancer and immune diseases located
                                                                  at 9 Parker, Irvine, California 92618. From
                                                                  December 1998 to February 2000, he served as
                                                                  Executive Vice President of BGM Health
                                                                  Communications, Inc., a healthcare strategic
                                                                  marketing and medical advertising agency located
                                                                  at 340 Main Street, Venice, California 90291.
                                                                  From April 1997 to November 1998, he served as
                                                                  Vice President of Corporate Development at
                                                                  Geomed Inc., a bio-pharmaceutical company
                                                                  located at 39300 Civic Center Drive, Suite 260,
                                                                  Fremont, California 94538. From September 1995
                                                                  to March 1997, Mr. Chapman served as Vice
                                                                  President Marketing, Sales and Business
                                                                  Development for Matrix Pharmaceutical, Inc., a
                                                                  biopharmaceutical company specializing in new
                                                                  approaches to treat cancer located at 34700
                                                                  Campus Dr., Fremont, California 94555.

Elizabeth H. Davila (57) Director         VISX Inc.               Ms. Davila has served as a director of VidaMed
                                          3400 Central Expressway since September 1999. In May 2001, Ms. Davila
                                          Santa Clara, California became Chairman of the Board of VISX Inc., a
                                          95051                   manufacturer that develops lasers for refractive
                                                                  surgery. Ms. Davila has also served as President
                                                                  and Chief Executive Officer of VISX Inc. since
                                                                  February 2001. From May 1995 until February
                                                                  2001, Ms. Davila served as President and Chief
                                                                  Operating Officer at VISX Inc. Ms. Davila also
                                                                  serves on the board of directors of Nugen, Inc.

                                                                     Present Principal Occupation and Material
                         Position With                             Occupations, Positions, Offices or Employment
Name and Age                VidaMed       Business Address                  During the Last Five Years
------------             ------------- ----------------------- -----------------------------------------------------

Michael D. Ellwein (62).   Director    Medtronic, Inc.         Mr. Ellwein was appointed to VidaMed's Board in
                                       710 Medtronic           March 2000, in connection with an equity
                                       Parkway, N.E.           investment in VidaMed by Medtronic Asset
                                       Minneapolis,            Management, Inc., a subsidiary of Medtronic, Inc.
                                       Minnesota 55432-5604    Mr. Ellwein was elected Director and Vice
                                                               President of VidaMed Acquisition Corp in
                                                               December 2001. Mr. Ellwein is Vice President and
                                                               Chief Development Officer of Medtronic, Inc., a
                                                               medical device company. Mr. Ellwein is
                                                               responsible for providing leadership for mergers,
                                                               acquisitions, divestitures, joint ventures, strategic
                                                               alliances and licensing opportunities, as well as
                                                               providing leadership in identifying, valuing and
                                                               making recommendations on opportunities in
                                                               pursuit of Medtronic's growth strategy. Mr.
                                                               Ellwein has served in this position since May
                                                               1990.

Robert J. Erra (59).....   Director    Healthcare Compensation Mr. Erra has served as a director of VidaMed since
                                       Strategies              December 1997. Mr. Erra has served as a partner
                                       608 2nd Avenue South    of Healthcare Compensation Strategies, an
                                       Minneapolis, Minnesota  executive and physician compensation consulting
                                       55402                   company, heading the Physician Services Division
                                                               since October 1993.

Paulita M. LaPlante (44)   Director    Optical Sensors         Ms. LaPlante has served as a director of VidaMed
                                       Incorporated            since November 1999. Ms. LaPlante is President
                                       7615 Golden             and Chief Executive Officer of Optical Sensors
                                       Triangle Dr.            Incorporated, a public company developing fiber
                                       Minneapolis,            optic sensors for medical use. She has served as
                                       Minnesota 55344         President of Optical Sensors since September
                                                               1998, and Chief Executive Officer of Optical
                                                               Sensors since December 1998. From June 1994 to
                                                               September 1998, she served as Optical Sensors'
                                                               Vice President of Worldwide Sales, Marketing and
                                                               Business Development and was Director of
                                                               Marketing and Business Development from April
                                                               1992 to June 1994. She also served as Optical
                                                               Sensors' interim Vice President of Research and
                                                               Development from January 1994 to September
                                                               1994.

                                                                  Present Principal Occupation and Material
                     Position With                              Occupations, Positions, Offices or Employment
Name and Age            VidaMed        Business Address                  During the Last Five Years
------------         ------------- ------------------------- ---------------------------------------------------

Kurt C. Wheeler (48)   Director    MPM Capital LP            Mr. Wheeler has served as a director of VidaMed
                                   601 Gateway Blvd.         since November 1999. Mr. Wheeler is a General
                                   San Francisco, California Partner of MPM Capital LP, a venture capital
                                   94080                     limited partnership. Prior to joining MPM, he was
                                                             Chairman and Chief Executive Officer of
                                                             InControl, Inc., a public company developing
                                                             implantable cardiovascular devices to treat
                                                             irregular heart rhythms located at 103 N. Main St.,
                                                             Belmont, North Carolina 28012, which was
                                                             acquired by Guidant Corporation, from 1992 to
                                                             October 1998. He serves on the Board of Directors
                                                             of CHF Solutions, Inc. located at 3960 Broadway
                                                             Street, New York, New York 10032, Intraluminal
                                                             Therapeutics Inc. located at 6354 Corte Del Abeto,
                                                             Carlsbad, California 92009, Scout Medical
                                                             Technologies LLC located at 4030 Lake
                                                             Washington Blvd. NE, Kirkland, California 98033,
                                                             Cryocor, Inc. located at 11065 Sorrento Valley Ct.,
                                                             San Diego, California 92121, Xoft MicroTube Inc.
                                                             located at 49000 Milmont Dr., Fremont, California
                                                             94538 and SenoRx, Inc. located 11 Columbia -
                                                             Suite A, Aliso Viejo, California 92656.

    SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF VIDAMED

   The following tables set forth information known to VidaMed with respect to the beneficial ownership of VidaMed common stock as of December 20, 2001 for
(1) each person known by VidaMed to beneficially own more than five percent of VidaMed's issued and outstanding common stock, (2) each of VidaMed's directors,
(3) each of VidaMed's executive officers and (4) all of VidaMed's current executive officers and directors as a group. Percentages are calculated based on the number of shares of our common stock issued and outstanding as of December 20, 2001.

   Except as otherwise indicated, VidaMed believes that each of the beneficial owners of VidaMed common stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable. All shares listed as beneficially owned include shares that may be acquired within 60 days through the exercise of warrants and stock options granted by VidaMed. These shares are treated as outstanding only when determining the amount and percent owned by the applicable individual or group.

Stock Ownership of Certain Beneficial Owners

                                               Common Stock
                                           Beneficially Owned as     Approximate
Name and Address of Beneficial Owner       of December 20, 2001  Percent of Class (1)
------------------------------------       --------------------- --------------------
Medtronic Asset Management, Inc...........       6,100,000(2)           16.76%
   c/o Medtronic, Inc.
   Corporate Center
   710 Medtronic Parkway
   Minneapolis, MN 55432

Hayden R. Fleming.........................       3,124,423(3)            8.54%
   c/o Circle F Ventures, LLC
   17797 North Perimeter Drive, Suite 105
   Scottsdale, AZ 85255

--------
(1) Based upon 36,399,787 shares of common stock issued and outstanding as of December 20, 2001.
(2) Does not include warrants to purchase 1,590,000 shares of common stock held by The Medtronic Foundation, which Medtronic Asset Management, Inc. gifted to The Medtronic Foundation. Effective December 31, 2001, Medtronic Asset Management was merged with and into Medtronic International Ltd., another wholly-owned subsidiary of Medtronic. As a consequence of such merger, the 6,100,000 shares of VidaMed common stock referenced above were held by Medtronic International until January 2002. In January 2002, Medtronic International transferred all 6,100,000 shares of its VidaMed common stock to The Medtronic Foundation as a gift. Medtronic and Medtronic International disclaim beneficial ownership of the warrants held by the Medtronic Foundation and the shares underlying such warrants. This information is based on Schedules 13D filed with the Securities and Exchange Commission on January 30, 2002 by Medtronic, Medtronic International and The Medtronic Foundation.
(3) Includes 349,750 shares owned by the Hayden R. Fleming and LaDonna M. Fleming Revocable Trust; 67,150 shares owned by the LaDonna M. Fleming IRA; 222,490 shares owned by the Hayden R. Fleming IRA; and 2,485,033 shares owned by Circle F Ventures, LLC, a Georgia limited liability company, which is a private investment fund managed by Mr. Fleming. Also includes 168,000 shares subject to warrants. This information is based on information provided by Fleming Securities, Inc.

Stock Ownership of Directors and Management

                                                                                               Of Shares
                                                                                              Beneficially
                                                                 Common Stock                Owned, Shares
                                                              Beneficially Owned Approximate  That May be
                                                              as of December 20, Percent of     Acquired
Name                                                                 2001         Class (1)  Within 60 Days
----                                                          ------------------ ----------- --------------
Randy D. Lindholm (2)........................................       935,539         2.51%        906,237
Elizabeth H. Davila..........................................        30,000            *          30,000
Michael D. Ellwein (3).......................................        25,000            *          25,000
Robert J. Erra...............................................        24,434            *          21,668
Paulita M. LaPlante..........................................        30,000            *          30,000
Kurt C. Wheeler..............................................        30,000            *          30,000
John F. Howe.................................................       231,822            *         210,822
Stephen J. Williams..........................................       156,413            *         149,532
Lewis Chapman................................................        75,000            *          75,000
All current executive officers and directors as a group (nine
  persons)...................................................     1,538,208         4.06%      1,478,259

--------
*  Less than one percent
(1) Based upon 36,399,787 shares of common stock issued and outstanding as of December 20, 2001.
(2) Includes 475 shares owned by Randy Lindholm's spouse.
(3) Does not include shares beneficially owned by Medtronic International or The Medtronic Foundation.

         INFORMATION REGARDING MEDTRONIC AND VIDAMED ACQUISITION CORP.

   Medtronic is the world's leading medical technology company, providing lifelong solutions for people with chronic disease. Medtronic's primary products are used for bradycardia pacing, tachyarrhythmia management, atrial fibrillation, heart failure, coronary and peripheral vascular disease, minimally invasive cardiac surgery, heart valve replacement, extracorporeal cardiac support, spinal and neurosurgery, malignant and non-malignant pain, movement disorders, neurodegenerative disorders, medical systems for the treatment of diabetes, and ear, nose and throat surgery. Medtronic's businesses operate in four units that comprise one reportable segment, that of manufacturing and selling device-based medical therapies. The four units are:
Cardiac Rhythm Management; Vascular; Cardiac Surgery; and Neurological, Spinal, Diabetes, and ENT.

   Medtronic's common stock trades on The New York Stock Exchange under the symbol "MDT." Medtronic was founded in 1949, incorporated in 1957 and today serves physicians, clinicians and patients in more than 120 countries worldwide. Medtronic is a Minnesota corporation. Its business address is 710 Medtronic Parkway, N.E., Minneapolis, Minnesota 55432-5604, telephone: (763) 514-4000.

   VidaMed Acquisition Corp. is a newly-formed Delaware corporation that is wholly owned by Medtronic. VidaMed Acquisition Corp. was incorporated on December 3, 2001 in preparation for the proposed merger and has not conducted any business activities to date. Its business address is 710 Medtronic Parkway, N.E., Minneapolis, Minnesota 55432-5604, telephone: (763) 514-4000.

   Neither Medtronic nor VidaMed Acquisition Corp was (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

   The sole director of VidaMed Acquisition Corp. is Michael D. Ellwein. The executive officers of VidaMed Acquisition Corp. are Arthur D. Collins, Jr., David J. Scott, Robert L. Ryan, Gary L. Ellis, Michael D. Ellwein, Margaret A. Osborne, and Carol E. Malkinson.

   The business address for all individuals included in the following table is 710 Medtronic Parkway, N.E., Minneapolis, Minnesota 55432-5604, telephone:
(763) 514-4000. All of the individuals are U.S. citizens.

   To the knowledge of Medtronic, none of the individuals included in the following table was (i) convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), or (ii) a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

                                                                                   Present Principal Occupation and Material
                                                           Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age                       Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------                       ----------------------- --------------------- ---------------------------------------------
Jeffrey A. Balagna (40)...........  Senior Vice                                  Mr. Balagna has been Senior Vice President
                                    President and                                and Chief Information Officer of the
                                    Chief Information                            company since March 2001. Prior to joining
                                    Officer (since 2001)                         the company, Mr. Balagna held several
                                                                                 management positions within General
                                                                                 Electric Company from June 1997 to March,
                                                                                 2001 including, most recently, General
                                                                                 Manager, Operations for GE Medical
                                                                                 Systems Americas; he also served as Chief
                                                                                 Information Officer, GE Medical Systems
                                                                                 and Chief Information Officer, GE
                                                                                 Consumer Motors and Controls. Prior to his
                                                                                 tenure at General Electric, Mr. Balagna was
                                                                                 Manager, Information Management at Ford
                                                                                 Motor Company from October 1995 to June
                                                                                 1997.

Michael R. Bonsignore (60)........  Director (since 1999)                        Mr. Bonsignore was Chairman of the Board
                                                                                 of Honeywell International, Inc. (diversified
                                                                                 technology and manufacturing company)
                                                                                 from April 2000 to July 2001 and Chief
                                                                                 Executive Officer of Honeywell
                                                                                 International from December 1999 to July
                                                                                 2001; was Chairman of the Board and Chief
                                                                                 Executive Officer of Honeywell, Inc. from
                                                                                 April 1993 to December 1999; was
                                                                                 Executive Vice President and Chief
                                                                                 Operating Officer of the International and
                                                                                 Home & Building Control Business of
                                                                                 Honeywell, Inc. from 1990 to 1993; was
                                                                                 President of Honeywell's International
                                                                                 business from 1987 to 1990; and was
                                                                                 President of Honeywell Europe from 1983 to
                                                                                 1987. He is also a member of various
                                                                                 advisory boards and committees including
                                                                                 the U.S.-China Business Council, U.S.-
                                                                                 Russia Trade and Economic Council, the
                                                                                 Alliance to Save Energy Board, and the New
                                                                                 Perspectives Fund Advisory Board.

William R. Brody, M.D., PH.D. (57)  Director (since 1998)                        Dr. Brody has been President of The Johns
                                                                                 Hopkins University since September 1996.
                                                                                 He was Provost of the University of
                                                                                 Minnesota Academic Health Center from
                                                                                 September 1994 to May 1996; was the
                                                                                 Martin Donner Professor and Director of the
                                                                                 Department of Radiology at The Johns
                                                                                 Hopkins University School of Medicine
                                                                                 from 1987 to 1994. He is also a director of
                                                                                 AEGON, USA, a division of AEGON, N.V.,
                                                                                 Avistar1 Communications, Inc., and
                                                                                 Mercantile Bankshares Corporation.

                                                                            Present Principal Occupation and Material
                                                    Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age                Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------                ----------------------- --------------------- ---------------------------------------------

Paul W. Chellgren (58).....  Director (since 1997)                        Mr. Chellgren has been Chairman of the
                                                                          Board and Chief Executive Officer of
                                                                          Ashland Inc. (energy company) since
                                                                          January 1997 and Chief Executive Officer
                                                                          since October 1996; was President and Chief
                                                                          Operating Officer of Ashland Inc. from
                                                                          January 1992 to September 1996. He is also
                                                                          a director of The PNC Financial Services
                                                                          Group, Inc.

Arthur D. Collins, Jr. (53)  Director (since          President (since    Mr. Collins has been Medtronic's President
                             1994), President and     2001)               and Chief Executive Officer since May
                             Chief Executive                              2001; was President and Chief Operating
                             Officer                                      Officer from August 1996 to April 2001;
                                                                          was Chief Operating Officer from January
                                                                          1994 to August 1996; was Executive Vice
                                                                          President of the Company and President of
                                                                          Medtronic International from June 1992 to
                                                                          January 1994. He was Corporate Vice
                                                                          President of Abbott Laboratories (health care
                                                                          products) from October 1989 to May 1992
                                                                          and Divisional Vice President of that
                                                                          company from May 1984 to October 1989.
                                                                          He held various management positions both
                                                                          in the U.S. and Europe during his 14 years
                                                                          with Abbott. He is also a director of U.S.
                                                                          Bancorp and Cargill, Inc., and a member of
                                                                          the Board of Overseers of The Wharton
                                                                          School. Mr. Collins was elected President of
                                                                          VidaMed Acquisition Corp. in December
                                                                          2001.

Gary L. Ellis (45).........  Vice-President,          Vice President,     Mr. Ellis was elected Vice President,
                             Corporate Controller     Controller and      Controller and Treasurer of VidaMed
                             and Treasurer (since     Treasurer (since    Acquisition Corp. in December 2001. Mr.
                             1994)                    2001)               Ellis has been Medtronic's Vice President,
                                                                          Corporate Controller and Treasurer since
                                                                          1994; and has been with Medtronic in
                                                                          various finance roles since 1989.

Michael D. Ellwein (62)....  Vice President and       Director and Vice   Mr. Ellwein was elected Director and Vice
                             Chief Development        President (since    President of VidaMed Acquisition Corp in
                             Officer (since 1990)     2001)               December 2001. Mr. Ellwein has been Vice
                                                                          President and Chief Development Officer of
                                                                          Medtronic since May 1990.

Janet Fiola (59)...........  Senior Vice                                  Ms. Fiola has been Senior Vice President,
                             President, Human                             Human Resources, since March 1994. She
                             Resources (since                             was Vice President, Human Resources, from
                             1994)                                        February 1993 to March 1994, and was Vice
                                                                          President, Corporate Human Resources,
                                                                          from February 1988 to February 1993.

                                                                             Present Principal Occupation and Material
                                                     Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age                 Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------                 ----------------------- --------------------- ---------------------------------------------

William W. George (58)......  Director (since 1989)                        Mr. George has been Medtronic's Chairman
                                                                           of the Board since August 1996; was
                                                                           Chairman of the Board and Chief Executive
                                                                           Officer from August 1996 to April 2001; was
                                                                           President and Chief Executive Officer from
                                                                           May 1991 to August 1996; and was President
                                                                           and Chief Operating Officer from March 1989
                                                                           to April 1991. He was President, Honeywell
                                                                           Space and Aviation Systems, from December
                                                                           1987 to March 1989; President, Honeywell
                                                                           Industrial Automation and Control, from May
                                                                           1987 to December 1987 and Executive Vice
                                                                           President of that business from January 1983
                                                                           to May 1987. He is also a director of Target
                                                                           Corporation (formerly Dayton Hudson
                                                                           Corporation), Allina Health System
                                                                           (Chairman), Imation Corp., and Novartis AG.

Antonio M. Gotto, Jr., M.D.,
  D. Phil. (65).............
                              Director (since 1992)
                                                                           Dr. Gotto has been Dean of the Weill
                                                                           Medical College of Cornell University and
                                                                           Provost for Medical Affairs, Cornell
                                                                           University, since January 1997. He was
                                                                           Chairman and Professor of the Department
                                                                           of Medicine at Baylor College of Medicine
                                                                           and Methodist Hospital from 1977 through
                                                                           1996 and former J. S. Abercrombie Chair,
                                                                           Atherosclerosis and Lipoprotein Research
                                                                           from 1976 to 1996. He is Past President,
                                                                           International Atherosclerosis Society, Past
                                                                           President, American Heart Association, a
                                                                           member of the National Institute of
                                                                           Medicine of the National Academy of
                                                                           Sciences and a Fellow of the American
                                                                           Academy of Arts and Sciences.

Robert M. Guezuraga (52)....  Senior Vice                                  Mr. Guezuraga has been Senior Vice
                              President and                                President and President, Cardiac Surgery,
                              President Cardiac                            since August 1999, and served as Vice
                              Surgery (since 1999)                         President and General Manager of Medtronic
                                                                           Physio-Control International, Inc., from
                                                                           September 1998 to August 1999. Mr.
                                                                           Guezuraga joined the company after its
                                                                           acquisition of Physio-Control International,
                                                                           Inc. in September 1998, where he had served
                                                                           as President and Chief Operating Officer
                                                                           since August 1994. Prior to that, Mr.
                                                                           Guezuraga served as President and CEO of
                                                                           Positron Corporation from 1987 to 1994 and
                                                                           held various management positions within
                                                                           General Electric Corporation, including
                                                                           GE's Medical Systems division.

                                                                              Present Principal Occupation and Material
                                                      Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age                  Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------                  ----------------------- --------------------- ---------------------------------------------

Bernadine P. Healy, M.D. (57)  Director (since 1993)                        Dr. Healy has been President and Chief
                                                                            Executive Officer of the American Red
                                                                            Cross since September 1999; was Dean,
                                                                            College of Medicine and Public Health, and
                                                                            Professor of Medicine, The Ohio State
                                                                            University, from October 1995 to September
                                                                            1999. She was Physician and Science Policy
                                                                            Advisor, The Cleveland Clinic Foundation
                                                                            (nonprofit medical research organization),
                                                                            from July 1993 to May 1995; Director of the
                                                                            National Institutes of Health from April 1991
                                                                            to June 1993; Chairman of the Research
                                                                            Institute of The Cleveland Clinic Foundation
                                                                            from November 1985 to April 1991;
                                                                            President, the American Heart Association,
                                                                            National Center, from 1988 to 1989; Deputy
                                                                            Director of Office of Science and
                                                                            Technology Policy, Executive Office of the
                                                                            United States President, from 1984 to 1985;
                                                                            Professor of Medicine, The Johns Hopkins
                                                                            University School of Medicine from 1977 to
                                                                            1984. She is also a trustee of Battelle
                                                                            Memorial Institutes and a director of MBNA
                                                                            Corporation, Invacare Corporation and
                                                                            Ashland Inc.

Stephen H. Mahle (55)........  Senior Vice                                  Mr. Mahle has been Senior Vice President
                               President and                                and President, Cardiac Rhythm
                               President Cardiac                            Management, since January 1998. Prior to
                               Rhythm                                       that, he was President, Brady Pacing, from
                               Management (since                            May 1995 to December 1997 and Vice
                               1998)                                        President and General Manager, Brady
                                                                            Pacing, from January 1990 to May 1995.
                                                                            Mr. Mahle has been with the company for
                                                                            28 years and served in various general
                                                                            management positions prior to 1990.

Carol E. Malkinson (47)......  Senior Legal            Assistant Secretary  Ms. Malkinson was elected Assistant
                               Counsel and                                  Secretary of VidaMed Acquisition Corp. in
                               Assistant Secretary                          December 2001. Ms. Malkinson has been
                               (since 1992)                                 Senior Legal Counsel and Assistant
                                                                            Secretary of Medtronic since 1992.

                                                                          Present Principal Occupation and Material
                                                  Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age              Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------              ----------------------- --------------------- ---------------------------------------------

Glen D. Nelson, M.D. (64)  Director (since 1980)                        Dr. Nelson has been Vice Chairman of
                                                                        Medtronic since July 1988 and was
                                                                        Executive Vice President from August 1986
                                                                        to July 1988; Chairman and Chief Executive
                                                                        Officer of American MedCenters, Inc.
                                                                        (HMO management) from July 1984 to
                                                                        August 1986; Chief Executive Officer,
                                                                        President and Chairman of the Board of
                                                                        Trustees of Park Nicollet Medical Center
                                                                        (medical services) from 1975 to 1986;
                                                                        Surgeon at Park Nicollet Medical Center
                                                                        from 1969 to 1986. He is also a director of
                                                                        The St. Paul Companies, Inc. and Carlson
                                                                        Holdings, Inc. and a member of the Johns
                                                                        Hopkins Medical Board of Visitors and the
                                                                        Jackson Hole Group.

Denise M. O'Leary (44)...  Director (since 2000)                        Ms. O'Leary is a private venture capital
                                                                        investor in a variety of early stage
                                                                        companies. She was with Menlo Ventures, a
                                                                        venture capital investment company, from
                                                                        1983 to 1996 and she served as a General
                                                                        Partner from 1987 to 1996. Ms. O'Leary is
                                                                        also a director of America West Holdings
                                                                        Corporation and Del Monte Foods Company
                                                                        and a member of the Stanford University
                                                                        Board of Trustees, Chair of the Stanford
                                                                        Board Committee for the Stanford Medical
                                                                        Center and Chair of the Board of Directors
                                                                        of Stanford Hospitals and Clinics.

Margaret A. Osborne (45).  Vice President,           Vice President     Ms. Osborne was elected Vice President of
                           Corporate Tax             (since 2001)       VidaMed Acquisition Corp. in December
                           (since 1998)                                 2001. Ms. Osborne has been Vice President,
                                                                        Corporate Tax for Medtronic since 1998 and
                                                                        has held various positions in Medtronic's tax
                                                                        department since joining Medtronic in 1980.

                                                                       Present Principal Occupation and Material
                                               Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age           Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------           ----------------------- --------------------- ---------------------------------------------

Andrew P. Rasdal (43).  Senior Vice                                  Mr. Rasdal has been Senior Vice President
                        President and                                and President, Vascular since May 2000. Mr.
                        President Vascular                           Rasdal joined the company after its January
                        (since 2000)                                 1999 acquisition of Arterial Vascular
                                                                     Engineering, Inc. ("AVE"), where he served
                                                                     as Vice President and General Manager,
                                                                     Coronary Vascular, since February 1999.
                                                                     Prior to that, he served as Vice President of
                                                                     Marketing for AVE since March 1998 and as
                                                                     Director of Marketing since February 1997.
                                                                     Prior to joining the company, Mr. Rasdal
                                                                     held sales and marketing positions for EP
                                                                     Technologies, a division of Boston Scientific
                                                                     Corporation, from March 1993 to February
                                                                     1997. From 1990 to 1993, Mr. Rasdal served
                                                                     as a sales representative for SCIMED
                                                                     Lifesystems, Inc. and as a sales
                                                                     representative and a business analyst for
                                                                     ACS (now Guidant Corporation).

Jean Pierre Rosso (61)  Director (since 1998)                        Mr. Rosso has been Chairman of the CNH
                                                                     Global N.V. (agricultural and construction
                                                                     equipment) since November 1999; was
                                                                     Chairman and Chief Executive Officer of
                                                                     CNH Global N.V. from November 1999 to
                                                                     November 2000; was Chairman and Chief
                                                                     Executive Officer of Case Corporation
                                                                     (agricultural and construction equipment)
                                                                     from March 1996 to November 1999;
                                                                     President and Chief Executive Officer of
                                                                     Case Corporation from April 1994 to March
                                                                     1996. He was President of the Home &
                                                                     Building Control Business of Honeywell,
                                                                     Inc. from 1992 to April 1994; President of
                                                                     European operations of Honeywell, Inc.
                                                                     from 1987 through 1991. He is also a
                                                                     director of ADC Telecommunications, Inc.
                                                                     and Credit Lyonnais.

Robert L. Ryan (58)...  Senior Vice            Vice President and    Mr. Ryan has been Senior Vice President
                        President and          Chief Financial       and Chief Financial Officer since April
                        Chief Financial        Officer (since 2001)  1993. Prior to joining the company, Mr.
                        Officer (since 1993)                         Ryan was Vice President, Finance, and Chief
                                                                     Financial Officer of Union Texas Petroleum
                                                                     Corp. from May 1984 to April 1993,
                                                                     Controller from May 1983 to May 1984, and
                                                                     Treasurer from March 1982 to May 1983.
                                                                     Mr. Ryan was elected Vice President and
                                                                     Chief Financial Officer of VidaMed
                                                                     Acquisition Corp. in December 2001.

                                                                        Present Principal Occupation and Material
                                                Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age            Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------            ----------------------- --------------------- ---------------------------------------------

Jack W. Schuler (60)...  Director (since 1990)                        Mr. Schuler has been Chairman of the Board
                                                                      of Stericycle, Inc. (medical waste treatment
                                                                      and recycling) since 1990 and Chairman of
                                                                      the Board of Ventana Medical Systems, Inc.
                                                                      (immunohistochemistry diagnostic systems)
                                                                      since November 1995; was President and
                                                                      Chief Operating Officer of Abbott
                                                                      Laboratories (health care products) from
                                                                      January 1987 to August 1989; a director of
                                                                      that company from April 1985 to August
                                                                      1989 and Executive Vice President from
                                                                      January 1985 to January 1987. He is also a
                                                                      director of Chiron Corporation.

David J. Scott (48)....  Senior Vice             Vice President and   Mr. Scott has been Senior Vice President and
                         President and           Secretary            General Counsel since joining the company
                         General Counsel         (since 2001)         in May 1999 and Secretary since January
                         (since May 1999),                            2000. Prior to that, Mr. Scott was General
                         Secretary                                    Counsel of London-based United Distillers
                         (since 2000)                                 & Vintners from December 1997 to April
                                                                      1999, General Counsel of London-based
                                                                      International Distillers & Vintners ("IDV")
                                                                      from April 1996 to November 1997, and
                                                                      Senior Vice President and General Counsel
                                                                      of IDV's operating companies in North and
                                                                      South America from January 1993 to March
                                                                      1996. Mr. Scott was elected Vice President
                                                                      and Secretary of VidaMed Acquisition Corp.
                                                                      in December 2001.

Gordon M. Sprenger (64)  Director (since 1991)                        Mr. Sprenger has been President and Chief
                                                                      Executive Officer of Allina Health System
                                                                      (health care delivery) since June 1999; was
                                                                      Chief Executive Officer of Allina Health
                                                                      System from April 1999 to June 1999;
                                                                      Executive Officer of Allina Health System
                                                                      from July 1994 to April 1999; Chief
                                                                      Executive Officer and director of HealthSpan
                                                                      Health Systems Corporation (health care
                                                                      delivery) from September 1992 to July 1994;
                                                                      President and Chief Executive Officer of
                                                                      LifeSpan, Inc. (health care delivery) from
                                                                      1982 to September 1992; Chief Executive
                                                                      Officer of Abbott-Northwestern Hospital from
                                                                      1982 to September 1992; and President of
                                                                      Abbott-Northwestern Hospital from 1982 to
                                                                      1988. He is also a director of The St. Paul
                                                                      Companies, Inc., Bush Foundation and Past
                                                                      Chair of the Board of the American Hospital
                                                                      Association.

                                                                       Present Principal Occupation and Material
                                               Position With VidaMed Occupations, Positions, Offices or Employment
Name and Age           Position With Medtronic   Acquisition Corp.            During the Last Five Years
------------           ----------------------- --------------------- ----------------------------------------------

Keith E. Williams (48)  Senior Vice                                  Mr. Williams has been Senior Vice President
                        President and                                and President Neurological, Spinal,
                        President                                    Diabetes, and ENT since August 2000. Prior
                        Neurological, Spinal,                        to that he served as Senior Vice President
                        Diabetes, and ENT                            and President Asia/Pacific from May 1999 to
                        (since 2000)                                 August 2000. Mr. Williams joined the
                                                                     company in April 1997 as President, Asia/
                                                                     Pacific, and Chairman, Medtronic Japan.
                                                                     Prior to that he held various sales, marketing
                                                                     and general management positions with
                                                                     General Electric Medical Systems for 23
                                                                     years, including President, GE Medical
                                                                     Systems China from 1993 to 1996.

Barry W. Wilson (57)..  Senior Vice                                  Mr. Wilson has been Senior Vice President
                        President (since                             since September 1997 and was named
                        1997)                                        President International in April 2001. He
                                                                     was President, Europe, Middle East and
                                                                     Africa since joining the company in April
                                                                     1995 through March 2001. Prior to that,
                                                                     Mr. Wilson was President of the Lederle
                                                                     Division of American Cyanamid/American
                                                                     Home Products from 1993 to 1995 and
                                                                     President, Europe of Bristol-Myers Squibb
                                                                     from 1991 to 1993, where he also served
                                                                     internationally in various general
                                                                     management positions from 1980 to 1991.

                   STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

   If the merger is completed, there will be no public participation in any future meetings of the stockholders of VidaMed. If the merger is not completed for any reason, stockholder proposals intended to be presented in the proxy materials relating to the next annual meeting of stockholders of VidaMed must have been received by VidaMed on or before December 17, 2001 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

   A stockholder who wishes to make a proposal at the next annual meeting of stockholders without including the proposal in VidaMed's proxy statement must notify VidaMed by March 2, 2002. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next meeting will have discretionary authority to vote on the proposal. All proposals must contain specific information required by VidaMed's restated bylaws, a copy of which may be obtained by writing VidaMed's Corporate Secretary.

                             INDEPENDENT AUDITORS

   The consolidated financial statements of VidaMed, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated into this proxy statement by reference, have been audited by Ernst & Young LLP, independent auditors. It is not anticipated that a representative of Ernst & Young LLP will attend the special meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Exchange Act file number for our SEC filings is 0-26082. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the following SEC public reference rooms:

Judiciary Plaza            Citicorp Center         Woolworth Building
450 Fifth Street,          500 West Madison Street 233 Broadway, 16th Floor
N.W.Washington, D.C. 20549 Chicago, Illinois 60621 New York, New York 10279-1803

   You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

   VidaMed, Medtronic and Medtronic's merger subsidiary have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The SEC allows us to "incorporate by reference" certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this proxy statement, except to the extent that this proxy statement updates or supersedes the information. We incorporate by reference the documents listed below which we have previously filed with the SEC (SEC file no. 0-26082):

   . Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

   . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, June
     30 and September 30, 2001; and


   . Our Current Reports on Form 8-K dated August 24, 2001, December 6, 2001 and February 19, 2002.


   We also incorporate by reference the information contained in all other documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting. The information will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

   We will provide you, at no charge, a copy of the documents we incorporate by reference in this proxy statement upon your request. To obtain timely delivery,
requests for copies should be made no later than       , 2002 (five business
days before the date of the special meeting). To request a copy of any or all of these documents, you should write or telephone us at:

                                 VidaMed, Inc.
                             46107 Landing Parkway
                           Fremont, California 94538
                         Attention: Investor Relations
                           Telephone: (510) 492-4900

   These documents are also included in our SEC filings that are made electronically through the SEC's EDGAR system and are available to the public at the SEC's website at http://www.sec.gov.

   Your vote is important. Whether or not you plan to attend the special meeting, please vote your shares of VidaMed common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

   You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different. The mailing of this proxy statement to stockholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                                          By Order of the Board of Directors

                                          Randy D. Lindholm
                                          Chairman, President and Chief
                                            Executive Officer

          , 2002
Fremont, California

================================================================================

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                               MEDTRONIC, INC.,

                           VIDAMED ACQUISITION CORP.

                                      AND

                                 VIDAMED, INC.

                         DATED AS OF DECEMBER 5, 2001

================================================================================

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----

ARTICLE 1.  THE MERGER..................................................  A-1

1.1.       The Merger...................................................  A-1

1.2.       The Closing..................................................  A-1

1.3.       Effective Time...............................................  A-2

1.4.       Effect of the Merger.........................................  A-2

ARTICLE 2.  THE SURVIVING CORPORATION...................................  A-2

2.1.       Certificate of Incorporation of the Surviving Corporation....  A-2

2.2.       Bylaws of the Surviving Corporation..........................  A-2

2.3.       Directors of the Surviving Corporation.......................  A-2

2.4.       Officers of the Surviving Corporation........................  A-2

ARTICLE 3.  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
  CORPORATIONS; CANCELLATION AND CONVERSION OF SECURITIES...............  A-2

3.1.       Capital Stock of Merger Sub..................................  A-2

3.2.       Cancellation of Treasury Stock and Parent Owned Stock........  A-2

3.3.       Conversion of Company Common Stock...........................  A-3

3.4.       Exchange of Certificates.....................................  A-3

3.5.       Stock Options................................................  A-4

3.6.       Warrants.....................................................  A-5

3.7.       Dissenting Shares............................................  A-5

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............  A-6

4.1.       Company Disclosure Schedule..................................  A-6

4.2.       Organization and Qualification...............................  A-6

4.3.       Restated Certificate of Incorporation and Restated Bylaws....  A-7

4.4.       Capitalization...............................................  A-7

4.5.       Company SEC Reports; Financial Statements....................  A-8

4.6.       Information Supplied.........................................  A-8

4.7.       Authorization and Enforceability.............................  A-8

4.8.       Absence of Certain Changes or Events.........................  A-9

4.9.       Consents and Approvals....................................... A-10

4.10.      Permits...................................................... A-10

4.11.      Compliance with Laws......................................... A-10

4.12.      Litigation................................................... A-11

4.13.      Employee Matters............................................. A-11

4.14.      Labor Matters................................................ A-13

4.15.      Real Property and Leases..................................... A-13

4.16.      Intellectual Property........................................ A-14

4.17.      Taxes........................................................ A-15

4.18.      Material Contracts........................................... A-15

                                                                           Page
                                                                           ----

 4.19. Suppliers.......................................................... A-16

 4.20. Environmental Matters.............................................. A-16

 4.21. Company Products; Regulation....................................... A-16

 4.22. Interested Party Transactions...................................... A-17

 4.23. Company Rights Agreement........................................... A-17

 4.24. Officers, Directors and Employees.................................. A-17

 4.25. Board Recommendation............................................... A-17

 4.26. Vote Required...................................................... A-17

 4.27. Fairness Opinion................................................... A-17

 4.28. No Finders......................................................... A-18

 ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...... A-18

 5.1.  Organization and Qualification..................................... A-18

 5.2.  Ownership of Merger Sub............................................ A-18

 5.3.  Authorization...................................................... A-18

 5.4.  Consents and Approvals............................................. A-18

 5.5.  Information Supplied............................................... A-19

 5.6.  Litigation......................................................... A-19

 5.7.  Interim Operations of Merger Sub................................... A-19

 5.8.  No Finders......................................................... A-19

 5.9.  Financing.......................................................... A-19

 ARTICLE 6.  COVENANTS.................................................... A-20

 6.1.  Conduct of Business of the Company................................. A-20

 6.2.  Conduct of Business of the Parent.................................. A-22

 6.3.  No Solicitation.................................................... A-22

 6.4.  Company Stockholders Meeting....................................... A-23

 6.5.  Proxy Statement and Schedule 13E-3................................. A-24

 6.6.  Confidentiality.................................................... A-25

 6.7.  Access to Information.............................................. A-25

 6.8.  Approvals and Consents; Cooperation................................ A-26

 6.9.  Employee Benefits and Employee Matters............................. A-26

 6.10. Company Employee Stock Purchase Plan............................... A-27

 6.11. Expenses........................................................... A-27

 6.12. Further Actions.................................................... A-27

 6.13. Officers' and Directors' Indemnification........................... A-27

 6.14. Notification of Certain Matters.................................... A-28

 6.15. Term Loan.......................................................... A-28

 ARTICLE 7.  CLOSING CONDITIONS........................................... A-28

 7.1.  Conditions to Obligations of the Parent, Merger Sub and the Company A-28

 7.2.  Conditions to Obligations of the Parent and Merger Sub............. A-29

 7.3.  Conditions to Obligations of the Company........................... A-29

                                                                      Page
                                                                      ----

      ARTICLE 8.  TERMINATION AND ABANDONMENT........................ A-30

      8.1.  Termination.............................................. A-30

      8.2.  Effect of Termination.................................... A-31

      8.3.  Termination Fees......................................... A-31

      8.4.  No Penalty; Costs of Collection.......................... A-32

      ARTICLE 9.  GENERAL PROVISIONS................................. A-32

      9.1.  Non-Survival of Representations, Warranties and Covenants A-32

      9.2.  Amendment and Modification............................... A-32

      9.3.  Waiver................................................... A-32

      9.4.  Notices.................................................. A-32

      9.5.  Specific Performance..................................... A-33

      9.6.  Assignment............................................... A-33

      9.7.  Governing Law............................................ A-33

      9.8.  Submission to Jurisdiction; Waivers...................... A-33

      9.9.  Knowledge................................................ A-34

      9.10. Interpretation........................................... A-34

      9.11. Publicity................................................ A-34

      9.12. Entire Agreement......................................... A-34

      9.13. Severability............................................. A-34

      9.14. Counterparts............................................. A-35

EXHIBITS:



Exhibit A: Certificate of Incorporation of the Surviving Corporation

Exhibit B: Form of Non-Negotiable, Secured Promissory Note

                         AGREEMENT AND PLAN OF MERGER

   THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of December 5, 2001, by and among MEDTRONIC, INC., a Minnesota corporation (the "Parent"), VIDAMED ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of the Parent ("Merger Sub"), and VIDAMED, INC., a Delaware corporation (the "Company").

   WHEREAS, the respective Boards of Directors of the Parent, Merger Sub and the Company have each determined that an acquisition of the Company by the Parent is advisable and in the best interests of their respective stockholders;

   WHEREAS, in furtherance of the acquisition of the Company by the Parent, the respective Boards of Directors of the Parent, Merger Sub and the Company have each approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement, whereby each share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger, other than shares owned directly or indirectly by the Parent or by the Company, will be converted into the right to receive the Merger Consideration (as defined in Section 3.3) in accordance with the provisions of Article 3 of this Agreement;

   WHEREAS, upon execution of this Agreement, the Parent will agree to loan the Company $5 million pursuant to a non-negotiable, secured promissory note; and

   WHEREAS, the Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements contained herein and intending to be legally bound hereby, the Parent, Merger Sub and the Company hereby agree as follows:

                                  ARTICLE 1.

                                  THE MERGER

   1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware ("DGCL"), at the Effective Time (as defined in Section 1.3), Merger Sub will be merged with and into Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") under the laws of the State of Delaware under the name "Medtronic VidaMed, Inc.".

   1.2. The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific Standard Time, on a date to be specified by the parties which will be no later than the second Business Day (as defined below) after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)), set forth in Article 7, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing will take place by telecopy exchange of signature pages with originals to follow by overnight delivery, or in such other manner or at such place as the parties hereto may agree. The Company will as promptly as practicable notify the Parent, and the Parent and Merger Sub will as promptly as practicable notify the Company, when the conditions to such party's obligation to effect the Merger contained in Article 7 will have been satisfied. For purposes of this Agreement, a "Business Day" will mean any day that is not a Saturday, a Sunday or other day on which the offices of the Secretary of State of the State of Delaware is closed.

   1.3 Effective Time. At the Closing, the Company, the Parent and Merger Sub will file, or cause to be filed, with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in accordance with the DGCL, in such form as is required by, and executed in accordance with, the relevant provisions of, the DGCL. The parties will take such other and further actions as may be required by law to make the Merger effective. The Merger will become effective at the time of such filing or, if agreed to by the Parent and the Company, at such later time or date as is set forth in the Certificate of Merger (the "Effective Time").

   1.4 Effect of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub will become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                                  ARTICLE 2.

                           THE SURVIVING CORPORATION

   2.1. Certificate of Incorporation of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended as of the Effective Time to read as set forth in Exhibit A to this Agreement.

   2.2. Bylaws of the Surviving Corporation. At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law, the provisions of the Certificate of Incorporation of the Surviving Corporation and the provisions of such Bylaws.

   2.3. Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected and qualified, as the case may be.

   2.4. Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation until the earlier of their respective deaths, resignations or removals or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                  ARTICLE 3.

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
      CONSTITUENT CORPORATIONS; CANCELLATION AND CONVERSION OF SECURITIES

   3.1. Capital Stock of Merger Sub. At the Effective Time, automatically by virtue of the Merger and without any further action on the part of Merger Sub, the Company or any holder of any share of capital stock of the Company or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will remain outstanding as one share of common stock, par value $0.01 per share, of the Surviving Corporation.

   3.2. Cancellation of Treasury Stock and Parent Owned Stock. At the Effective Time, automatically by virtue of the Merger and without any further action on the part of Merger Sub, the Company or any holder of any share of capital stock of the Company or Merger Sub, each share of Company Common Stock issued and held immediately prior to the Effective Time in the Company's treasury and each share of Company Common Stock that is owned by the Parent, Merger Sub or any other subsidiary of the Parent (the "Cancelled Shares") will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

   3.3. Conversion of Company Common Stock. At the Effective Time, subject to the provisions of this Agreement (including without limitation this Section 3.3 and Sections 3.4 and 3.7), automatically by virtue of the Merger and without any further action on the part of Merger Sub, the Company or any holder of any share of capital stock of the Company or Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares (as defined in Section 3.7)), together with the associated Company Rights (as defined in Section 4.4), will be converted into the right to receive in cash from the Parent, without interest, an amount equal to $7.91 (the "Merger Consideration"). At the Effective Time, all such shares of Company Common Stock, together with the associated Company Rights (as defined in Section 4.4), will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificates in accordance with
Section 3.4 the Merger Consideration.

   3.4.  Exchange of Certificates.

      (a) From time to time, as necessary, at or following the Effective Time, the Parent must make available to Computershare Investor Services, LLC or such other commercial bank or trust company designated by the Parent and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of shares of Company Common Stock (other than Cancelled Shares and Dissenting Shares), cash in the amount required to be exchanged for shares of Company Common Stock in the Merger pursuant to Section 3.3 (such cash being hereinafter referred to as the "Exchange Fund"). The Paying Agent must, pursuant to irrevocable instructions, deliver the cash contemplated to be paid pursuant to Section 3.3 out of the Exchange Fund. Except as contemplated by Section 3.4(f), the Exchange Fund must not be used for any other purpose.

      (b) As promptly as reasonably practicable after the Effective Time, the Parent must cause the Paying Agent to mail to each holder of record of a certificate or certificates (to the extent such certificates have not already been submitted to the Paying Agent) which immediately prior to the Effective Time represented outstanding shares (other than Cancelled Shares and Dissenting Shares) of Company Common Stock (the "Certificates") (i) a letter of transmittal (which will be in customary form and will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent and will be in such form and have such other provisions as the Parent and the Paying Agent will reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such certificates will have been converted into the right to receive pursuant to this Agreement.

      (c) Upon surrender to the Paying Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent pursuant to such instructions, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, to be distributed as soon as practicable after the Effective Time (after giving effect to any required tax withholding) in each case without interest, and the Certificate so surrendered will immediately be cancelled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.4, each Certificate will be deemed at all times after the Effective Time for all purposes to represent only the right to receive upon such surrender the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

      (d) Cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and, following the Effective Time, there will be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they will be cancelled and exchanged as provided in this Section 3.4. From and after the Effective Time, holders of Certificates will cease to have any rights as stockholders of the Company, except as provided by law.

      (e) To the extent permitted by applicable law, any portion of the Exchange Fund which remains undistributed to the holders of shares of Company Common Stock six months after the Effective Time will be delivered to the Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article 3 must thereafter look only, as general creditors, only to the Parent for the Merger Consideration, without interest. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date, as is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) will, to the extent permitted by applicable law, become the property of the Parent free and clear of any claims or interest of any person previously entitled thereto.

      (f) Notwithstanding Section 3.3, none of the Paying Agent, the Parent nor the Surviving Corporation will be liable to any holder of shares of Company Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      (g) The Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.

      (h) If any Certificate will have been lost, stolen or destroyed, upon the delivery to the Paying Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration.

   3.5.  Stock Options.

      (a) Not later than 30 days prior to the Effective Time, the Company will send a notice (the "Option Notice") to all holders of outstanding options to purchase shares of Company Common Stock (the "Company Options"): (i) specifying that such options will not be assumed in connection with the Merger, and (ii) specifying that any Company Options outstanding as of the Effective Time will terminate and be cancelled at such time and represent only the right to receive the consideration, if any, specified in Section 3.5(c) in accordance with this Agreement.

      (b) The Company will permit each holder of a Company Option who desires to exercise all or any portion of such Company Option following receipt of the Option Notice to exercise such Company Option prior to the Effective Time.

      (c) Each Company Option outstanding as of the Effective Time will by virtue of the Merger, and without any action on the part of the holder thereof, be terminated and cancelled as of the Effective Time and converted into, and represent only, the right to receive an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock which are issuable upon exercise of such Company Option (regardless of whether such Company Option is vested or not) immediately prior to the Effective Time over (ii) the exercise price of those shares of Company Common Stock subject to such Company Option. The aggregate amount payable pursuant to this
   Section 3.5(c) will hereinafter be referred to as the "Option Cash-Out
   Amount."

      (d) promptly following the Effective Time, the Parent will cause the Paying Agent to mail to each holder (as of the Effective Time) of a Company Option which was converted into the right to receive the Option Cash-Out Amount pursuant to Section 3.5(c) hereof, (i) a letter of transmittal (which will be in such form and have such other provisions as the Parent may reasonably specify), and (ii) instructions for use in receiving cash payable in respect of such Company Options. Upon the delivery of such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, together with the documentation representing the Company Options surrendered thereby, to the Paying Agent, the holders of Company Options will be entitled to receive the Option Cash-Out Amount payable to them in respect of such Company Options pursuant to Section 3.5(c).

   3.6.  Warrants.

      (a) Not later than 30 days prior to the Effective Time, the Company will send a notice to the holders of outstanding warrants to purchase shares of Company Common Stock (the "Company Warrants"): (i) specifying that such warrants will not be assumed in connection with the Merger, and (ii) specifying that any Company Warrants outstanding as of the Effective Time will terminate and be cancelled at such time and represent only the right to receive the consideration, if any, specified in this Section 3.6(a) in accordance with this Agreement. At the Effective Time, each Company Warrant will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and represent only, the right to receive, upon delivery thereof to the Company, an amount in cash equal to the excess, if any, of (i) the product of the Merger Consideration multiplied by the number of shares of Company Common Stock issuable upon exercise of such Company Warrant immediately prior to the Effective Time over (ii) the aggregate exercise price of all such shares of Company Common Stock exercisable under such Company Warrant immediately prior to the Effective Time. The aggregate amount payable pursuant to this Section 3.6(a) will hereinafter be referred to as the "Warrant Cash-Out Amount."

      (b) Promptly following the Effective Time, the Parent will cause the Paying Agent to mail to each holder (as of the Effective Time) of a Company Warrant if converted into the right to receive the Warrant Cash-Out Amount pursuant to Section 3.6(a), (i) a letter of transmittal (which will be in such form and have such other provisions as the Parent may reasonably specify), and (ii) instructions for use in receiving cash payable in respect of such Company Warrants. Upon the delivery of such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, together with the documentation representing the Company Warrant surrendered thereby, to the Paying Agent, the holders of Company Warrant will be entitled to receive the Warrant Cash-Out Amount payable to them in respect of such Company Warrants pursuant to Section 3.6(a).

   3.7. Dissenting Shares. Notwithstanding Section 3.3, to the extent (if at all) that holders of Common Stock are entitled to appraisal rights under
Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), will not be converted into the right to receive the Merger Consideration, but the holders of Dissenting Shares will be entitled to receive from the Company such consideration as will be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder will have failed to perfect or will effectively withdraw or lose his or her right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock will thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares will not be deemed to be Dissenting Shares. The Company will give the Parent (i) prompt notice of any notices or demands for appraisal or payment for shares of Company Common Stock received by the Company and (ii) the opportunity to participate and direct all negotiations and proceedings with respect to any such demands or notices. The Company will not, without the prior written consent of the Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate any demands.

                                  ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Except as set forth in the Company Disclosure Schedule referred to in
Section 4.1 below, which identifies by section number the provision of this Agreement to which such exception relates, the Company represents and warrants to the Parent and Merger Sub as of the date hereof as follows:

   4.1. Company Disclosure Schedule. The Company has heretofore delivered to the Parent a disclosure schedule (the "Company Disclosure Schedule"), which is divided into sections that correspond to the sections of this Article 4.

   4.2.  Organization and Qualification.

      (a) The Company and each subsidiary of the Company (referred to herein as a "Company Subsidiary") is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. The Company and each Company Subsidiary is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Company Material Adverse Effect (as defined below).

      (b) "Company Material Adverse Effect" means any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, is or would reasonably be expected to: (i) have a material adverse effect on the business (including its prospects, current products or products identified for development), operations, assets, properties, results of operations, or financial condition of the Company and the Company Subsidiaries, with the Company and the Company Subsidiaries considered as a whole, (ii) prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, or (iii) unless resulting from or relating to any act or omission of the Parent following the date hereof (other than an act or omission required or reasonably contemplated by this Agreement), have a material adverse effect on the ability of the Surviving Corporation or the Parent to conduct such business (as presently conducted) following the Effective Time or the ability of Parent to exercise full rights of ownership of the Company or its assets or business; provided, however, that there will be excluded from the definition of Company Material Adverse Effect (x) any adverse effect, change, event, circumstance or condition in the medical device industry or in the economy generally (as opposed to the Company specifically), and (y) any adverse effect, change, event, circumstance or condition that results from the Parent's refusal to permit the Company upon the Company's request to the Parent to take any of the actions itemized in
   Section 6.1 hereof.

      (c) Except to the extent specifically disclosed on the Company Disclosure Schedule, or any entity in which the Company owns, directly or indirectly, an equity interest of less than 1% of the fair market value of such entity's outstanding equity securities, neither the Company nor any Company Subsidiary, directly or indirectly, owns or controls or has any capital, equity, partnership, participation, or other ownership interest in any corporation, partnership, joint venture, or other business association or entity.

   4.3. Restated Certificate of Incorporation and Restated Bylaws. The Company has heretofore furnished or made available to the Parent a complete and correct copy of the Restated Certificate of Incorporation and the Restated Bylaws of the Company and the Certificate of Incorporation, Bylaws or equivalent organizational documents of each Company Subsidiary, each as in full force and effect as of the date hereof. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its Certificate of Incorporation, Bylaws or equivalent organizational documents, except where any such violation could not reasonably be expected to have a Company Material Adverse Effect.

   4.4. Capitalization. The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share ("Company Preferred Stock"), 30,000 shares of which are designated as Series A Participating Preferred Stock (the "Series A Preferred Stock"). As of the date hereof, (a) 36,115,627 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (b) no shares of Company Common Stock are held in the treasury of the Company, (c) no shares of Company Common Stock are held by the Company Subsidiaries, (d) 6,849,906 shares of Company Common Stock are reserved for future issuance pursuant to outstanding Company Options and Company Warrants, and (e) 89,988 shares of Company Common Stock are reserved for future issuance pursuant to the VidaMed, Inc. Amended and Restated 1995 Employee Stock Purchase Plan ("Company ESPP"). As of the date hereof, no shares of Company Preferred Stock are issued and outstanding (including all of the Company Preferred Stock being reserved for issuance in accordance with the Amended and Restated Rights Agreement dated as of November 8, 2001, by and between the Company and Computershare Trust Company, as amended (as amended, the "Company Rights Agreement"), pursuant to which the Company had issued rights to purchase the Series A Preferred Stock (the "Company Rights")). Except as set forth in this Section 4.4 or as set forth in Section 4.4 of the Company Disclosure Schedule, and except further for the Company Rights issued pursuant to the Company Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 4.4 of the Company Disclosure Schedule accurately sets forth information regarding the holder, the exercise price, the date of grant or issuance, and the number of underlying securities issuable in respect of each Company Warrant and Company Option. All securities of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any securities of the Company or of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and except as set forth in Section 4.4 of the Company Disclosure Schedule, each such share is owned by the Company or another Company Subsidiary, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or any Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. To the knowledge of the Company, as of the date of this Agreement and except as contemplated by this Agreement, there are not any agreements that relate to the voting or control of any outstanding shares of Company Common Stock. No consent of holders of any Company Options or Company Warrants or of participants in the Company ESPP, is required to carry out the provisions of Sections 3.5, 3.6 and 6.10. All actions, if any, required on the part of the Company under the Company Options, Company Warrants and the Company ESPP to allow for the treatment of Company Options, Company Warrants and the Company ESPP as is provided in Section 3.5, 3.6 and 6.10, have been, or prior to the Closing will be, validly taken by the Company. In no event will the aggregate number of shares of Company Common Stock outstanding at the Effective Time (including all shares subject to then outstanding Company Options, Company Warrants or other rights to acquire or commitments to issue shares of Company Common Stock ) exceed 43,055,521 plus that number of shares of Company Common Stock equal to $30,774 divided by the closing sale price of a share of Company Common Stock at the end of the regular trading session on December 14, 2001.

   4.5.  Company SEC Reports; Financial Statements.

      (a) The Company has filed with the Securities and Exchange Commission (the "SEC"), at or prior to the time due, and has heretofore made available to the Parent true and complete copies of, all forms, reports, schedules, registration statements and definitive proxy statements (together with all information incorporated therein by reference, the "Company SEC Reports") required to be filed by it with the SEC since January 1, 1999. As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates and as of the date any information from such Company SEC Reports has been incorporated by reference, the Company SEC Reports did not contain any untrue statement of a material fact or omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) Each of the financial statements of the Company (including the related notes) included or incorporated by reference in the Company SEC Reports (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice and which could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the date of the most recent consolidated balance sheet included in the Company SEC Reports, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Company Subsidiaries or in the notes thereto.

   4.6. Information Supplied. None of the information supplied or to be supplied by the Company or any of the Company Subsidiaries for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 6.5(a)) and the Schedule 13E-3 (as defined in Section 6.5(a)) will, (i) at the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC or at any time it is amended or supplemented, (ii) on the date the Proxy Statement is first mailed to the stockholders of the Company, and (iii) at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made in or incorporated by reference therein based on information supplied by the Parent or Merger Sub specifically for inclusion or incorporation by reference therein. The Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

   4.7. Authorization and Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of its stockholders, the requisite corporate power and authority to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, no other corporate proceedings on the part of the Company (other than stockholder approval) or any Company Subsidiary are necessary to authorize this Agreement, and, subject to obtaining the approval of the Company's stockholders, no other corporate action on the part of the Company or any Company Subsidiary is necessary to consummate the transactions contemplated hereby. As of the date of this Agreement, the Board of Directors of the Company has declared the advisability of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies. The Company's Board of Directors has approved this Agreement and the transactions contemplated hereby and such approvals are sufficient so that neither the restrictions on "business combinations" set forth in Section 203(a) of DGCL nor the provisions of any other "fair price," "moratorium," "control share acquisition," or other similar anti-takeover statute or regulation nor the provisions of any applicable anti-takeover provisions in the Restated Certificate of Incorporation or Restated Bylaws of the Company will apply to this Agreement or any of the transactions contemplated by this Agreement. Under applicable law, the current Restated Certificate of Incorporation of the Company and the rules of The Nasdaq Stock Market, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the Restated Bylaws of the Company, applicable law and this Agreement, is the vote required for the stockholders of the Company to adopt this Agreement.

   4.8. Absence of Certain Changes or Events. Except as contemplated hereby or as disclosed in Section 4.8 of the Company Disclosure Schedule, since December 31, 2000, there has not been any change, effect, event, occurrence, state of facts or development known to the Company that individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the foregoing, except as contemplated hereby or as disclosed in Section 4.8 of the Company Disclosure Schedule, since December 31, 2000, and except as permitted by Section 6.1, (i) the Company and the Company Subsidiaries have conducted their business in the ordinary course of business and consistent with past practice and (ii) there has not been:

      (a) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Company Subsidiary (other than any wholly-owned Subsidiary) of any outstanding shares of capital stock or other equity or debt securities of, or other ownership interests in, the Company;

      (b) any amendment of any provision of the Certificate of Incorporation or Bylaws of, or of any material term of any outstanding security issued by, the Company or any Company Subsidiary (other than any wholly-owned Subsidiary);

      (c) any incurrence, assumption or guarantee by the Company or any Company Subsidiary of any indebtedness for borrowed money other than borrowings under existing short term credit facilities;

      (d) any change in any method of accounting or accounting practice by the Company or any Company Subsidiary, except for any such change required by reason of a change in GAAP and concurred with by the Company's independent public accountants;

      (e) issuance of any equity or debt securities of the Company other than
   (i) pursuant to Company Options or Company Warrants outstanding as of December 31, 2000 and the issuance of Company Options after such date in the ordinary course of business and consistent with past practice (and the issuance of Company Common Stock pursuant thereto), (ii) shares of Company Common Stock issued pursuant to the Company ESPP, and (iii) corresponding issuances of Company Rights pursuant to the Company Rights Agreement;

      (f) acquisition or disposition of assets material to the Company and the Company Subsidiaries, except for sales of inventory in the ordinary course of business consistent with past practice, or any acquisition or disposition of capital stock of any third party (other than acquisitions or dispositions of non-controlling equity interests of third parties in the ordinary course of business) or any merger or consolidation with any third party, by the Company or any Company Subsidiary;

      (g) entry by the Company into any joint venture, partnership or similar agreement with any person other than a Company Subsidiary; or

      (h) any authorization of, or commitment or agreement to take any of, the foregoing actions except as otherwise permitted by this Agreement.

   4.9. Consents and Approvals. Except for (i) any applicable requirements of the Securities Act, the Exchange Act, state takeover or securities laws, the rules of the Nasdaq Stock Market ("Nasdaq") and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder (the "HSR Act"), (ii) approval by the Company's stockholders, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL, the NYSE or Nasdaq, (iv) compliance with Section 262 of the DGCL regarding appraisal rights, and (v) any items disclosed on the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company or any Company Subsidiary; (b) violate any statute, rule, regulation, order, or decree of any federal, state, local, or foreign body or authority by which the Company or any Company Subsidiary or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any federal, state, local, or foreign administrative, governmental or regulatory body or authority (a "Governmental Entity"); or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien, charge, security interest, pledge or encumbrance of any kind or nature (any of the foregoing being a "Lien") on any of the properties or assets of the Company or any Company Subsidiary under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, authorization, agreement, or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which it or any of its properties or assets may be bound, except, (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (y) in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   4.10. Permits. Each of the Company and the Company Subsidiaries is in possession of all registrations, franchises, grants, authorizations (including marketing authorizations), licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each of the Company or the Company Subsidiaries to manufacture, market, sell, or distribute the Company's products or to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits could not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Permits could not reasonably be expected to have a Company Material Adverse Effect.

   4.11.  Compliance with Laws.  Except to the extent specifically disclosed on
Section 4.11 of the Company Disclosure Schedule, all activities of the Company and each Company Subsidiary have been, and are currently being, conducted in compliance with all applicable federal, state, local, and foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, orders, and other similar items of any court or other Governmental Entity (and including those of any nongovernmental self-regulatory agency and including environmental laws or regulations), the failure to comply with which could reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has timely filed or otherwise provided all registrations, reports, data, and other information and applications with respect to its medical device, pharmaceutical, consumer, health care, and other governmentally regulated products (the "Regulated Products") required to be filed with or otherwise provided to the FDA or any other Governmental Entity with jurisdiction over the manufacture, use, or sale of the Regulated

Products, has complied with all applicable requirements of the FDA or other Governmental Entity with respect to the Regulated Products, and all regulatory licenses or approvals in respect thereof are in full force and effect, except where the failure to file timely such registrations, reports, data, information, and applications or to be in compliance or the failure to have such licenses and approvals in full force and effect could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All documentation, correspondence, reports, data, analyses and certifications relating to or regarding any medical devices of the Company or any Company Subsidiary, filed with or delivered by or on behalf of the Company or any Company Subsidiary to any Governmental Entity was in all material respects true and accurate when so filed or delivered, and nothing has come to the attention of the Company that causes the Company to conclude that such documentation, correspondence, reports, data, analyses and certifications do not remain true and correct.

   4.12. Litigation. Except as disclosed in Section 4.12 of the Company Disclosure Schedule, there are no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries that, has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is subject to any outstanding order, writ, injunction or decree that has had or could reasonably be expected to have a Company Material Adverse Effect.

   4.13. Employee Matters. Except as set forth in Section 4.13 of the Company Disclosure Schedule:

      (a) None of the Company, any Company Subsidiary or any other "person" within the meaning of Section 7701(a)(1) of the Code, that together with the Company or any Company Subsidiary is considered a single employer (an "Affiliated Organization") pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to, any "employee pension benefit plan" ("Pension Plan"), as such term is defined in Section 3(2) of ERISA, including, without limitation, any such plan that is excluded from coverage by Section 4 of ERISA or is a "Multiemployer Plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA. To the knowledge of the Company, each such Pension Plan that is a Multiemployer Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law. Each such other Pension Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. All Pensions Plans which the Company operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in form and operation all applicable qualification requirements.

      (b) Neither the Company nor any Affiliated Organization has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person, arising directly or indirectly under Title IV of ERISA other than liability pursuant to Section 4007 for premiums which are not yet due (without regard to any waiver). No "reportable event," within the meaning of Section 4043 of ERISA, has occurred with respect to any Pension Plan subject to Title IV of ERISA. Neither the Company nor any Affiliated Organization has ceased operations at any facility or withdrawn from any Pension Plan in a manner which could subject the Company or Affiliated Organization to liability under Section 4062(e), 4063 or 4064 of ERISA. Neither the Company nor any Affiliated Organization maintains, contributes to or has participated in or agreed to participate in any Pension Plan that is a Multiemployer Plan. Neither the Company nor any Affiliated Organization has been a party to a sale of assets to which Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multiemployer Plan. Neither the Company nor any Affiliated Organization has incurred, or has experienced an event that will, within the ensuing 12 months, result in, a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a

   Pension Plan which is a Multiemployer Plan, and nothing has occurred that could result in such a complete or partial withdrawal. Neither the Company nor any Affiliated Organization has incurred a decline in contributions to any Multiemployer Plan such that, if the current rate of contributions continues, a 70 percent decline in contributions (as defined in Section 4205 of ERISA) will occur within the next three plan years.

      (c) Neither the Company nor any Affiliated Organization sponsors, maintains, contributes to, is required to contribute to, or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA, whether insured or otherwise, including, without limitation, any such plan that is excluded from coverage by Section 4 of ERISA or is a Multiemployer Plan within the meaning of Section 3(37) of ERISA. To the knowledge of the Company, each such Welfare Plan that is a Multiemployer Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with applicable provisions of ERISA, the Code and other applicable law. Each such other Welfare Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable law. Benefits under each Welfare Plan are fully insured by an insurance company unrelated to the Company or any Affiliated Organization. No insurance policy or contract requires or permits retroactive increase in premiums or payments due thereunder. Neither the Company nor any Affiliated Organization has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. No Welfare Plan which is a Multiemployer Plan imposes any post-withdrawal liability or contribution obligations upon the Company or any Affiliated Organization. Neither the Company nor any Affiliated Organization maintains, contributes to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

      (d) Neither the Company nor any Affiliated Organization is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether known or unknown, direct or indirect, fixed or contingent, with respect to any bonus plan, incentive plan, stock plan or any other current or deferred compensation (other than current salary or wages paid in the form of cash), separation, retention, severance, paid time off, or similar agreement, arrangement or policy, or any individual employment, consulting or personal service agreement other than a Pension Plan or Welfare Plan ("Compensation Plans"). Each Compensation Plan has been operated in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of all applicable law.

      (e) There are no facts or circumstances which could, directly or indirectly, subject the Company or any Affiliated Organization to any (1) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (2) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty, damages or other liabilities arising under
   Section 502 of ERISA.

      (f) Full payment has been made of all amounts which the Company or any Affiliated Organization is required, under applicable law, the terms of any Pension Plan, Welfare Plan or Compensation Plan (each, a "Plan" and, collectively, "Plans"), or any agreement relating to any Plan, to have paid as a contribution, premium or other remittance thereto or benefit thereunder. Each Pension Plan that is subject to the minimum funding standards of Section 412 of the Code and/or Section 302 of ERISA meets those standards and has not incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA and no waiver of any minimum funding requirements has been applied for or obtained with respect to any Pension Plan. The Company and each Affiliated Organization has made adequate provisions for reserves or accruals in accordance with GAAP to meet contribution, benefit or funding obligations arising under applicable law or the terms of any Plan or related agreement. There will be no change on or before Closing Date in the operation of any Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such Plans, except as may be required by law.

      (g) The Company and each Affiliated Organization has timely complied in all material respects with all reporting and disclosure obligations with respect to the Plans imposed by the Code, ERISA or other applicable law.

      (h) There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

      (i) The transactions contemplated herein do not result in any payment (whether of severance pay or otherwise), forgiveness of debt, distribution, increase in benefits, obligation to fund, or the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Plan. Except to the extent specifically disclosed on Section 4.13 of the Company Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

      (j) No action or omission of the Company, any Company Subsidiary or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits the Parent or the Surviving Corporation or the Company, any Company Subsidiary or any successor from amending, merging, or terminating any Plan in accordance with the express terms of any such plan and applicable law.

      (k) Section 4.13 of the Company Disclosure Schedule lists and the Company has delivered or made available to the Parent true and complete copies of:
   (i) all Plans and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Plan for which such a report is required; (iii) the three most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code; (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Plan;
   (v) the most recent determination letter with respect to each Pension Plan intended to qualify under Section 401(a) of the Code and the full and complete application therefor submitted to the Internal Revenue Service; and
   (vi) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manuals, interpretations and the like with respect to each Plan.

   4.14. Labor Matters. Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of the Company Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employee of the Company or any of the Company Subsidiaries.

   4.15.  Real Property and Leases.

      (a) The Company and the Company Subsidiaries have sufficient title or leasehold interests to all their properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

      (b) All leases of real property leased for the use or benefit of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party, and all amendments and modifications thereto are in full force and effect, and there exists no material default under any such lease by the Company or any Company Subsidiary, nor any event which with notice or lapse of time or both would constitute a material default thereunder by the Company or any Company Subsidiary, which would permit any such lease to be terminated by the other party thereto.

   4.16.  Intellectual Property.

      (a) Except as set forth in Section 4.16 of the Company Disclosure Schedule, to the Company's knowledge, the Company and the Company Subsidiaries own, free and clear of any Lien, or are licensed to use, all Intellectual Property (as defined hereafter) reasonably necessary for the Company and the Company Subsidiaries to conduct their business as it is currently conducted (the "Company Intellectual Property"), except as could not reasonably be expected to have a Company Material Adverse Effect.
   Section 4.16 of the Company Disclosure Schedule sets forth a true and complete list of all (i) issued or pending non-expired patent applications, patents, design applications, design patents or registered industrial designs, utility model applications and utility model registrations owned by the Company, (ii) trademark applications, registered, pending and material unregistered trademarks for the Company, and (iii) registered copyrights, copyright applications, and domain names. Except as set forth in Section
   4.16 of the Company Disclosure Schedule, the Company and the Company Subsidiaries own, free and clear of any Lien all patent applications, patents, design applications, design patents or registered industrial designs, utility model applications, utility model registrations, trademark applications and trademark registrations listed in Section 4.16(a) of the Company Disclosure Schedule.

      (b) (i) All of the registrations relating to Company Intellectual Property are subsisting and unexpired, and have not been abandoned, except as set forth in Section 4.16 of the Disclosure Schedule or as could not reasonably be expected to have a Company Material Adverse Effect; (ii) to the knowledge of the Company, neither the use of the Company Intellectual Property by the Company or any Company Subsidiary in the present conduct of its business or as proposed to be conducted as described in the Company's written business plans presented to the Company's Board of Directors, nor the manufacture, marketing, distribution, use or sale of any current product or service of the Company or any Company Subsidiary or any proposed product identified for development by the Company or any Company Subsidiary in the Company's written business plans presented to the Company's Board of Directors, infringes on the Intellectual Property rights of any person;
   (iii) to the knowledge of the Company, no judgment, decree, injunction, rule or order has been rendered by any Governmental Entity which would limit, cancel or question the validity of any Company Intellectual Property, or the Company's or the Company Subsidiaries' rights in and to any Company Intellectual Property, in any respect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
   (iv) neither the Company nor any Company Subsidiary has received notice of any pending or threatened suit, action or adversarial proceeding that seeks to limit, cancel or question the validity of any Company Intellectual Property, or the Company's or its Subsidiaries' rights in and to any Company Intellectual Property, which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (v) neither the Company nor any Company Subsidiary has received any notice or communication of any pending or threatened suit, action or adversarial proceeding or claim that the manufacture, marketing, distribution, use or sale of any current product or service of the Company or any Company Subsidiary or any proposed product identified for development by the Company or any Company Subsidiary in the Company's written business plans presented to the Company's Board of Directors, infringes on the Intellectual Property rights of any person.

      (c) For purposes of this Agreement "Intellectual Property" will mean all rights, privileges and priorities provided under U.S., state and foreign law relating to intellectual property, including all (x) (1) proprietary inventions, discoveries, processes, formulae, designs, methods, techniques, procedures, concepts, developments, technology, new and useful improvements thereof and proprietary know-how relating thereto, whether or not patented or eligible for patent protection; (2) copyrights and copyrightable works, including computer applications, programs, software, databases and related items; (3) trademarks, service marks, trade names, and trade dress, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (4) trade secrets and other confidential information; (y) all registrations, applications, and recordings for, and amendments, modifications and improvements to any of the foregoing and (z) licenses or other similar agreements granting to the Company or any of the Company Subsidiaries the rights to use any of the foregoing.

      (d) To the knowledge of the Company, neither the Company nor any Company Subsidiary has used or made use of any confidential or proprietary information or trade secrets of any other person in breach of any agreement to which the Company or any Company Subsidiary of the Company is subject or in violation of any civil or criminal law, except as could not reasonably be expected to have a Company Material Adverse Effect.

      (e) The Company and each Company Subsidiary has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, except as could not reasonably be expected to have a Company Material Adverse Effect.

      (f) To the knowledge of the Company, all employees of the Company and each Company Subsidiary that have developed Intellectual Property in connection with their employment with the Company or any Company Subsidiary have executed written agreements with the Company or such Company Subsidiary requiring the employee to assign to the Company or such Company Subsidiary all rights to such Intellectual Property. To the Company's knowledge, no employee of the Company or any Company Subsidiary has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign or disclose any Intellectual Property or information concerning the employee's work to anyone other than the Company or such Company Subsidiary, except as could not reasonably be expected to have a Company Material Adverse Effect.

   4.17. Taxes. The Company and each Company Subsidiary (a) have properly prepared and timely filed or will have prepared and filed all federal, state, local and foreign tax returns and reports in respect of taxes required to be filed by or with respect to the Company and each Company Subsidiary through the Effective Time (taking into account any extension of time to file); (b) paid or accrued all taxes shown to be due on such returns and reports (and all applicable ad valorem and value added taxes as are due from the Company and each Company Subsidiary have been paid); and (c) paid or accrued all taxes for which a notice of assessment or collection has been received by the Company or any Company Subsidiary (other than those being contested or which the Company intends to contest in good faith by appropriate proceedings). Neither the Internal Revenue Service nor any other taxing authority has asserted any claim for taxes, or to the knowledge of the Company, is threatening to assert any claims for taxes from the Company or any Company Subsidiary. The Company and each Company Subsidiary have withheld or collected and paid over to appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected by them. There are no liens for taxes upon the assets of the Company or any Company Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings).

   4.18.  Material Contracts.  As of the date hereof, except as disclosed in
Section 4.18 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K); (ii) any joint ventures, partnerships, or similar arrangements; (iii) other agreements or arrangements that give rise to a right of the other parties thereto to terminate such material contract or to a right of first refusal or similar right thereunder as a result of the execution and delivery of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby; or (iv) any agreements, licenses or other arrangements that contain exclusive grants of rights that could, after the Effective Time, restrict the Parent or any of its affiliates or any successor thereto, from engaging in or competing with any line of business or in any geographic area (collectively, the "Company Material Contracts"). The Company has provided or made available to the Parent a true and accurate copy of all Company Material Contracts and all such Company Material Contracts are valid and in full force and effect, except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

   4.19. Suppliers. Neither the Company nor any Company Subsidiary has received any notice or has any reason to believe that any significant supplier will not sell raw materials, supplies, merchandise and other goods to the Company or any Company Subsidiary at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and the Company Subsidiaries, subject only to general and customary price increases, unless comparable raw materials, supplies, merchandise or other goods are readily available from other sources on comparable terms and conditions.

   4.20.  Environmental Matters.

      (a) The Company: (i) is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and the Company Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for such non-compliance which could not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; (ii) has not received any communication (written or oral) from a Governmental Entity or third party that alleges that the Company is not in compliance with applicable Environmental Laws; (iii) has not owned or operated any property that is contaminated with any Hazardous Material which may be expected to require remediation under any Environmental Law; (iv) is not subject to liability for any disposal or contamination (whether on-site or off-site) of any Hazardous Material; and (v) is not subject to any other circumstances in connection with any Environmental Law that could reasonably be expected to have a Company Material Adverse Effect.

      (b) "Environmental Laws" will mean any Federal, state, local or foreign statutes, laws, rules, ordinances, codes, policies, rules of common law and regulation relating to pollution or protection of human or worker health or safety or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to Environmental Releases or threatened Environmental Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as in effect on the date hereof.

      (c) "Hazardous Materials" will mean: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls above regulated levels and radon gas; and (ii) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (iii) any other chemical, material, substance or waste, exposure to which as of the date hereof is prohibited, limited or regulated by any Governmental Entity.

      (d) "Environmental Release" will mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water or groundwater.

   4.21. Company Products; Regulation. Except as disclosed in Section 4.21 of the Company Disclosure Schedule and except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Company's knowledge, (a) since January 1, 2000 through the date hereof there have been no written notices, citations or decisions by any Governmental Entity that any product produced, manufactured, marketed or distributed at any time by the Company or any Company Subsidiary (the "Company Products") is defective or fails to meet any applicable standards promulgated by any such Governmental Entity, (b) the Company and the Company Subsidiaries have complied with the laws, regulations and specifications with respect to the design, manufacture, labeling, testing and inspection of products promulgated by the U.S. Food and Drug Administration, and (c) since January 1, 2000 through the date hereof, there have been no recalls, field notifications or seizures ordered or threatened by any such Governmental Entity with respect to any of the Company Products.

   4.22. Interested Party Transactions. Since January 1, 2000, except as described in the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders on May 10, 2001 under the headings "Executive Compensation and Other Benefits" and "Related Party Transactions," or except as described in
Section 4.22 of the Company Disclosure Schedule, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Except as described in the Company's Definitive Proxy Statement for its Annual Meeting of Shareholders on May 10, 2001 under the headings "Executive Compensation and Other Benefits" and "Related Party Transactions," or in Section 4.22 of the Company Disclosure Schedule, there are no existing contracts, agreements, business dealings, arrangements or other understandings between (a) the Company or any Company Subsidiary, and (b) any officer, director or beneficial owner of more than 5% of the outstanding voting securities of the Company or any Company Subsidiary (or any entity of which such person is an officer, director or beneficial owner of more than 5% of such entity's outstanding voting securities) (a "Related Party"). There are no assets of any Related Party that are used in or necessary to the conduct of the business of the Company or any Company Subsidiary.

   4.23. Company Rights Agreement. The Company Rights Agreement has been amended so as to provide that neither the Parent nor Merger Sub will become an "Acquiring Person" and that no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the approval, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby. Additionally, the Board of Directors of the Company has taken such corporate action as is necessary to amend the Company Rights Agreement so that the "Expiration Date" (as such term is defined in the Company Rights Agreement) will occur immediately prior to the Effective Time.

   4.24. Officers, Directors and Employees. Section 4.24 of the Company Disclosure Schedule completely and accurately sets forth (i) in all material respects, the name, title and current annual salary rate of each employee of the Company or of any Company Subsidiary, together with a summary of the bonuses, commissions, additional compensation, and other like cash benefits, if any, payable to such persons or proposed to be payable to such persons for the current fiscal year; (ii) the names of all former officers of the Company or of any Company Subsidiary whose employment with the Company or such Company Subsidiary has terminated either voluntarily or involuntarily during the preceding 12-month period; and (iii) the names of the officers (with all positions and titles indicated) and directors of the Company and of each Company Subsidiary.

   4.25. Board Recommendation. As of the date hereof, the Board of Directors of the Company, at a meeting duly called and held, has unanimously approved this Agreement and the transactions contemplated hereby and (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together are fair to and in the best interests of the stockholders of the Company; and (ii) resolved to recommend that the stockholders of the Company adopt this Agreement.

   4.26. Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date, established by the Board of Directors of the Company in accordance with the Restated Bylaws of the Company, applicable law and this Agreement, is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger.

   4.27. Fairness Opinion. The Company has received a written opinion from Banc of America Securities LLC, financial advisor to the Company, dated as of the date hereof, to the effect that, subject to the qualifications and limitations stated therein, the Merger Consideration to be received by the holders of shares of the Company Common Stock in the Merger is fair to such holders from a financial point of view.

   4.28. No Finders. Except for the engagement letter between the Company and Banc of America Securities LLC dated November 8, 2001, no act of the Company or any Company Subsidiary has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein. The Company has provided or made available to the Parent or its advisors prior to the date of this Agreement copies of all engagement letters or other agreements with Banc of America Securities LLC.

                                  ARTICLE 5.

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

   The Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as of the date hereof as follows:

   5.1. Organization and Qualification. Each of the Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of the Parent and Merger Sub and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could reasonably be expected to have a Parent Material Adverse Effect (as defined below). "Parent Material Adverse Effect" means any effect, change, event, circumstance or condition that, individually or in the aggregate with all similar effects, changes, events, circumstances or conditions, is or would reasonably be expected to: (i) have a material adverse effect on the business (including its prospects, current products or products identified for development), operations, assets, properties, results of operations, or financial condition of the Parent and its subsidiaries, considered as a whole, or (ii) prevent or materially delay the consummation of the Merger or otherwise have a material adverse effect on the ability of the Parent to perform its obligations under this Agreement; provided, however, that there will be excluded from the definition of Parent Material Adverse Effect any adverse effect, change, event, circumstance or condition in the medical device industry or in the economy generally (as opposed to the Parent specifically).

   5.2. Ownership of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of the Parent.

   5.3. Authorization. Each of the Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Parent and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of the Parent and Merger Sub and by the Parent as the sole stockholder of Merger Sub, and no other corporate proceedings on the part of the Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No vote of the holders of any class or series of the capital stock of the Parent is necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Parent and Merger Sub and constitutes the valid and binding obligation of the Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

   5.4. Consents and Approvals. Except for (i) compliance with any applicable requirements of the Securities Act, the Exchange Act, state takeover and securities laws and the HSR Act, (ii) the filing and recordation of the Certificate of Merger as required by the DGCL and the rules of the NYSE and Nasdaq, and (iii) compliance with Section 262 of the DGCL regarding appraisal rights of the Company's stockholders, the execution and delivery of this Agreement by the Parent and Merger Sub and the consummation of the transactions contemplated hereby will not: (a) violate any provision of the Articles or Certificate of Incorporation or Bylaws of the Parent or Merger Sub or the comparable organizational documents any of the Parent's subsidiaries;
(b) violate any statute, rule, regulation, order, or decree of any federal, state, local or foreign body or authority by which the Parent, Merger Sub or any of their respective subsidiaries or any of their respective properties or assets may be bound; (c) require any filing with or permit, consent, or approval of any Governmental Entity; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any Lien on any of the properties or assets of the Parent, Merger Sub or any of their respective subsidiaries under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, or other instrument or obligation to which the Parent, Merger Sub or any of their respective subsidiaries is a party, or by which any of them or any of their respective properties or assets may be bound, except (x) in the cases of clauses (b) or (c), where such violation, failure to make any such filing or failure to obtain such permit, consent or approval, could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (y) in the case of clause (d), for any such violations, breaches, defaults, or other occurrences that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

   5.5. Information Supplied. None of the information supplied or to be supplied by the Parent or Merger Sub, or any of their subsidiaries, for inclusion in, or incorporation by reference in, the Proxy Statement and the
Schedule 13E-3 will, (i) at the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC or at any time it is amended and supplemented, (ii) on the date the Proxy Statement is first mailed to the stockholders of the Company, and (iii) at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Parent or Merger Sub with respect to statements made in or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Schedule 13E-3 and the portion of Proxy Statement based on information supplied by the Parent or Merger Sub for inclusion or incorporation by reference therein will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

   5.6. Litigation. There are no suits, actions or proceedings pending or, to the knowledge of the Parent or Merger Sub, threatened against or affecting the Parent, Merger Sub or any of their respective subsidiaries that could reasonably be expected to prevent, hinder or delay the timely completion of the transaction contemplated by this Agreement.

   5.7. Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the performance of its obligations hereunder.

   5.8. No Finders. No act of the Parent or Merger Sub has given or will give rise to any claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated herein.

   5.9 Financing. The Parent has or at the Effective Time, the Parent will have, and will make available to Merger Sub, the funds necessary to pay the aggregate Merger Consideration and otherwise to consummate the Merger and the transactions contemplated hereby.

                                  ARTICLE 6.

                                   COVENANTS

   6.1. Conduct of Business of the Company. Except as contemplated by this Agreement or to the extent that the Parent otherwise consents in writing, during the period from the date of this Agreement to the Effective Time, the Company and each Company Subsidiary will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and the Company and each Company Subsidiary will use commercially reasonable efforts to preserve intact in all material respects their respective business organizations, to maintain in all material respects their present and planned business, to keep available in all material respects the services of their respective officers and employees and to maintain in all material respects satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, consultants, customers, and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in or contemplated by this Agreement, prior to the Effective Time, neither the Company nor any Company Subsidiary will, without the prior written consent of the Parent:

      (a) amend or otherwise change its Certificate of Incorporation or Bylaws or other organizational documents;

      (b) except as set forth in Section 6.1(b) of the Company Disclosure Schedule, issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of shares of Company Common Stock pursuant to the exercise of Company Options and Company Warrants outstanding on the date of this Agreement or pursuant to the Company ESPP) or (ii) any assets of the Company or any Company Subsidiary, except for sales of inventory in the ordinary course of business and in a manner consistent with past practice;

      (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that a United States Company Subsidiary may, after consultation with the Parent, declare and pay a dividend to the Company;

      (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (e) (i) acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets, except as set forth in
   Section 6.1(e) of the Company Disclosure Schedule and except as provided in clause (iii) below; (ii) except as set forth in Section 6.1(e) of the Company Disclosure Schedule and except for trade payables incurred in the ordinary course of business and consistent with past practice, create, incur or assume any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any other person, or create, incur or assume any material Lien on any material asset; or (iii) authorize, make or agree to make capital expenditure or expenditures, except for capital expenditures of $250,000 in the aggregate;

      (f) except as otherwise provided in this Agreement or as set forth in
   Section 6.1(f) of the Company Disclosure Schedule, (i) increase in any manner the compensation of any of its directors, officers, employees, or consultants, or accelerate the payment of any such compensation, except anniversary date salary increases for employees in the ordinary course of business and in a manner consistent with past practices or as required by existing contractual commitments or applicable law; (ii) pay or accelerate or otherwise modify the payment, vesting, exercisability, or other feature or requirement of any pension, retirement allowance, severance, change of control, stock option, or other employee benefit to any such director, officer, employee or consultant; or
   (iii) except as required by existing contractual commitments or applicable laws, commit itself to any additional or increased pension, profit-sharing, bonus, incentive, deferred compensation, group insurance, severance, change of control, retirement or other benefit, plan, agreement, or arrangement, or any employment or consulting agreement, with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof (except any amendment required by law or that would not materially increase benefits under the relevant plan);

      (g) alter or revise its accounting principles, procedures, methods or practices in any material respect (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable) except as required by applicable law or regulation or by a change in GAAP and concurred with by the Company's independent public accountants;

      (h) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) in an amount in excess of $500,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent in all material respects with past practice, of liabilities reflected or reserved against in the Company's balance sheet as of September 30, 2001 or subsequently incurred in the ordinary course of business and consistent in all material respects with past practice;

      (i) except as set forth in Section 6.1(i) of the Company Disclosure Schedule, enter into or terminate, or amend, extend, renew, or otherwise modify in any material respect (including, but not limited to, by default or by failure to act) any joint ventures or any other agreements, protocols or work plans pursuant to agreements with third parties, commitments, or contracts that are material to the Company and the Company Subsidiaries, considered as a whole (except agreements, commitments, or contracts expressly provided for or contemplated by this Agreement or for the purchase, sale, or lease of goods, services, or properties in the ordinary course of business consistent with past practice);

      (j) except as set forth in Section 6.1(j) of the Company Disclosure Schedule, enter into or terminate, or amend, extend, renew, or otherwise modify in any material respect (including, but not limited to, by default or by failure to act) any distribution, OEM, independent sales representative, noncompetition, licensing, franchise, research and development, supply, or similar contract, agreement, or understanding (except contracts, agreements or understandings expressly provided for or contemplated by this Agreement), or enter into any contract, plan, agreement, understanding, arrangement or obligation that restricts the Company's, or after the Merger would restrict the Surviving Corporation's or the Parent's, ability to conduct any line of business, or enter into any contract or arrangement of a type described in
   Section 4.18;

      (k) change in any material respect its general credit policy as to sales of inventories or collection of receivables or its inventory consignment practices;

      (l) remove or permit to be removed from any building, facility, or real property any material machinery, equipment, fixture, vehicle, or other personal property or parts thereof, except in the ordinary course of business consistent with past practice;

      (m) institute, settle, or compromise any claim, action, suit, or proceeding pending or threatened by or against it, at law or in equity or before any Governmental Entity (including, but not limited to, the FDA) or any nongovernmental self-regulatory agency;

      (n) take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of the Company contained herein inaccurate or breached such that the conditions in
   Section 7.2 will not be satisfied at, or as of any time prior to, the Effective Time; or

      (o) enter into, or publicly announce an intention to enter into, any contract, agreement, commitment, plan or arrangement to, or otherwise agree or consent to do any of the foregoing actions set forth in this Section 6.1.

   6.2. Conduct of Business of the Parent. From the date of this Agreement to the Effective Time, the Parent will not take, or agree to commit to take, or fail to take any action that would make any representation, warranty, covenant or agreement of the Parent contained herein inaccurate or breached such that the conditions in Section 7.3 will not be satisfied at, or as of any time prior to, the Effective Time.

   6.3.  No Solicitation.

      (a) The Company will not, and will cause its Company Subsidiaries and its and their officers, directors, employees, financial advisors, counsel, representatives and agents (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate, knowingly encourage or otherwise facilitate the making of an Acquisition Proposal (as defined below), (ii) engage in or knowingly encourage in any way negotiations or discussions concerning, or provide any non-public information to, any Third Party (as defined below) relating to an Acquisition Proposal, or which may reasonably be expected to lead to an Acquisition Proposal, or (iii) agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this
   Section 6.3 or in any other provision of this Agreement will prohibit the Company or the Company's Board of Directors from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any legally required disclosure to the Company's stockholders.

      (b) As used in this Agreement, the term "Acquisition Proposal" means any offer or proposal for (i) a transaction or series of related transactions pursuant to which any person (or "group" of persons as such term is defined under Section 13(d) of the Exchange Act) other than the Parent or Merger Sub (a "Third Party") acquires 25% or more of the outstanding shares of Company Common Stock, including without limitation a tender offer or an exchange offer which, if consummated, would result in a Third Party acquiring 25% or more of the outstanding shares of Company Common Stock, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires securities representing 25% or more of the aggregate voting power of all outstanding securities of the company surviving the merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of any Company Subsidiary) of the Company having a fair market value equal to 25% or more of the fair value of all of the assets of the Company immediately prior to such a transaction.

      (c) As used in this Agreement, a "Superior Proposal" will mean a bona fide Acquisition Proposal that the Board of Directors of the Company has reasonably and in good faith determined after consultation with, among other persons, its financial advisors and outside counsel, to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of the Company, such third party is reasonably able to finance the transaction and all regulatory approvals required in such transaction could reasonably be obtained).

      (d) Notwithstanding the provisions of Section 6.3(a), this Agreement will not prohibit the Company's Board of Directors from, prior to the date on which the Company's stockholders adopt this Agreement in accordance with the DGCL, furnishing nonpublic information to or entering into discussions or negotiations with, any Third Party that makes an unsolicited Superior Proposal, if, and only to the extent that, (i) the failure of the Company's Board of Directors to take action with respect to a Superior Proposal would be a breach of the Board's fiduciary duties to its stockholders imposed by applicable law; (ii) prior to first furnishing nonpublic information to, or first entering into substantive discussions and negotiations with, such Third Party after the date hereof, the Company (A) provides written notice of at least five Business Days to the Parent to the effect that it intends to furnish information to, or enter into discussions or negotiations with, such Third Party, and naming and identifying the Third Party making the Acquisition Proposal, and (B) receives from such Third Party an executed confidentiality agreement with terms no less favorable to the Company than the Confidentiality Agreement dated June 4, 2001 between the Company and the Parent; and (iii) the Company concurrently provides the Parent with all non-public information to be provided to such Third Party that the Parent has not previously received from the Company, and the

   Company keeps Parent reasonably informed of the status and the material terms and conditions and all other material information with respect to any such discussions or negotiations.

      (e) The Company agrees that it will notify the Parent within two (2) Business Days if it or any of its Representatives receives an Acquisition Proposal or any inquiry reasonably likely to lead to a Acquisition Proposal or if any discussions or negotiations are sought to be initiated or continued with the Company or its Representatives concerning an Acquisition Proposal, and such notification will contain the name of the Third Party involved and the material terms and conditions of such an Acquisition Proposal.

      (f) Upon execution of this Agreement, the Company will immediately terminate all discussions with Third Parties concerning any Acquisition Proposal, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any Acquisition Proposal. The Company will not waive any provision of any confidentiality, standstill or similar agreement entered into with any Third Party regarding any Acquisition Proposal, and prior to the Closing will enforce all such agreements in accordance with their terms.

      (g) Nothing contained in this Section 6.3 will (i) permit the Company to terminate this Agreement (except as specifically provided in Article 8 hereof), or (ii) permit the Company to enter into any agreement providing for an Acquisition Proposal (other than the confidentiality agreement as provided, and in the circumstances and under the conditions set forth, above) for as long as this Agreement remains in effect.

   6.4.  Company Stockholders Meeting.

      (a) The Company will promptly take all action necessary in accordance with the DGCL and the Company's Restated Certificate of Incorporation and Restated Bylaws to cause a meeting of its stockholders (the "Company Stockholders' Meeting") to be duly called and held to consider and vote upon the approval and adoption of this Agreement and the Merger and the Company will use its commercially reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date of this Agreement. The Board of Directors of the Company will, subject to Section 6.4(b), recommend such approval and adoption of this Agreement and the Merger and will take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement, unless such recommendation or solicitation would be a breach of the Company's Board of Directors' fiduciary duties to its stockholders imposed by applicable law.

      (b) The Board of Directors of the Company will not withdraw, or modify in a manner adverse to the Parent, its recommendation to its stockholders unless (i) the Company has complied with the terms of Section 6.3 in all material respects, including, without limitation, the requirement in Section
   6.3 that it notify the Parent after its receipt of any Acquisition Proposal, and (ii) such withdrawal or modification is required under applicable law in order for the Board of Directors of the Company to comply with its fiduciary duties to its stockholders. Any withdrawal or modification of the recommendation of the Company's Board of Directors in accordance with the previous sentence will not constitute a breach of the Company's representations, warranties, covenants or agreements contained in this Agreement. Unless this Agreement is previously terminated in accordance with
   Article 8, the Company will submit this Agreement to its stockholders at the Company Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that it is no longer advisable or recommends that the Company stockholders reject it (and not postpone or adjourn such meeting or the vote by the Company's stockholders upon this Agreement and the Merger to another date without the Parent's approval).

      (c) The Parent will vote (or consent with respect to) any shares of common stock of Merger Sub beneficially owned by it, or with respect to which it has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption of this Agreement at any meeting of the stockholders of Merger Sub at which this Agreement will be submitted for adoption and at all adjournments or postponements thereof (or, if applicable, by any action of the stockholders of Merger Sub by consent in lieu of a meeting).

   6.5.  Proxy Statement and Schedule 13E-3

      (a) As promptly as practicable after the execution of this Agreement, the Company and the Parent will jointly prepare a Rule 13E-3 Transaction Statement (together with any amendments thereto, the "Schedule 13E-3") and the Company will prepare and file with the SEC a proxy statement (together with any amendments thereto, the "Proxy Statement") relating to the Company Stockholders' Meeting. Both the Parent and the Company will cause the
   Schedule 13E-3 to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, the rules and regulations of Nasdaq and the DGCL. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, the rules and regulations of Nasdaq and the DGCL. Both the Company and the Parent will furnish to each other all information concerning the Company or the Parent each may reasonably request in connection with such actions and the preparation of the Schedule 13E-3 and the Proxy Statement. All filings by the Company with the SEC in connection with the transactions contemplated hereby, including the Proxy Statement and any amendment or supplement thereto, will be subject to the prior review of the Parent and all mailings to the Company's stockholders in connection with the transaction contemplated by this Agreement will be subject to the prior review of the Parent. All filings by the Parent with the SEC in connection with the transactions contemplated hereby, including the Schedule 13E-3 and any amendment or supplement thereto, will be subject to the prior review of the Company will be subject to the prior review of the Parent. The Company, with the cooperation of the Parent, will use its reasonable best efforts to cause the Proxy Statement to be mailed to each of the Company's stockholders as promptly as practicable after the compliance with SEC filing requirements and, if necessary, satisfactory resolution of SEC comments. The Company will also promptly file, and, if required, mail to the Company's stockholders, any amendment to the Proxy Statement which may become necessary after the date the Proxy Statement is first mailed to the Company's stockholders. The Company and the Parent will also promptly file any amendment to the Schedule 13E-3 which may become necessary after the date the Schedule 13E-3 is first filed with the SEC.

      (b) No amendment or supplement to the Proxy Statement or the Schedule 13E-3 will be made by the Company without the approval of the Parent, which approval will not be unreasonably withheld or delayed. The Company will advise the Parent promptly after it receives notice thereof of any request by the SEC or Nasdaq for amendment of the Proxy Statement or the Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information.

      (c) The Proxy Statement will include the recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement and the Merger, except as otherwise provided in Section 6.3 or 6.4 of this Agreement.

      (d) The information supplied by the Company included in the Proxy Statement and the Schedule 13E-3 will not, at (i) the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC; (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein, in light of the circumstances under which they were made, or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstances relating to the Company or any of the Company Subsidiaries, or their respective officers and directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3, the Company will promptly inform the Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the Securities Act, the Exchange Act and Nasdaq.

      (e) The information supplied by the Parent included in the Schedule 13E-3 or for inclusion in the Proxy Statement will not, at (i) the time the Proxy Statement and the Schedule 13E-3 is filed with the SEC; (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders' Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Parent or any of its subsidiaries, or their respective officers and directors, should be discovered by the Parent that should be set forth in an amendment or a supplement to the Schedule 13E-3 or the Proxy Statement, the Parent will promptly inform the Company. All documents that the Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the Securities Act, the Exchange Act, and Nasdaq.

   6.6. Confidentiality. The Parent and the Company will comply with, and will cause their respective representatives to comply with, in all respects, all of their respective obligations under the confidentiality agreement between the parties dated June 4, 2001 (the "Confidentiality Agreement"), and in no event, will the negotiation, entering into or termination of this Agreement be deemed to waive or otherwise adversely affect the rights and obligations of the parties under the Confidentiality Agreement, which rights and obligations will continue in full force and effect in accordance with their terms.

   6.7.  Access to Information.

      (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of the Company Subsidiaries is a party (in which case the Company will use all commercially reasonable efforts to provide acceptable alternative arrangements, not in violation of such agreement or arrangement, for disclosure to the Parent or its advisors) or pursuant to applicable law, the Company will afford to the Parent and to the Parent's accountants, officers, directors, employees, counsel, and other representatives reasonable access during normal business hours upon reasonable prior notice, from the date hereof through the Effective Time, to all of its properties, books, data, contracts, commitments, and records, and, during such period, the Company will furnish promptly to the Parent all information concerning the Company's and the Company Subsidiaries' businesses, prospects, properties, liabilities, results of operations, financial condition, product evaluations and testing, pilot studies, clinical data and studies and evaluations, patient results, regulatory compliance, officers, employees, third party clinical investigators, consultants, distributors, customers, suppliers, and others having dealings with the Company as the Parent may reasonably request and reasonable opportunity to contact and obtain information from such officers, employees, investigators, consultants, distributors, customers, suppliers, and others having dealings with the Company as the Parent may reasonably request. The Company's obligation to afford access and provide information pursuant to the preceding sentence will include, without limitation, such access and information as the Parent will deem necessary to enable the Parent, or a third party designated by the Parent, to conduct a full audit of the Company's product performance and quality, pilot studies, clinical data and results, patient results, compliance with FDA regulations, policies and procedures, QSR compliance, manufacturing scale-up relations and dealings with third party physicians and other clinical investigators and consultants, and related performance, manufacturing, and compliance matters concerning the Company's products. During the period from the date hereof to the Effective Time, the parties will in good faith meet and correspond on a regular basis for mutual consultation concerning the conduct of the Company's and the Company Subsidiaries' businesses and, in connection therewith, Parent will be entitled to be kept informed concerning, the Company's and the Company Subsidiaries' operations and business planning.

      (b) No investigation pursuant to this Section 6.7 will affect any representation or warranty contained herein of any party hereto or any condition to the obligations of the parties hereto.

   6.8.  Approvals and Consents; Cooperation.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to cooperate with each other and to use all commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, submissions of information, applications and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining and maintenance of all necessary consents, approvals, permits, authorizations and other confirmations or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

      (b) The Parent and the Company will file as soon as practicable after the date of this Agreement notifications under the HSR Act, if required, and will respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and will respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with the transactions contemplated hereby. The parties will cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. The Parent and Merger Sub agree to use their respective reasonable efforts to avoid the entry of (or, if entered, to lift, vacate or reverse) any order, decree, judgment or ruling of any court or Governmental Entity restraining or preventing the consummation of the Merger on the basis of any federal, state or local antitrust laws or regulations. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and the Parent will each request early termination of HSR Act waiting period. Notwithstanding anything to the contrary in this Agreement, none of Parent, any of its subsidiaries or the Surviving Corporation, will be required (and the Company will not, without the prior written consent of Parent, agree, but will, if so directed by Parent, agree, effective after the Effective
   Time) to hold separate or divest any of their respective assets or operations or enter into any consent decree or licensing or other arrangement with respect to any of their assets or operations or to otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, as of and after the Effective Time any businesses or assets of the Company, the Parent or any of their respective affiliates.

      (c) Each of the Company and the Parent will promptly inform the other party of any material communication received by such party from the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other governmental or regulatory authority regarding any of the transactions contemplated hereby.

   6.9. Employee Benefits and Employee Matters. From and after the Effective Time, the Parent will provide, or will cause the Surviving Corporation to provide, employee benefits and programs ("Parent Employee Benefit Plans") to the Company's employees that, in the aggregate, are substantially comparable or more favorable, as a whole, than those in existence as of the date hereof and provided or made available to the Parent prior to the execution hereof; provided that stock-based compensation will be comparable to that offered by the Parent and its subsidiaries generally. To the extent the Parent satisfies its obligations under this Section 6.9 by maintaining Company benefit plans, the Parent will not be required to include employees of the Company in

Parent Employee Benefit Plans. From and after the Effective Time, the Parent will, or will cause the Surviving Corporation to, grant all employees of the Company and any Company Subsidiaries credit under any Parent Employee Benefit Plans for purposes of eligibility, level of participation and vesting under each employee benefit plan or arrangement maintained by Parent or the Company for such employees service with the Company (provided, however, that no such past service credit will be granted to the extent it would result in duplicative accrual of benefits for the same period of service). Under no circumstances shall employees receive credit for service accrued or deemed accrued prior to the Effective Time with the Company or a Company Subsidiary, as the case may be, for benefit accruals under any employee pension benefit plan (as defined by Section 3(2) of ERISA) or any retiree health plan. The Company will use commercially reasonable best efforts to cause executives and other key employees of the Company designated by the Parent to enter into agreements reasonably satisfactory to the Parent with the Surviving Corporation as soon as practicable following the date of this Agreement.

   6.10. Company Employee Stock Purchase Plan. The Company will take all actions necessary pursuant to the terms of the Company ESPP in order that (i) no new Offering Periods (as defined in the Company ESPP) under such plan shall commence following the expiration of the current Offering Period which ends on December 31, 2001 and (ii) the Company ESPP will terminate immediately prior to the Effective Time.

   6.11. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, except that the Parent and the Company will share equally all the costs of the filing fees required under the HSR Act and the filing fees required in connection with the Proxy Statement and the Schedule 13E-3.

   6.12. Further Actions. Subject to the terms and conditions herein provided and without being required to waive any conditions herein (whether absolute, discretionary, or otherwise), each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement will take all such necessary action.

   6.13.  Officers' and Directors' Indemnification.

      (a) The Parent and the Surviving Corporation agree that the Surviving Corporation will provide to the directors and officers of the Company indemnification to the fullest extent provided by its Certificate of Incorporation and Bylaws with respect to matters occurring prior to the Effective Time, including without limitation the authorization of this Agreement and the transactions contemplated hereby until the six year anniversary date of the Effective Time (or, in case of matters occurring prior to the Effective Time giving rise to claims that are made prior to but which have not been resolved by the sixth anniversary of the Effective Time, until such matters are finally resolved).

      (b) For a period of six years after the Effective Time, the Parent will, at its selection, either: (i) cause to be maintained in effect the Company's current directors' and officers' liability insurance policy (a copy of which has been heretofore delivered or made available to the Parent or its advisors) with respect to claims arising from facts or events that occurred at or prior to the Effective Time; or (ii) extend the discovery or reporting period under the Company's current policy for six years from the Effective Time to maintain in effect directors' and officers' liability insurance with respect to claims arising from facts or events that occurred at or prior to the Effective Time for those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms no less favorable than the terms of such current insurance policy; or (iii) substitute coverage under the Parent's directors' and officers' liability insurance or coverage under other policies providing coverage on terms and conditions that are no less advantageous to such persons than the Company's current insurance with respect to claims arising from facts or events that occurred at or prior to the Effective Time; provided, however, that in no event will the Parent be required to expend for any such coverage an amount per year in excess of 100% of the annual premium currently paid by the Company for such insurance; and provided further that if the cost per year of such coverage exceeds such 100% amount, Parent will be obligated to obtain such coverage as is available for a cost per year not exceeding such amount. The Company represents that the Company Disclosure Schedule sets forth the annual premium currently paid by the Company for such insurance.

      (c) In addition to the other rights provided for in this Section 6.13 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by this Section 6.13), the Parent will guarantee the obligations of the Surviving Corporation to honor all indemnification obligations under the Company's Restated Certificate of Incorporation, the Company's Restated Bylaws and any indemnification agreements between the Company and any person (all copies of which have been previously provided or made available to Parent) as same exist, if at all, as of the date hereof.

   6.14. Notification of Certain Matters. The Company will give prompt written notice to the Parent, and the Parent will give prompt written notice to the Company, of (a) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Date and (b) any material failure of the Company or the Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.14 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   6.15. Term Loan. Upon execution of this Agreement, the Parent will loan the Company $5 million pursuant to a non-negotiable, secured promissory note in substantially the form of Exhibit B attached hereto (the "Note").

                                  ARTICLE 7.

                              CLOSING CONDITIONS

   7.1.  Conditions to Obligations of the Parent, Merger Sub and the
Company. The respective obligations of each party to consummate the Merger and to consummate the other transactions contemplated by this Agreement to occur on the Closing Date will be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by the party for whose benefit such conditions exist, in whole or in part, to the extent permitted by applicable law:

      (a) This Agreement will have been approved by the requisite affirmative vote of the stockholders of the Company in accordance with the Company's Restated Certificate of Incorporation, Restated Bylaws and the DGCL.

      (b) No Governmental Entity or court of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (c) The waiting periods applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

      (d) All consents, approvals, authorizations legally required to be obtained to consummate the Merger will have been obtained from all Governmental Entities or persons as applicable and will be final (in the case of any consent or waiver from a Governmental Entity) and in full force and effect as of the Closing, except for such consents, approvals and authorizations the failure of which to obtain could not reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or after the Effective Time, a material adverse effect on the Surviving Corporation (assuming for purposes of this paragraph (e) that the Merger will have been effected).

   7.2. Conditions to Obligations of the Parent and Merger Sub. The obligation of the Parent and Merger Sub to consummate the Merger will be subject to the fulfillment or waiver by the Parent at or prior to the Closing of the following additional conditions:

      (a) Each representation and warranty of the Company contained in this Agreement is true and correct on the date hereof and as of the Effective Time as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date), except for any inaccuracies that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, notwithstanding the foregoing, this Section 7.2(a) will not be considered fulfilled or satisfied if the representation and warranty set forth in the last sentence of Section 4.4 is incorrect by more than 1,000 shares as of the Closing Date. For purposes of this Section 7.2(a), all representations and warranties contained in Article 4 qualified by "Company Material Adverse Effect" or reference to "material" or "in all material respects" or like variations will not be deemed so qualified.

      (b) The Company has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

      (c) The Company will have furnished the Parent with a certificate dated the Closing Date signed on behalf of the Company by its President and Chief Executive Officer or its Vice President, Finance and Chief Financial Officer to the effect that the conditions set forth in Section 7.2(a) and (b) have been satisfied.

      (d) The Company will have obtained all permits, authorizations, consents, and approvals required on its part to perform its obligations under, and consummate the transactions contemplated by, this Agreement, in form and substance satisfactory to the Parent, except for such permits, authorizations, consents and approvals the failure of which to obtain could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Parent and Merger Sub will have received evidence reasonably satisfactory to them of the receipt of such permits, authorizations, consents, and approvals.

      (e) Since the date of this Agreement, there will not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

   7.3. Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger will be subject to the fulfillment or waiver by the Company at or prior to the Closing of the following additional conditions:

      (a) Each representation and warranty of each of the Parent and Merger Sub contained in this Agreement is true and correct on the date of this Agreement and as of the Effective time as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date), except for any inaccuracies that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. For purposes of this Section 7.3(a), all representations and warranties contained in Article 5 qualified by "Parent Material Adverse Effect" or reference to "material" or "in all material respects" or like variations will not be deemed so qualified.

      (b) Each of the Parent and Merger Sub has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by the Parent and Merger Sub on or prior to the Closing.

      (c) The Parent will have furnished the Company with a certificate dated the Closing Date signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to the effect that the conditions set forth in Section 7.3(a) and (b) have been satisfied.

      (d) Since the date of this Agreement, there will not have occurred or come into existence any change, event, occurrence, state of facts or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                                  ARTICLE 8.

                          TERMINATION AND ABANDONMENT

   8.1. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company, only:

      (a) by mutual written consent duly authorized by the Boards of Directors of each of the Parent, Merger Sub and the Company;

      (b) by either the Parent or the Company if the Merger has not been consummated on or before May 31, 2002; provided, however, that the party wishing to terminate under this Section 8.1(b) has not breached in any material respect its obligations under this Agreement in any manner that was the proximate cause of, or resulted in, the failure to consummate the Merger by such date; and provided, further, that, if a request for additional information is received from the U.S. Federal Trade Commission ("FTC") or Department of Justice ("DOJ") pursuant to the HSR Act, such date will be extended to the 90th day following acknowledgment by the FTC or DOJ, as applicable, that the Parent and the Company have complied with such request, but in any event not later than July 31, 2002;

      (c) by either the Parent or the Company if a court of competent jurisdiction or an administrative, governmental, or regulatory authority has issued a final nonappealable order, decree, or ruling, or taken any other action, having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger;

      (d) by either the Parent or the Company if, at the Company Stockholders' Meeting, the requisite vote of the Company's stockholders for approval and adoption of this Agreement and the Merger is not obtained, except that the right to terminate this Agreement under this Section 8.1(d) will not be available to any party whose failure to perform any obligation under this Agreement has been the proximate cause of, or resulted in, the failure to obtain the requisite vote of the stockholders of the Company;

      (e) by the Parent if (i) the Company has breached its obligations under
   Section 6.3 hereof in any material respect, or (ii) the Board of Directors of the Company has recommended to the stockholders of the Company any Acquisition Proposal or will have resolved or announced an intention to do so, or (iii) the Board of Directors of the Company has withdrawn or modified in a manner adverse to the Parent its approval or recommendation of the Merger or (iv) a tender offer or exchange offer for 25% or more of the outstanding shares of Company Common Stock is announced or commenced, and, either (A) the Board of Directors of the Company recommends acceptance of such tender offer or exchange offer by its stockholders or (B) within 10 Business Days after such tender offer or exchange offer is so commenced, the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders;

      (f) by the Company prior to the Company Stockholders' Meeting if (i) it is not in material breach of its obligations under this Agreement, (ii) the Board of Directors of the Company has complied with, and continues to comply with, all requirements, conditions and procedures of
   Section 6.3 in all material respects and has authorized, subject to complying with the terms of this Agreement, the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies the Parent in writing that it intends to enter into such binding agreement, which notice must have attached to it the most current version of such agreement ready for execution, and (iii) the Parent does not make, within five (5) Business Days after receipt of such notice from the Company, any offer that the Board of Directors of the Company reasonably and in good faith determines, after consultation with its financial and legal advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal and during such five (5) business-day period the Company reasonably considers and discusses in good faith all proposals submitted by the Parent and, without limiting the foregoing, meets with, and causes its financial advisors and legal advisors to meet with, the Parent and its advisors from time to time as requested by the Parent to reasonably consider and discuss in good faith the Parent's proposals. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (ii) above until at least the 6/th Business Day after the Parent has received the notice to the Parent required by clause (ii) above, and (y) to notify the Parent promptly if its intention to enter into the binding agreement included in its notice to the Parent will change at any time after giving such notice; /

      (g) by the Parent if (i) the Parent is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Company of any of its representations, warranties or obligations under this Agreement such that the conditions in Section 7.2 hereof will not be satisfied; provided, however, that if such a breach is curable by the Company through its reasonable best efforts and such cure is reasonably likely to be accomplished prior to the applicable date specified in Section 8.1(b), then, for so long as the Company continues to exercise such reasonable best efforts, the Parent may not terminate this Agreement under this Section 8.1(g); or

      (h) by the Company if (i) the Company is not in material breach of its obligations under this Agreement and (ii) there has been a material breach by the Parent or Merger Sub of any of its representations, warranties or obligations under this Agreement such that the conditions in Section 7.3 hereof will not be satisfied provided, however, that if such a breach is curable by the Parent or Merger Sub through its reasonable best efforts and such cure is reasonably likely to be accomplished prior to the applicable date specified in Section 8.1(b), then, for so long as the Parent or Merger Sub continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 8.1(h).

   8.2. Effect of Termination. The party desiring to terminate this Agreement will give written notice of such termination to the other party. Except for any willful breach of this Agreement by any party hereto (which willful breach and liability therefore will not be affected by the termination of this Agreement or the payment of any Termination Fee (as defined in Section 8.3 hereof)), if this Agreement is terminated pursuant to Section 8.1 hereof, then this Agreement will become void and of no effect with no liability on the part of any party hereto; provided, however that notwithstanding such termination the agreements contained in Sections 6.6, 6.11, 8.2, 8.3, 8.4 and Article 9 hereof will survive the termination hereof.

   8.3. Termination Fees. The Company agrees to pay the Parent in immediately available funds by wire transfer to an account designated by the Parent an amount equal to $13,040,000 (the "Termination Fee") if:

          (i) this Agreement is terminated by Parent pursuant to Section 8.1(e) hereof; or

          (ii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or 8.1(d) hereof, (B) at or prior to the time of such termination, an Acquisition Proposal with respect to the Company will have been made public, and (C) within 12 months after such termination, the Company will enter into a definitive agreement with respect to any Acquisition Proposal or the transaction contemplated by any Acquisition Proposal relating to the Company will be consummated; or

          (iii) this Agreement is terminated by the Company pursuant to Section 8.1(f) hereof.

      (b) The Company will pay the Termination Fee required to be paid pursuant to Section 8.3(a) hereof (if all conditions thereto have been satisfied) (i) on the date of termination of this Agreement by the Company, (ii) not later than five Business Days after termination of this Agreement by the Parent, or (iii) in the case of a fee payable pursuant to Section 8.3(a)(ii), prior to the earlier of the execution of the definitive agreement with respect to, and the consummation of the transaction contemplated by, the applicable Acquisition Proposal.

   8.4. No Penalty; Costs of Collection. The Company acknowledges that the agreements contained in Section 8.3 are an integral part of the transactions contemplated by this Agreement and are not a penalty, and that, without these agreements, the Parent would not enter into this Agreement. If the Company fails to pay promptly the fee due pursuant to Section 8.3, the Company will also pay to the Parent the Parent's reasonable costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fee under Section 8.3, accruing from its due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending rate quoted by Wells Fargo Bank Minnesota, N.A.; provided, however, that the Parent will pay to the Company the Company's reasonable costs and expenses (including legal fees and expenses) incurred in connection with any such legal action if the Parent's claims against the Company in such legal action do not prevail. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate.

                                  ARTICLE 9.

                              GENERAL PROVISIONS

   9.1. Non-Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate delivered pursuant to this Agreement by any person will terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that this Section
9.1 will not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Sections 6.6, 6.11, 8.2, 8.3, 8.4 and
Article 9.

   9.2. Amendment and Modification. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration to be received by the stockholders of the Company pursuant to the Merger or otherwise adversely affect the rights of the Company's stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

   9.3.  Waiver.  At any time prior to the Effective Time, any party hereto may
(a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

   9.4. Notices. All notices and other communications hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder must be delivered as set forth below, or pursuant to instructions as may be designated in writing by the party to receive such notice:

      (a) if to the Parent or Merger Sub, to it at:

             Medtronic, Inc.
             World Headquarters
             710 Medtronic Parkway, N.E.
             Minneapolis, Minnesota 55432-5604

             with separate copies thereof addressed to:

             Attention: General Counsel
             Fax: (763) 572-5459

             And

             Attention: Vice President and Chief Development Officer
             Fax: (763) 505-2542

      (b) If to the Company, to it at:

             VidaMed, Inc.
             46107 Landing Parkway
             Fremont, California 94538
             Fax: (510) 492-4999
             Attention: President

             with a copy (which will not constitute notice) to:

             Oppenheimer Wolff & Donnelly LLP
             1400 Page Mill Road
             Palo Alto, California 94304
             Fax: (650) 320-4100
             Attention: Tom C. Thomas

   9.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party will be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

   9.6. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder, except that Article 3 and Section 6.13 of this Agreement will inure to the benefit of the persons identified therein.

   9.7. Governing Law. This Agreement will be construed in accordance with and governed by the law of the State of Delaware (without giving effect to choice of law principles thereof).

   9.8. Submission to Jurisdiction; Waivers. Each of the Parent, Merger Sub and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns will be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the Parent, Merger Sub and the

Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the Parent, Merger Sub and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts and (d) any right to a trial by jury.

   9.9. Knowledge. As used in this Agreement or the instruments, certificates or other documents required hereunder, the term "knowledge" of an entity will mean knowledge actually possessed by any director or executive officer of such entity.

   9.10. Interpretation. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." The table of contents, article and section headings contained in this Agreement are inserted for reference purposes only and will not affect the meaning or interpretation of this Agreement. This Agreement will be construed without regard to any presumption or other rule requiring the resolution of any ambiguity regarding the interpretation or construction hereof against the party causing this Agreement to be drafted.

   9.11. Publicity. Upon execution of this Agreement by the Parent, Merger Sub, and the Company, the parties will jointly issue a press release, as agreed upon by them. The parties intend that all future statements or communications to the public or press regarding this Agreement or the Merger will be mutually agreed upon by them and neither party will, without such mutual agreement or the prior consent of the other, issue any statement or communication to the public or to the press regarding this Agreement, or any of the terms, conditions, or other matters with respect to this Agreement, except as required by law or the rules of the NYSE or Nasdaq and then only (a) upon the advice of such party's legal counsel; (b) to the extent required by law or the rules of the NYSE or Nasdaq; and (c) following prior notice to the other party and an opportunity for the other party to discuss with the disclosing party (which notice will include a copy of the proposed statement or communication to be issued to the press or public). The foregoing will not restrict the Parent's or the Company's communications with their respective employees or customers in the ordinary course of business.

   9.12. Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Company Disclosure Schedule, the Note and the Confidentiality Agreement referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and the understandings between the parties with respect to such subject matter. No discussions regarding or exchange of drafts or comments in connection with the transactions contemplated herein will constitute an agreement among the parties hereto. Any agreement among the parties will exist only when the parties have fully executed and delivered this Agreement.

   9.13. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

   9.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

                 [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          MEDTRONIC, INC.

                                          By: Michael D. Ellwein
                                          Its: Vice President and Chief
                                            Development Officer

                                          VIDAMED ACQUISITION CORP.

                                          By: Michael D. Ellwein
                                          Its: Vice President

                                          VIDAMED, INC.

                                          By: Randy D. Lindholm
                                          Its: Chairman, President and Chief
                                               Executive Officer

                                                                     APPENDIX B

December 5, 2001

Board of Directors
VidaMed, Inc.
46107 Landing Parkway
Fremont, California 94538

Members of the Board of Directors:

   You have requested our opinion as to the fairness from a financial point of view to the holders of outstanding shares of common stock, par value $0.001 per share (the "Common Stock") of VidaMed, Inc. (the "Company"), other than the Purchaser (as defined below) and its affiliates, of the Merger Consideration (as defined below) provided for in connection with the proposed merger contemplated by an Agreement and Plan of Merger, to be dated as of December 5, 2001 (the "Agreement"), among the Company, Medtronic, Inc. (the "Purchaser") and VidaMed Acquisition Corp. ("Merger Sub"). Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the "Merger"), the Company will become a wholly-owned subsidiary of the Purchaser, and holders of the Company's outstanding shares of Common Stock other than Purchaser and its affiliates and holders of Common Stock that hold shares as to which appraisal rights have been perfected, will have each of their shares of Common Stock (together with the associated Company Right (as defined in the Agreement)) converted into the right to receive $7.91 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set out in the Agreement.

   For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other business and financial information of the Company and the Purchaser, respectively;

   (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company;

  (iii) analyzed certain financial forecasts prepared by the management of the Company;

   (iv) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company;

    (v) reviewed the reported prices and trading activity for the Common Stock;

   (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other publicly traded companies we deemed relevant;

  (vii) compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

 (viii) participated in discussions and negotiations among representatives of the Company and the Purchaser and their financial and legal advisors;

   (ix) reviewed the December 3, 2001 draft of the Agreement and certain related documents; and

    (x) performed such other analyses and considered such other factors as we have deemed appropriate.

   We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. We have assumed that the final executed Agreement will be identical in all material respects to the latest draft of the Agreement reviewed by us, and that the Merger will be consummated as provided in the Agreement, with full satisfaction of all covenants and conditions and without any waivers thereof.

   We were not requested to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

   We have acted as exclusive financial advisor to the board of directors of the Company in connection with this transaction and will receive a fee for our services, including a fee, which is contingent upon the consummation of the Merger. In the past, Banc of America Securities LLC or its affiliates have provided financial advisory and financing services for the Purchaser and have received fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, is an agent and lender under the Purchaser's senior credit facility. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and the Purchaser for our own account or for the accounts of customers and, accordingly, we or our affiliates may at any time hold long or short positions in such securities.

   It is understood that this letter is for the benefit and use of the Board of Directors of the Company in connection with and for purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise, or reaffirm this opinion. In addition, BAS expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting held in connection with the Merger.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Merger Consideration is fair from a financial point of view to the holders of the Common Stock, other than the Purchaser and its affiliates.

                                          Very truly yours,

                                          BANC OF AMERICA SECURITIES LLC

                                                                     APPENDIX C

                       DELAWARE GENERAL CORPORATION LAW

Section 262.  Appraisal Rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to (S) 228 or
   (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                 [LOGO] VIDAMED

                This Proxy is solicited by the Board of Directors

     The undersigned hereby appoints Randy D. Lindholm and John F. Howe, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of VidaMed, Inc. held of record by the undersigned
on      , 2002, at the Special Meeting of Stockholders to be held on       ,
2002, or any adjournment thereof.

[X] Please mark your votes as in this example.

1. Proposal to approve and adopt the Agreement and Plan of Merger dated as of December 5, 2001 among VidaMed, Inc., Medtronic, Inc. and VidaMed Acquisition Corp.

          [_]     FOR           [_]     AGAINST           [_]      ABSTAIN


2. In their discretion, the Proxies are authorized to vote upon such other business, as may properly come before the meeting.

          [_]     FOR           [_]     WITHHELD


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE NOTE THAT PROXIES RECEIVED WHICH VOTE AGAINST THE MERGER WILL NOT BE VOTED FOR ADJOURNMENT OF THE MEETING FOR THE PURPOSE OF CONTINUING TO SOLICIT PROXIES TO APPROVE THE MERGER.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                 , 2002
      -----------------



                                  Signature
                                           ------------------------------------

                                  Signature if held jointly
                                                           --------------------


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.